Exhibit 4.1

EXECUTION VERSION

EPR PROPERTIES

$340,000,000

4.35% Series A Guaranteed Senior Notes due August 22, 2024
4.56% Series B Guaranteed Senior Notes due August 22, 2026

______________

NOTE PURCHASE AGREEMENT

______________

Dated as of August 1, 2016

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Section 12.2.	Other Remedies	36
Section 12.3.	Rescission	36
Section 12.4.	No Waivers or Election of Remedies, Expenses, Etc	37
13.	Section 13. ...........................Registration; Exchange; Substitution of Notes	37
Section 13.1.	Registration of Notes	37
Section 13.2.	Transfer and Exchange of Notes	37
Section 13.3.	Replacement of Notes	38
14.	Section 14. ......................................................................Payments on Notes	38
Section 14.1.	Place of Payment	38
Section 14.2.	Payment by Wire Transfer	38
Section 14.3.	FATCA Information	39
15.	Section 15. ..............................................................................Expenses, Etc	39
Section 15.1.	Transaction Expenses	39
Section 15.2.	Certain Taxes	40
Section 15.3.	Survival	40
16.	Section 16. .Survival of Representations and Warranties; Entire Agreement	40
17.	Section 17. ..............................................................Amendment and Waiver	40
Section 17.1.	Requirements	40
Section 17.2.	Solicitation of Holders of Notes	41
Section 17.3.	Binding Effect, Etc	41
Section 17.4.	Notes Held by Company, Etc	42
18.	Section 18. ........................................................................................Notices	42
19.	Section 19. .......................................................Reproduction of Documents	42
20.	Section 20. ............................................................Confidential Information	43
21.	Section 21. ............................................................Substitution of Purchaser	44
22.	Section 22. .............................................................................Miscellaneous	44
Section 22.1.	Successors and Assigns	44
Section 22.2.	Accounting Terms	45
Section 22.3.	Severability	45
Section 22.4.	Construction, Etc	45
Section 22.5.	Counterparts	46
Section 22.6.	Governing Law	46
Section 22.7.	Jurisdiction and Process; Waiver of Jury Trial	46
23.	Signature........................................................................................................	48

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SCHEDULE A	—	Defined Terms
SCHEDULE 1(a)	—	Form of 4.35% Series A Guaranteed Senior Note due August 22, 2024
SCHEDULE 1(b)	—	Form of 4.56% Series B Guaranteed Senior Note due August 22, 2026
SCHEDULE 4.4(a)	—	Form of Opinion of Special Counsel for the Company and the Subsidiary Guarantors
SCHEDULE 4.4(b)	—	Form of Opinion of Special Counsel for the Purchasers
SCHEDULE 5.3	—	Disclosure Materials
SCHEDULE 5.4	—	Subsidiaries of the Company and Ownership of Subsidiary Stock
SCHEDULE 5.5	—	Financial Statements
SCHEDULE 5.10	—	Real Properties
SCHEDULE 5.15	—	Existing Indebtedness
PURCHASER SCHEDULE	—	Information Relating to Purchasers
EXHIBIT 9.9(a)(2)(ii)	—	Form of Officer’s Certificate of a New Subsidiary Guarantor
EXHIBIT ERE	—	Eligible Real Estate Representations
EXHIBIT SGA	—	Form of Subsidiary Guaranty Agreement

EPR PROPERTIES
909 Walnut Street, Suite 200
Kansas City, MO 64106
(E-mail craige@eprkc.com)
4.35% Series A Guaranteed Senior Notes due August 22, 2024
4.56% Series B Guaranteed Senior Notes due August 22, 2026

Dated as of August 1, 2016
TO EACH OF THE PURCHASERS LISTED IN
    THE PURCHASER SCHEDULE HERETO:
Ladies and Gentlemen:
EPR PROPERTIES, a Maryland real estate investment trust (the “Company”), agrees with each of the Purchasers as follows:

Section 1.	AUTHORIZATION OF NOTES.
The Company will authorize the issue and sale of $340,000,000 aggregate principal amount of its Guaranteed Senior Notes, of which $148,000,000 aggregate principal amount shall be its 4.35% Series A Guaranteed Senior Notes due August 22, 2024 (the “Series A Notes”) and $192,000,000 aggregate principal amount shall be its 4.56% Series B Guaranteed Senior Notes due August 22, 2026 (the “Series B Notes”; the Series A Notes and the Series B Notes are hereinafter referred to collectively as the “Notes”). The Series A Notes and the Series B Notes shall be substantially in the forms set out in Schedule 1(a) and Schedule 1(b), respectively. Certain capitalized and other terms used in this Agreement are defined in Schedule A and, for purposes of this Agreement, the rules of construction set forth in Section 22.4 shall govern.

SECTION 2.	SALE AND PURCHASE OF NOTES; GUARANTIES.
Section 2.1.    Sale and Purchase of Notes. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes of the series and in the principal amount specified opposite such Purchaser’s name in the Purchaser Schedule at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.
Section 2.2.    Guaranties. The obligations of the Company hereunder and under the Notes are unconditionally and irrevocably guaranteed by each Subsidiary Guarantor pursuant to that certain Subsidiary Guaranty Agreement to be dated as of the date of the Closing (the “Subsidiary Guaranty Agreement”) substantially in the form of Exhibit SGA.

SECTION 3.	EXECUTION; CLOSING.
The execution and delivery of this Agreement shall occur on August 1, 2016 (the “Execution Date”). The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Schiff Hardin LLP, 666 Fifth Avenue, 17th Floor, New York, New York 10103, at 11:00 a.m., New York, New York time, at a closing (the “Closing”) on August 22, 2016. At the Closing, the Company will deliver to each Purchaser the Notes of each series to be purchased by such Purchaser in the form of a single Note of such series (or such greater number of Notes of such series in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer to the account of the Company set forth in the funding instructions delivered by the Company pursuant to Section 4.10. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure by the Company to tender such Notes or any of the conditions specified in Section 4 not having been fulfilled to such Purchaser’s satisfaction.

SECTION 4.	CONDITIONS TO CLOSING.
Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:
Section 4.1.    Representations and Warranties.
(a)    Representations of Warranties of the Company. The representations and warranties of the Company in this Agreement shall be correct when made and at the Closing.
(b)    Representations and Warranties of each Subsidiary Guarantor. The representations and warranties of each Subsidiary Guarantor in the Subsidiary Guaranty Agreement shall be correct when made and at the Closing.
Section 4.2.    Performance; No Default. The Company and each Subsidiary Guarantor shall have performed and complied with all agreements and conditions contained in this Agreement and the Subsidiary Guaranty Agreement required to be performed or complied with by it prior to or at the Closing. Before and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 had such Section applied since such date.
Section 4.3.    Compliance Certificates.

(a)    Officer’s Certificate of the Company. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.
(b)    Secretary’s Certificate of the Company. The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to (1) the resolutions attached thereto and other trust proceedings relating to the authorization, execution and delivery of the Notes and this Agreement and (2) the Company’s organizational documents as then in effect.
(c)    Officer’s Certificate of each Subsidiary Guarantor. Each Subsidiary Guarantor shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying as to such Subsidiary Guarantor that the conditions specified in Sections 4.1(b), 4.2 and 4.9 have been fulfilled.
(d)    Secretary’s Certificate of each Subsidiary Guarantor. Each Subsidiary Guarantor shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to (1) the resolutions attached thereto and other corporate, limited liability company, partnership or trust proceedings relating to the authorization, execution and delivery of the Subsidiary Guaranty Agreement and (2) such Subsidiary Guarantor’s organizational documents as then in effect.
Section 4.4.    Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Stinson Leonard Street LLP, counsel for the Company, in the form set forth in Schedule 4.4(a) (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers) and (b) from Schiff Hardin LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Schedule 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.
Section 4.5.    Purchase Permitted By Applicable Law, Etc. On the date of the Closing, such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the Execution Date. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate of the Company certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.
Section 4.6.    Sale of Other Notes. Contemporaneously with the Closing, the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in the Purchaser Schedule.

Section 4.7.    Payment of Special Counsel Fees. Without limiting Section 15.1, the Company shall have paid on or before the Execution Date and the date of the Closing the reasonable fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4(b) to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to such date.
Section 4.8.    Private Placement Numbers. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each series of the Notes.
Section 4.9.    Changes in Corporate Structure; Change of Control. Neither the Company nor any Subsidiary Guarantor shall have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5, except, after the Execution Date, as permitted under Section 10.2. No Change of Control of the Company or Control Event shall have occurred.
Section 4.10.    Funding Instructions. At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer of the Company on letterhead of the Company directing the manner of the payment of the purchase price for the Notes and setting forth (a) the name and address of the transferee bank, (b) such transferee bank’s ABA number and (c) the account name and number into which the purchase price for the Notes is to be deposited.
Section 4.11.    Subsidiary Guaranty Agreement. Such Purchaser shall have received a copy of the Subsidiary Guaranty Agreement which shall have been duly authorized, executed and delivered by each Person then required to be a Subsidiary Guarantor.
Section 4.12.    Bank Credit Agreement. Such Purchaser shall have received a copy of the Bank Credit Agreement as in effect on the date of the Closing, which copy shall be certified as true, correct and complete and which certificate shall identify each Additional Covenant then in effect therein.
Section 4.13.    Proceedings and Documents. All trust and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

SECTION 5.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
The Company represents and warrants to each Purchaser on the Execution Date and on the date of the Closing that:
Section 5.1.    Organization; Power and Authority.

(a)    The Company is a real estate investment trust duly formed, validly existing and in good standing under the laws of the State of Maryland, and is duly qualified as a foreign legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the trust power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.
(b)    Each Subsidiary Guarantor is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Subsidiary Guarantor has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact and to execute and deliver the Subsidiary Guaranty Agreement and to perform the provisions thereof.
Section 5.2.    Authorization, Etc.
(a)    This Agreement and the Notes have been duly authorized by all necessary trust action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(b)    The Subsidiary Guaranty Agreement has been duly authorized by all necessary corporate or other action on the part of each Subsidiary Guarantor, and the Subsidiary Guaranty Agreement constitutes a legal, valid and binding obligation of each Subsidiary Guarantor enforceable against each Subsidiary Guarantor in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
Section 5.3.    Disclosure. The Company, through its agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Capital Inc., has delivered to each Purchaser a copy of a Private Placement Memorandum, dated July 2016 (the “Memorandum”), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business of the Company and its Subsidiaries. This Agreement, the Memorandum, the financial statements listed in Schedule 5.5 and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company prior to July 22, 2016 in connection with the transactions contemplated hereby and identified in Schedule 5.3 (this Agreement, the Memorandum and such documents, certificates or other writings and such financial statements delivered to each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided that, with respect to projections, estimates and other forward-looking information, the Company represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time. Except as disclosed in the Disclosure Documents, since December 31, 2015, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.
Section 5.4.    Organization and Ownership of Shares of Subsidiaries; Affiliates.
(a)    Schedule 5.4 contains (except as noted therein) complete and correct lists of (1) the Company’s Subsidiaries, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar Equity Interests outstanding owned by the Company and each other Subsidiary (including the identity of each such owner) and, if such Subsidiary is not a Wholly-Owned Subsidiary, to the Company’s knowledge, the identity of the holders of the other shares or similar Equity Interests, and whether such Subsidiary is a Subsidiary Guarantor, (2) the Company’s Affiliates, other than Subsidiaries, and (3) the Company’s directors and senior officers.
(b)    All of the outstanding shares of capital stock or similar Equity Interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of any Lien that is prohibited by this Agreement and with the unencumbered right to vote such shares or other Equity Interests.
(c)    Each Subsidiary (other than a Subsidiary Guarantor) is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other entity power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(d)    No Subsidiary is subject to any legal, regulatory, contractual or other restriction (other than the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar Equity Interests of such Subsidiary.
Section 5.5.    Financial Statements; Material Liabilities. The Company has delivered to each Purchaser copies of the Consolidated financial statements of the Company listed on Schedule 5.5. All of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the Consolidated financial position of the Company as of the respective dates specified in such Schedule and the Consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments and the absence of footnote disclosures). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed in the Disclosure Documents.
Section 5.6.    Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by (a) the Company of this Agreement and the Notes and (b) each Subsidiary Guarantor of the Subsidiary Guaranty Agreement will not (1) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, organizational document, shareholders agreement or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (2) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (3) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.
Section 5.7.    Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by (a) the Company of this Agreement or the Notes or (b) any Subsidiary Guarantor of the Subsidiary Guaranty Agreement.
Section 5.8.    Litigation; Observance of Agreements, Statutes and Orders.
(a)    There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)    Neither the Company nor any Subsidiary is (1) in default under any agreement or instrument to which it is a party or by which it is bound, (2) in violation of any order,

judgment, decree or ruling of any court, any arbitrator of any kind or any Governmental Authority or (3) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 5.9.    Taxes.
(a)    The Company and its Subsidiaries have filed all federal, state and other tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (1) the amount of which, individually or in the aggregate, is not Material, (2) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP or (3) that are payable by a tenant or mortgagor pursuant to the applicable Lease, EPR Senior Property Loan Document or other applicable lease or mortgage document with respect to the relevant party. The Company knows of no basis for any other tax or assessment that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of U.S. federal, state or other taxes for all fiscal periods are adequate. The U.S. federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 2011.
(b)    The Company is qualified for taxation as a REIT. Each Subsidiary of the Company is either (1) a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code, (2) a REIT, (3) a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code, (4) a partnership under Treasury Regulation Section 301.7701-3 or (5) an entity disregarded as a separate entity from its owner under Treasury Regulation Section 301.7701-3.
Section 5.10.    Title to Property; Leases. Schedule 5.10 is a complete and correct listing of all real property owned or leased by the Company and its Subsidiaries or with respect to which the Company or one of its Subsidiaries holds an EPR Senior First Mortgage or similar mortgage, and such listing identifies each such property that is then part of the Unencumbered Pool. The Company and its Subsidiaries have good, marketable and legal title to, or a valid leasehold interest in, or, in the case of real estate subject to an EPR Senior First Mortgage or similar mortgage, a valid mortgage lien on, its respective assets. There are no Liens against any assets of the Company or any Subsidiary except for Permitted Liens. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.
Section 5.11.    Licenses, Permits, Etc.

(a)    The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.
(b)    To the knowledge of the Company, no product or service of the Company or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.
(c)    To the knowledge of the Company, there is no violation by any Person of any right of the Company or any of its Subsidiaries with respect to any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries, except where such violation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 5.12.    Compliance with Employee Benefit Plans.
(a)    The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material.
(b)    The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The present value of the accrued benefit liabilities (whether or not vested) under each Non-U.S. Plan that is funded, determined as of the end of the Company’s most recently ended fiscal year on the basis of reasonable actuarial assumptions, did not exceed the current value of the assets of such Non-U.S. Plan allocable to such benefit liabilities. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c)    The Company and its ERISA Affiliates have not incurred (1) withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material or (2) any obligation in connection with the termination of or withdrawal from any Non-U.S. Plan that individually or in the aggregate are Material.
(d)    The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.
(e)    The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.3 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.
(f)    All Non-U.S. Plans have been established, operated, administered and maintained in compliance with all laws, regulations and orders applicable thereto, except where failure so to comply could not be reasonably expected to have a Material Adverse Effect. All premiums, contributions and any other amounts required by applicable Non-U.S. Plan documents or applicable laws to be paid or accrued by the Company and its Subsidiaries have been paid or accrued as required, except where failure so to pay or accrue could not be reasonably expected to have a Material Adverse Effect.
Section 5.13.    Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes, the Subsidiary Guaranty Agreement or any similar Securities for sale to, or solicited any offer to buy the Notes, the Subsidiary Guaranty Agreement or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 70 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes or the delivery of the Subsidiary Guaranty Agreement to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.
Section 5.14.    Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes hereunder as set forth in the Memorandum. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said

Board (12 CFR 220). Margin stock does not constitute more than 25% of the value of the Consolidated assets of the Company and the Company does not have any present intention that margin stock will constitute more than 25% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.
Section 5.15.    Existing Indebtedness; Future Liens.
(a)    Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of June 30, 2016 (including a description of the borrower, the original lender therefor and the outstanding principal balance thereof, a general description of the primary collateral therefor, and a description of any Guaranty (other than any Bad Boy Guaranty) thereof), since which date there has been no Material change in the amounts, interest rates (other than (1) changes in line of credit balances arising in the ordinary course of business of the Company or a Subsidiary and (2) with respect to variable interest rates, changes in the underlying index rates), sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.
(b)    Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness or to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien except for Permitted Liens.
(c)    Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company or any Subsidiary Guarantor, except as disclosed in Schedule 5.15.
Section 5.16.    Foreign Assets Control Regulations, Etc.
(a)    Neither the Company nor any Controlled Entity (1) is a Blocked Person, (2) has been notified that its name appears or may in the future appear on a State Sanctions List or (3) is a target of sanctions that have been imposed by the United Nations or the European Union.

(b)    Neither the Company nor any Controlled Entity (1) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (2) to the Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.
(c)    No part of the proceeds from the sale of the Notes hereunder:
(1)    constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (i) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (ii) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (iii) otherwise in violation of any U.S. Economic Sanctions Laws;
(2)    will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or
(3)    will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.
(d)    The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.
Section 5.17.    Status under Certain Statutes. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, the Public Utility Holding Company Act of 2005, the ICC Termination Act of 1995, or the Federal Power Act.
Section 5.18.    Environmental Matters.
(a)    Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim and no proceeding has been instituted asserting any claim against the Company or any of its Subsidiaries or any of their respective real properties or other assets now or formerly owned, leased or operated by any of them, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.
(b)    Neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(c)    Neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(d)    Neither the Company nor any Subsidiary has disposed of any Hazardous Materials in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(e)    To the knowledge of the Company, all Buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
Section 5.19.    Solvency. Each of the Subsidiary Guarantors is Solvent.
Section 5.20.    Unencumbered Pool. Each Unencumbered Property included in calculations of the Unencumbered Asset Value satisfies all of the requirements for being in the Unencumbered Pool.

SECTION 6.	REPRESENTATIONS OF THE PURCHASERS.
Section 6.1.    Purchase for Investment. Each Purchaser severally represents on the Execution Date and on the date of the Closing that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.
Section 6.2.    Accredited Investor. Each Purchaser severally represents on the Execution Date and on the date of the Closing that it is an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others are also “accredited investors”). Each Purchaser further severally represents on the Execution Date and on the date of the Closing that such Purchaser has had the opportunity to ask questions of the Company and received answers concerning the terms and conditions of the sale of the Notes.

Section 6.3.    Source of Funds. Each Purchaser severally represents on the Execution Date and on the date of the Closing that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:
(a)    the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or
(b)    the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or
(c)    the Source is either (1) an insurance company pooled separate account, within the meaning of PTE 90-1 or (2) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or
(d)    the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a Person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (1) the identity of such QPAM and (2) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or
(e)    the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a Person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (1) the identity of such INHAM and (2) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or
(f)    the Source is a governmental plan; or
(g)    the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or
(h)    the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.
As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 7.	INFORMATION AS TO COMPANY
Section 7.1.    Financial and Business Information. The Company shall deliver to each Purchaser and each holder of a Note that is an Institutional Investor:
(a)    Quarterly Statements — within 60 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of the Company’s Quarterly Report on Form 10‑Q (the “Form 10‑Q”) with the SEC regardless of whether the Company is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under the Bank Credit Agreement or any Bonds (or, if at such time no Bank Credit Agreement exists, any Material Credit Facility) or the date on which such corresponding financial statements are delivered under any such agreement if such delivery occurs earlier than such required delivery date) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,
(1)    a Consolidated balance sheet of the Company as at the end of such quarter, and

(2)    Consolidated statements of income, changes in capital and cash flows of the Company for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer of the Company as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments and the absence of footnote disclosures;
(b)    Annual Statements — within 105 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of the Company’s Annual Report on Form 10‑K (the “Form 10‑K”) with the SEC regardless of whether the Company is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under the Bank Credit Agreement or any Bonds (or, if at such time no Bank Credit Agreement exists, any Material Credit Facility) or the date on which such corresponding financial statements are delivered under any such agreement if such delivery occurs earlier than such required delivery date) after the end of each fiscal year of the Company, duplicate copies of,
(1)    a Consolidated balance sheet of the Company as at the end of such year, and
(2)    Consolidated statements of income, changes in capital and cash flows of the Company for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based) of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances;
(c)    SEC and Other Reports — promptly upon their becoming available, one copy of (1) each financial statement, report, notice, proxy statement or similar document sent by the Company or any Subsidiary (i) to its creditors under any Material Credit Facility (excluding information sent to such creditors in the ordinary course of administration of a credit facility, such as information relating to pricing and borrowing availability) or (ii) to its public Securities holders generally, and (2) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such Purchaser or holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;
(d)    Notice of Default or Event of Default — promptly, and in any event within five days after a Responsible Officer of the Company becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;
(e)    Employee Benefits Matters — promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:
(1)    with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof;
(2)    the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;
(3)    any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect; or
(4)    receipt of notice of the imposition of a Material financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans;
(f)    Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Governmental Authority relating to any Applicable Law that could reasonably be expected to have a Material Adverse Effect;

(g)    Resignation or Replacement of Independent Auditors — within 10 days following the date on which the Company’s independent auditors resign or the Company elects to change independent auditors, as the case may be, notification thereof, together with such further information as the Required Holders may reasonably request;
(h)    Statements of NOI for Unencumbered Properties — concurrently with the delivery of each certificate required by Section 7.2, copies of the statement summarizing the Unencumbered Property Net Operating Income covered by such certificate on a trailing four-quarter basis for each of the Unencumbered Properties, prepared on a basis consistent with the statement furnished to the Purchasers prior to the Execution Date, together with a certification by a Senior Financial Officer of the Company that the information contained in such statement fairly presents the Unencumbered Property Net Operating Income of the Unencumbered Properties for such period, provided that the delivery to such Purchaser or holder within the time period specified above of the compliance certificate then required under the Bank Credit Agreement shall be deemed to satisfy this clause (h);
(i)    Exhibitor’s EBITDAR — as soon as is reasonably practicable, but in any event not later than 45 days after the end of each fiscal quarter (including the fourth quarter), a statement of Exhibitor’s EBITDAR for the trailing four quarters, provided that the delivery to such Purchaser or holder within the time period specified above of the compliance certificate then required under the Bank Credit Agreement shall be deemed to satisfy this clause (i);
(j)    Change in Rating — promptly after any Rating Agency shall have announced a change in the rating established or deemed to have been established for the Index Debt, written notice of such rating change; and
(k)    Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries (including actual copies of the Company’s Form 10‑Q and Form 10‑K) or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such Purchaser or holder of a Note.
Section 7.2.    Officer’s Certificate. Each set of financial statements delivered to a Purchaser or a holder of a Note pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer of the Company:
(a)    Covenant Compliance — setting forth the information from such financial statements that is required in order to establish whether the Company was in compliance with the requirements of Section 10.6 and each Additional Covenant during the quarterly or annual period covered by the financial statements then being furnished (including with respect to each such provision that involves mathematical calculations, the information from such financial statements that is required to perform such calculations) and detailed calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Section or Additional Covenant, and the calculation of the amount, ratio or percentage then in existence. In the event that the Company or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 22.2) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election;
(b)    Event of Default — certifying that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto; and
(c)    Subsidiary Guarantors — certifying that each Subsidiary that is required to be a Subsidiary Guarantor pursuant to Section 9.9 is a Subsidiary Guarantor, as of the date of such certificate of such Senior Financial Officer, and describing any changes to the composition of the Subsidiary Guarantor group, if any, during the quarterly or annual period covered by the statements then being furnished.
Section 7.3.    Visitation. The Company shall permit the representatives of each Purchaser and each holder of a Note that is an Institutional Investor:
(a)    No Default — if no Default or Event of Default then exists, at the expense of such Purchaser or holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary to the extent any such right to visit is within the control of such Person, all at such reasonable times and as often as may be reasonably requested in writing; and
(b)    Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary to the extent any such right to visit is within the control of such Person, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

Section 7.4.    Electronic Delivery. Financial statements, opinions of independent certified public accountants, other information and Officer’s Certificates that are required to be delivered by the Company pursuant to Sections 7.1(a), (b) or (c) and Section 7.2 shall be deemed to have been delivered if the Company satisfies any of the following requirements with respect thereto:
(a)    such financial statements satisfying the requirements of Section 7.1(a) or (b) and related Officer’s Certificate satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c) are delivered to each Purchaser or holder of a Note by e-mail at the e-mail address set forth in such Purchaser’s or holder’s Purchaser Schedule or as communicated from time to time in a separate writing delivered to the Company;
(b)    the Company shall have timely filed such Form 10–Q or Form 10–K, satisfying the requirements of Section 7.1(a) or Section 7.1(b), as the case may be, with the SEC on EDGAR and shall have made such form and the related Officer’s Certificate satisfying the requirements of Section 7.2 available on its home page on the internet, which is located at http://eprkc.com as of the Execution Date, or, with respect to the related Officer’s Certificate, made such Officer’s Certificate available in compliance with Section 7.4(a) or Section 7.4(c);
(c)    such financial statements satisfying the requirements of Section 7.1(a) or Section 7.1(b) and related Officer’s Certificate satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c) are timely posted by or on behalf of the Company on IntraLinks or on any other similar website to which each Purchaser and each holder of Notes has free access, or, with respect to the related Officer’s Certificate, made such Officer’s Certificate available in compliance with Section 7.4(a); or
(d)    the Company shall have timely filed or furnished any of the items referred to in Section 7.1(c) with the SEC on EDGAR and shall have made such items available on its home page on the internet or on IntraLinks or on any other similar website to which each Purchaser and each holder of Notes has free access;
provided however, that in no case shall access to such financial statements, other information and Officer’s Certificates be conditioned upon any waiver or other agreement or consent (other than confidentiality provisions consistent with Section 20 of this Agreement); provided further, that in the case of any of clauses (b), (c) or (d), the Company shall have given each Purchaser and each holder of a Note substantially contemporaneous written notice, which may be by e-mail or in accordance with Section 18, of such posting or filing in connection with each delivery, provided further, that upon request of any Purchaser or holder to receive paper copies of such forms, financial statements, other information and Officer’s Certificates or to receive them by e-mail, the Company will promptly e-mail them or deliver such paper copies, as the case may be, to such Purchaser or holder.

SECTION 8.	PAYMENT AND PREPAYMENT OF THE NOTES.

Section 8.1.    Maturity. As provided therein, the entire unpaid principal balance of each Note shall be due and payable on the Maturity Date thereof.
Section 8.2.    Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount.  The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 10 days and not more than 60 days prior to the date fixed for such prepayment unless the Company and the Required Holders agree to another time period pursuant to Section 17. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer of the Company as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer of the Company specifying the calculation of such Make-Whole Amount as of the specified prepayment date.
Section 8.3.    Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.
Section 8.4.    Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.
Section 8.5.    Purchase of Notes. The Company will not, and will not permit any Affiliate to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 10 Business Days. If the holders of more than 50% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment or prepayment of Notes pursuant to this Agreement and no Notes may be issued in substitution or exchange for any such Notes.
Section 8.6.    Make-Whole Amount.
The term “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:
“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.
“Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (a) 0.50% plus (b) the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (1) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (2) interpolating linearly between the “Ask Yields” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (i) closest to and greater than such Remaining Average Life and (ii) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.
If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (x) 0.50% plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called

Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (A) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (B) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.
“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (1) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (2) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1.
“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
Section 8.7.    Offer to Prepay Notes in the Event of a Change in Control.
(a)    Notice of Change in Control or Control Event. The Company will, within five Business Days after any Responsible Officer of the Company has knowledge of the occurrence of any Change in Control or, to the extent such information has been disclosed to the public generally, any Control Event, give written notice of such Change in Control or Control Event to each holder of Notes unless notice in respect of such Change in Control (or the Change in Control contemplated by such Control Event) shall have been given pursuant to Section 8.7(b). If a Change in Control has occurred, such notice shall contain and constitute an offer by the Company to prepay Notes as described in Section 8.7(c) and shall be accompanied by the certificate described in Section 8.7(g).
(b)    Condition to Company Action. The Company will not take any action that consummates or finalizes a Change in Control unless (1) at least 30 days prior to such action the Company shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in Section 8.7(c), accompanied by the certificate described in Section 8.7(g), and (2) contemporaneously with such action, the Company prepays all Notes required to be prepaid in accordance with this Section 8.7. Notwithstanding the foregoing, the Company shall not be required to give any notice pursuant to this Section 8.7(b) or to forbear taking any action that consummates or finalizes a Change in Control required by this Section 8.7(b) unless the information regarding such Change in Control to be contained in such notice shall have been disclosed to the public generally (and in such event the Company shall instead give the notice specified in Section 8.7(a) in respect of such Change in Control and the offer to prepay the Notes shall instead also be in accordance with Section 8.7(a)).
(c)    Offer to Prepay Notes. The offer to prepay Notes contemplated by Sections 8.7(a) and (b) shall be an offer to prepay, in accordance with and subject to this Section 8.7, all, but not less than all, Notes held by each holder on a date specified in such offer (the “Change in Control Proposed Prepayment Date”). If such Change in Control Proposed Prepayment Date is in connection with an offer contemplated by Section 8.7(a), such date shall be a Business Day not less than 30 days and not more than 60 days after the date of such offer (or if the Change in Control Proposed Prepayment Date shall not be specified in such offer, the Change in Control Proposed Prepayment Date shall be the Business Day nearest to the 30th day after the date of such offer).
(d)    Acceptance; Rejection. A holder of Notes may accept or reject the offer to prepay made pursuant to this Section 8.7 by causing a notice of such acceptance or rejection to be delivered to the Company at least five Business Days prior to the Change in Control Proposed Prepayment Date. A failure by a holder of Notes to so respond to an offer to prepay made pursuant to this Section 8.7 shall be deemed to constitute a rejection of such offer by such holder.
(e)    Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.7 shall be at 100% of the principal amount of such Notes, together with accrued and unpaid interest on such Notes accrued to the date of prepayment but without any Make-Whole Amount. The prepayment shall be made on the Change in Control Proposed Prepayment Date, except as provided by Section 8.7(f).
(f)    Deferral Pending Change in Control. The obligation of the Company to prepay Notes pursuant to the offers required by Section 8.7(c) and accepted in accordance with Section 8.7(d) is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made. In the event that such Change in Control does not occur on the Change in Control Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until, and shall be made on the date on which, such Change in Control occurs. The Company shall keep each holder of Notes reasonably and timely informed of (1) any such deferral of the date of prepayment, (2) the date on which such Change in Control and the prepayment are expected to occur and (3) any determination by the Company that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.7 in respect of such Change in Control automatically shall be deemed rescinded without penalty or other liability).
(g)    Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.7 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying (1) the Change in Control Proposed Prepayment Date, (2) that such offer is made pursuant to this Section 8.7 and that failure by a holder to respond to such offer by the deadline established in Section 8.7(d) shall result in such offer to such holder being deemed rejected, (3) the principal amount of each Note offered to be prepaid, (4) the interest that would be due on each Note offered to be prepaid, accrued to the Change in Control Proposed Prepayment Date, (5) that the conditions of this Section 8.7 have been fulfilled and (6) in reasonable detail, the nature and date of the Change in Control of the Company.
(h)    “Change in Control” means the occurrence of any of the following:
(1)    a “change in control” of the Company under the Bank Credit Agreement;
(2)    any Person (including, without limitation, a Person’s Affiliates and associates) or group (as that term is understood under Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations thereunder) shall have acquired after the Execution Date beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of a percentage (based on voting power, in the event different classes of stock shall have different voting powers) of the voting stock of the Company exceeding 50%; or
(3)    as of any date a majority of the trustees or other individuals or entities performing similar functions of the Company consist of individuals or entities who were not either (i) trustees or such similar controlling individuals or entities, as the case may be, of the Company as of the corresponding date of the previous year (provided, however, that the initial trustees or similar controlling individuals or entities for reference purposes of this clause (3)(i) shall be the trustees or similar controlling individuals or entities as of the Execution Date); (ii) selected or nominated to become trustees or similar controlling individuals or entities by the other trustees or similar controlling individuals or entities of the Company of which a majority consisted of individuals or entities described in clause (3)(i) above; or (iii) selected or nominated to become trustees or similar controlling individuals or entities by such trustees or similar controlling individuals or entities of the Company of which a majority consisted of individuals or entities, as the case may be, described in clause (3)(i), above or individuals or entities, as the case may be, described in clause (3)(ii) above.
(i)    “Control Event” means (1) the execution by the Company or any of its Affiliates of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change in Control, (2) the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control or (3) the making of any written offer any Person (including, without limitation, a Person’s Affiliates and associates) or group (as that term is understood under Section 13(d) of the Exchange Act) to the holders of Equity Interests of the Company or of any of its Affiliates, which offer, if accepted by the requisite number of holders, would result in a Change in Control, provided that the acceptance of such offer has been recommended by the Board of Trustees of the Company in a public announcement.
Section 8.8.    Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, (a) except as set forth in clause (b), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (b) any payment of principal of or Make-Whole Amount on any Note (including principal due on the Maturity Date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

SECTION 9.	AFFIRMATIVE COVENANTS.
From the Execution Date until the Closing and thereafter so long as any of the Notes are outstanding, the Company covenants that:
Section 9.1.    Compliance with Laws. Without limiting Section 10.4, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject (including ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16) and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 9.2.    Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated or as required by Applicable Laws; provided that nothing in this Section 9.2 shall impose any obligation on the Company or any of its Subsidiaries to maintain any such insurance to the extent that, pursuant to the terms of the applicable Leases or EPR Senior Property Loan Documents or other applicable lease or mortgage documents, the tenant or mortgagor, as applicable, with respect to the relevant property is obligated to provide any such insurance.

Section 9.3.    Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that nothing in this Section 9.3 shall impose any duty on the Company or any of its Subsidiaries to the extent that, pursuant to the terms of the applicable Leases or EPR Senior Property Loan Documents or other applicable lease or mortgage documents, the tenant or mortgagor, as applicable, with respect to the relevant property is obligated to perform such duties or whereby, pursuant to the terms of such documents, the Company or any of its Subsidiaries does not have the right to access such property or is otherwise prohibited from performing such duties and provided further that this Section 9.3 shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 9.4.    Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need make any such filing or pay any such tax, assessment, charge, levy or claim if (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the non-filing or nonpayment of all such returns, taxes, assessments, charges, levies and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and provided further that nothing in this Section 9.4 shall impose any obligation on the Company or any of its Subsidiaries to file any tax returns, pay any taxes shown thereon or pay and discharge any other taxes, assessments, governmental charges, levies or claims to the extent that, pursuant to the terms of the applicable Leases or EPR Senior Property Loan Documents or other applicable lease or mortgage documents, the tenant or mortgagor, as applicable, with respect to the relevant property is obligated to perform or pay such obligation.
Section 9.5.    Corporate Existence, Etc. The Company will at all times preserve and keep its legal existence in full force and effect. Subject to Sections 10.2, the Company will at all times preserve and keep in full force and effect the corporate or other legal existence of each of its Subsidiaries (unless merged into the Company or a Wholly-Owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate or other legal existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect. Nothing in this Section 9.5 shall prevent the Company or any Subsidiary from dissolving any Subsidiary that does not have any material assets at the time of its dissolution.

Section 9.6.    Books and Records. The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be. The Company will, and will cause each of its Subsidiaries to, keep books, records and accounts which, in reasonable detail, accurately reflect all transactions and dispositions of assets. The Company and its Subsidiaries have devised a system of internal accounting controls sufficient to provide reasonable assurances that their respective books, records, and accounts accurately reflect all transactions and dispositions of assets and the Company will, and will cause each of its Subsidiaries to, continue to maintain such system.
Section 9.7.    REIT Status. The Company will at all times maintain its status as a REIT.
Section 9.8.    Exchange Listing. The Company will maintain at least one class of its common shares having trading privileges on the New York Stock Exchange, the Nasdaq stock market or the American Stock Exchange or which is the subject of price quotations in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System.
Section 9.9.    Subsidiary Guarantors.
(a)    The Company will cause each of its Subsidiaries that (x) owns, leases or has a mortgage interest in property included in the Unencumbered Pool (other than Eligible Canadian Subsidiaries) or (y) guarantees or otherwise becomes liable at any time, whether as a borrower or an additional or co-borrower or otherwise, for or in respect of any Indebtedness under the Bank Credit Agreement or any Bonds (or, if at such time no Bank Credit Agreement exists, any Material Credit Facility) to concurrently therewith:
(1)    execute a supplement to the Subsidiary Guaranty Agreement in the form of Exhibit A thereto (a “Subsidiary Guaranty Supplement”); and
(2)    deliver the following to each holder of a Note:
(i)    an executed counterpart of such Subsidiary Guaranty Supplement;
(ii)    a certificate signed by an authorized Responsible Officer of such Subsidiary containing representations and warranties on behalf of such Subsidiary to the same effect, mutatis mutandis, as those contained in Sections 5.1(b), 5.2(b), 5.6(b), 5.7(b) and 5.19 of this Agreement (but with respect to such Subsidiary, such Subsidiary Guaranty Supplement and the Subsidiary Guaranty Agreement, as the case may be) and in the form attached hereto as Exhibit 9.9(a)(2)(ii);
(iii)    a certificate signed by a secretary or a similar duly authorized officer of such Subsidiary which contains, as exhibits thereto, copies of (A) the unanimous written consent or authorizing resolutions of the board of directors, sole member or other governing body, as applicable, of such Subsidiary with respect to the transactions described in the Subsidiary Guaranty Supplement and the Subsidiary Guaranty Agreement, (B) such Subsidiary’s articles or certificate of organization (or similar constituent document) as then in effect, as evidenced by a certificate dated not less than 30 days before the date of the Subsidiary Guaranty Supplement issued by the secretary of state or comparable official of such Subsidiary’s jurisdiction of organization, (C) such Subsidiary’s by-laws, operating agreement, partnership agreement or similar constituent document, as then in effect, (D) a copy of a good standing (or comparable) certificate with respect to such Subsidiary, dated not less than 30 days before the date of the Subsidiary Guaranty Supplement, issued by the secretary of state or comparable official of such Subsidiary’s jurisdiction of organization and (E) an incumbency and signatures schedule of the officers of such Subsidiary Guarantor; and
(iv)    an opinion of counsel reasonably satisfactory to the Required Holders covering the matters set forth in Section III paragraphs 2, 4, 5, 7 and 9 of Schedule 4.4(a) but relating to such Subsidiary, such Subsidiary Guaranty Supplement and the Subsidiary Guaranty Agreement and which opinion may be subject to assumptions, qualifications and limitations similar to those set forth in said Schedule 4.4(a).
(b)    At the election of the Company and by written notice to each holder of Notes, any Subsidiary Guarantor that is a party to the Subsidiary Guaranty Agreement (including any Subsidiary Guarantor that becomes a party thereto by virtue of a Subsidiary Guaranty Supplement) shall be discharged from all of its obligations and liabilities under the Subsidiary Guaranty Agreement and shall be automatically released from its obligations thereunder without the need for the execution or delivery of any other document by the holders, provided that (1) at the time of such release and discharge, such Subsidiary Guarantor does not own, lease or otherwise have a mortgage interest in any property included in the Unencumbered Pool, (2) if such Subsidiary Guarantor is a guarantor or is otherwise liable for or in respect of the Bank Credit Agreement or any Bonds (or, if at such time no Bank Credit Agreement exists, any Material Credit Facility), then such Subsidiary Guarantor has been released and discharged (or will be released and discharged concurrently with the release of such Subsidiary Guarantor under the Subsidiary Guaranty Agreement) under all such agreements, (3) at the time of, and after giving effect to, such release and discharge, no Default or Event of Default shall have occurred and be continuing, (4) no amount is then due and payable under the Subsidiary Guaranty Agreement, (5) if in connection with such Subsidiary Guarantor being released and discharged under the Bank Credit Agreement or any Bonds (or, if at such time no Bank Credit Agreement exists, any Material Credit Facility), any fee or other form of consideration (excluding reimbursement of expenses) is given to any holder of Indebtedness under any such agreement for such release, the holders of the Notes shall receive equivalent consideration substantially concurrently therewith and (6) each holder shall have received a certificate of a Responsible Officer of the Company certifying as to the matters set forth in clauses (1) through (5).

Section 9.10.    Most Favored Lender Provision. If at any time the Bank Credit Agreement or any Guaranty in respect thereof shall include any Financial Covenant and such Financial Covenant is not contained in Section 10.6 of this Agreement (any such Financial Covenant, together with any related definitions (including, without limitation, any term defined therein with reference to the application of GAAP, as identified in the Bank Credit Agreement), an “Additional Covenant”), then the Company shall promptly, and in any event within 10 Business Days thereof, provide a Most Favored Lender Notice with respect to each such Additional Covenant; provided that a Most Favored Lender Notice is not required to be given in the case of the Additional Covenants incorporated herein on the Execution Date. Thereupon, unless waived in writing by the Required Holders within 10 days of the Purchasers and holders receipt of such notice, such Additional Covenant shall be deemed incorporated by reference into this Agreement, mutatis mutandis, as if set forth fully herein, effective (a) in the case of any Additional Covenant effective on the Execution Date, as of the Execution Date, and (b) in the case of any Additional Covenant effective after the Execution Date, as of the earliest date when such Additional Covenant became effective under the Bank Credit Agreement. Any Additional Covenant incorporated into this Agreement pursuant to this provision, (1) shall be deemed automatically waived herein to reflect any waiver of such Additional Covenant under the Bank Credit Agreement, (2) shall be deemed automatically amended herein to reflect any subsequent amendments agreed and implemented in relation to such Additional Covenant under the Bank Credit Agreement and (3) shall be deemed deleted from this Agreement at such time as such Additional Covenant is deleted or otherwise removed from or is no longer in effect under or pursuant to the Bank Credit Agreement or if the Bank Credit Agreement has been terminated; provided in each case that any consideration paid or provided to any holder of Indebtedness under the Bank Credit Agreement in connection with an event contemplated by clause (1), (2) or (3) above (other than reimbursement of expenses and repayment in full of the Bank Credit Agreement in connection with its termination) is paid to each holder of Notes at the same time and on equivalent terms; and provided further that no Additional Covenant shall be so deemed automatically waived, amended or deleted during any time that a Default or Event of Default has occurred and is continuing. In determining whether a breach of any Financial Covenant incorporated by reference into this Agreement pursuant to this Section 9.10 shall constitute an Event of Default, the period of grace, if any, applicable to such Additional Covenant in the Bank Credit Agreement shall apply.
Although it will not be a Default or an Event of Default if the Company fails to comply with any provision of Section 9 on or after the Execution Date and prior to the Closing, if such a failure occurs, then any of the Purchasers may elect not to purchase the Notes on the date of Closing that is specified in Section 3.

SECTION 10.	NEGATIVE COVENANTS.
From the Execution Date until the Closing and thereafter so long as any of the Notes are outstanding, the Company covenants that:
Section 10.1.    Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, enter into directly or indirectly any transaction or group of related transactions (including the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.
Section 10.2.    Merger, Consolidation, Sales of Assets and Other Arrangements.
(a)    The Company will not permit any Subsidiary Guarantor (or Eligible Canadian Subsidiary that owns, leases or has a mortgage interest in property included in the Unencumbered Pool) to become a party to any dissolution, liquidation or disposition of all or substantially all of such Subsidiary Guarantor’s (or, as applicable, such Eligible Canadian Subsidiary’s) assets or business, a merger, reorganization, consolidation or other business combination or effect any transaction or series of transactions which may have a similar effect as any of the foregoing, in each case without the prior written consent of the Required Holders, except for (1) the merger or consolidation of a Subsidiary Guarantor with another Subsidiary Guarantor, (2) the merger or consolidation of a Subsidiary Guarantor where the Subsidiary Guarantor is the sole surviving entity, (3) the merger or consolidation of such Eligible Canadian Subsidiary with a Subsidiary Guarantor or another Eligible Canadian Subsidiary, and (4) any acquisitions or Investments by such Subsidiary Guarantor (or, as applicable, such Eligible Canadian Subsidiary); provided that nothing in this Section 10.2(a) shall prohibit any Subsidiary Guarantor (or, as applicable, such Eligible Canadian Subsidiary) from selling or otherwise disposing of any Unencumbered Property or any other property if (i) the Company is in compliance with the provisions of Section 10.6 at the time of, and on a pro forma basis after giving effect to, such sale or other disposition and (ii) no Default or Event of Default shall then exist or result from such sale or other disposition.
(b)    The Company will not become a party to any dissolution, liquidation or disposition of all or substantially all of its assets or business, a merger, reorganization, consolidation or other business combination or effect any transaction or series of transactions which may have a similar effect as any of the foregoing, in each case without the prior written consent of Required Holders, except for (1) a merger or consolidation of the Company where the Company is the sole surviving entity and such merger or consolidation does not violate the Company’s status as a REIT and (2) any acquisitions or Investments; provided that such exceptions do not otherwise create any Default or Event of Default hereunder.
Section 10.3.    Line of Business. The Company will not, and will not permit any Subsidiary to, engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the Execution Date as described in the Memorandum.
Section 10.4.    Economic Sanctions, Etc. The Company will not, and will not permit any Controlled Entity to (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (1) would cause any Purchaser or any holder or any affiliate of such Purchaser or holder to be in violation of, or subject to sanctions under, any law or regulation of the United States or any State thereof, the United Kingdom or the European Union applicable to such Purchaser or holder, or (2) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws.
Section 10.5.    Limitation on Liens. The Company will not, and will not permit any Subsidiary to create or incur or suffer to be created or incurred or to exist any Lien except for Permitted Liens.
Notwithstanding the foregoing, the Company will not, and will not permit any Subsidiary to, secure any Indebtedness outstanding under or pursuant to the Bank Credit Agreement or any Bonds (or, if at such time no Bank Credit Agreement exists, any Material Credit Facility) unless and until the Notes (and the Subsidiary Guaranty Agreement and any other Guaranty delivered in connection therewith) shall concurrently be secured equally and ratably with such Indebtedness pursuant to documentation reasonably acceptable to the Required Holders in substance and in form, including an intercreditor agreement and opinions of counsel to the Company and/or any such Subsidiary, as the case may be, from counsel that is reasonably acceptable to the Required Holders.
Section 10.6.    Financial Covenants.
(a)    Unencumbered Asset Value. The Company will not permit the ratio of (1) Unsecured Indebtedness to (2) Unencumbered Asset Value calculated on a Consolidated basis, to exceed 0.60 to 1.00.
(b)    Total Debt to Total Asset Value. The Company will not permit the ratio of (1) Total Debt to (2) Total Asset Value, in each case calculated on a Consolidated basis, to exceed 0.60 to 1.00; provided that, to the extent permitted by the Bank Credit Agreement, such ratio may increase to 0.65 to 1.00 for up to two consecutive quarters immediately following a Material Acquisition of which the Company has given the Purchasers and holders of Notes written notice.
(c)    Maximum Secured Debt to Total Asset Value. The Company will not permit the ratio of (1) Secured Indebtedness of the Company and its Subsidiaries to (2) Total Asset Value, in each case calculated on a Consolidated basis, to exceed 0.35 to 1.00.
(d)    Minimum Fixed Charge Coverage Ratio. The Company will not permit the ratio of (1) Adjusted EBITDA to (2) Fixed Charges, in each case for the Company and calculated on a Consolidated basis, to be less than 1.50 to 1.00.
Sections 10.6(a), (b), (c) and (d) shall be tested as of the end of each quarter, based upon the results for that particular quarter then ended.
Although it will not be a Default or an Event of Default if the Company fails to comply with any provision of Section 10 on or after the Execution Date and prior to the Closing, if such a failure occurs, then any of the Purchasers may elect not to purchase the Notes on the date of Closing that is specified in Section 3.

SECTION 11.	EVENTS OF DEFAULT.
An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:
(a)    the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or
(b)    the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or
(c)    the Company defaults in the performance of or compliance with any term contained in Section 7.1(d), Section 9.7, Section 10.4, Section 10.6 or any Additional Covenant; or
(d)    the Company or any Subsidiary Guarantor defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) or in the Subsidiary Guaranty Agreement and such default is not remedied within 30 days after the earlier of (1) a Responsible Officer of the Company obtaining actual knowledge of such default and (2) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or
(e)    (1) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made, or (2) any representation or warranty made in writing by or on behalf of any Subsidiary Guarantor or by any officer of such Subsidiary Guarantor in the Subsidiary Guaranty Agreement or any writing furnished in connection with the Subsidiary Guaranty Agreement proves to have been false or incorrect in any material respect on the date as of which made; or
(f)    (1) the Company, any Subsidiary Guarantor or any Eligible Canadian Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $75,000,000 (or its equivalent in the relevant currency of payment) beyond any period of grace provided with respect thereto, or (2) the Company, any Subsidiary Guarantor or any Eligible Canadian Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $75,000,000 (or its equivalent in the relevant currency of payment) or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (3) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (i) the Company, any Subsidiary Guarantor or any Eligible Canadian Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $75,000,000 (or its equivalent in the relevant currency of payment), or (ii) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Indebtedness; or
(g)    the Company, any Subsidiary Guarantor or any Eligible Canadian Subsidiary (1) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (2) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (3) makes an assignment for the benefit of its creditors, (4) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (5) is adjudicated as insolvent or to be liquidated, or (6) takes corporate action for the purpose of any of the foregoing; or
(h)    a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company, any Subsidiary Guarantor or any Eligible Canadian Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, any Subsidiary Guarantor or any Eligible Canadian Subsidiary, or any such petition shall be filed against the Company, any Subsidiary Guarantor or any Eligible Canadian Subsidiary and such petition shall not be dismissed within 60 days; or
(i)    any event occurs with respect to the Company, any Subsidiary Guarantor or any Eligible Canadian Subsidiary which under the laws of any jurisdiction is analogous to any of the events described in Section 11(g) or Section 11(h), provided that the applicable grace period, if any, which shall apply shall be the one applicable to the relevant proceeding which most closely corresponds to the proceeding described in Section 11(g) or Section 11(h); or
(j)    one or more final judgments or orders for the payment of money aggregating in excess of the greater of (1) $50,000,000 and (2) the then threshold amount for judgment defaults under the Bank Credit Agreement (or the equivalent of such amount in the relevant currency of payment), including any such final order enforcing a binding arbitration decision, are rendered against one or more of the Company, any Subsidiary Guarantor or any Eligible Canadian Subsidiary and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or
(k)    if (1) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (2) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (3) there is any “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under one or more Plans, determined in accordance with Title IV of ERISA, (4) the aggregate present value of accrued benefit liabilities under all funded Non-U.S. Plans exceeds the aggregate current value of the assets of such Non-U.S. Plans allocable to such liabilities, (5) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (6) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, (7) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder, (8) the Company or any Subsidiary fails to administer or maintain a Non-U.S. Plan in compliance with the requirements of any and all applicable laws, statutes, rules, regulations or court orders or any Non-U.S. Plan is involuntarily terminated or wound up, or (9) the Company or any Subsidiary becomes subject to the imposition of a financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans; and any such event or events described in clauses (1) through (9) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect. As used in this Section 11(k), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA; or
(l)    the Subsidiary Guaranty Agreement shall cease to be in full force and effect with respect to any Subsidiary Guarantor, any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor shall contest in any manner the validity, binding nature or enforceability of the Subsidiary Guaranty Agreement with respect to such Subsidiary Guarantor, or the obligations of any Subsidiary Guarantor under the Subsidiary Guaranty Agreement are not or cease to be legal, valid, binding and enforceable in accordance with the terms of the Subsidiary Guaranty Agreement.

SECTION 12.	REMEDIES ON DEFAULT, ETC.
Section 12.1.    Acceleration. (1) If an Event of Default with respect to the Company described in Section 11(g), (h) or (i) (other than an Event of Default described in clause (1) of Section 11(g) or described in clause (6) of Section 11(g) by virtue of the fact that such clause encompasses clause (1) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.
(a)    If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.
(b)    If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.
Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including interest accrued thereon at the applicable Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.
Section 12.2.    Other Remedies. If any Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or the Subsidiary Guaranty Agreement, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.
Section 12.3.    Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the applicable Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4.    No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement, the Subsidiary Guaranty Agreement or any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including reasonable attorneys’ fees, expenses and disbursements.

SECTION 13.	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.
Section 13.1.    Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.
Section 13.2.    Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(3)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within 10 Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes of the same series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Schedule 1(a) or Schedule 1(b), as applicable. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes of a series, one Note of such series may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.3.
Section 13.3.    Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(3)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and
(a)    in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or
(b)    in the case of mutilation, upon surrender and cancellation thereof, within 10 Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14.	PAYMENTS ON NOTES.
Section 14.1.    Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Bank of America, N.A., in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.
Section 14.2.    Payment by Wire Transfer. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in the Purchaser Schedule, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.
Section 14.3.    FATCA Information. By acceptance of any Note, the holder of such Note agrees that such holder will with reasonable promptness duly complete and deliver to the Company, or to such other Person as may be reasonably requested by the Company, from time to time (a) in the case of any such holder that is a United States Person, such holder’s United States tax identification number or other forms reasonably requested by the Company necessary to establish such holder’s status as a United States Person under FATCA and as may otherwise be necessary for the Company to comply with its obligations under FATCA and (b) in the case of any such holder that is not a United States Person, such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for the Company to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from any such payment made to such holder. Nothing in this Section 14.3 shall require any holder to provide information that is confidential or proprietary to such holder unless the Company is required to obtain such information under FATCA and, in such event, the Company shall treat any such information it receives as confidential.

SECTION 15.	EXPENSES, ETC.
Section 15.1.    Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Subsidiary Guaranty Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Subsidiary Guaranty Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Subsidiary Guaranty Agreement or the Notes, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and the Subsidiary Guaranty Agreement and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $5,000. If required by the NAIC, the Company shall obtain and maintain at its own cost and expense a Legal Entity Identifier (LEI).
The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, (1) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes), (2) any and all wire transfer fees that any bank or other financial institution deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note and (3) any judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (including reasonable attorneys’ fees and expenses) or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Company.
Section 15.2.    Certain Taxes. The Company agrees to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement or the Subsidiary Guaranty Agreement or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States or any other jurisdiction where the Company or any Subsidiary Guarantor has assets or of any amendment of, or waiver or consent under or with respect to, this Agreement or the Subsidiary Guaranty Agreement or of any of the Notes, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Company pursuant to this Section 15, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Company hereunder.
Section 15.3.    Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Subsidiary Guaranty Agreement or the Notes, and the termination of this Agreement.

SECTION 16.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.
All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and the Subsidiary Guaranty Agreement embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17.	AMENDMENT AND WAIVER.
Section 17.1.    Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of the Company and the Required Holders, except that:
(a)    no amendment or waiver of any of Sections 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing; and

(b)    no amendment or waiver may, without the written consent of each Purchaser and the holder of each Note at the time outstanding, (1) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (i) interest on the Notes or (ii) the Make-Whole Amount, (2) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver or the principal amount of the Notes that the Purchasers are to purchase pursuant to Section 2 upon the satisfaction of the conditions to Closing that appear in Section 4, or (3) amend any of Sections 8 (except as set forth in the second sentence of Section 8.2) and Section 11(a), 11(b), 12, 17 or 20.
Section 17.2.    Solicitation of Holders of Notes.
(a)    Solicitation. The Company will provide each Purchaser and each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Purchaser or holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or the Subsidiary Guaranty Agreement. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 17 or the Subsidiary Guaranty Agreement to each Purchaser and each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Purchaser and/or holders of Notes.
(b)    Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any Purchaser or holder of a Note as consideration for or as an inducement to the entering into by such Purchaser or holder of any waiver or amendment of any of the terms and provisions hereof or of the Subsidiary Guaranty Agreement or any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each Purchaser and each holder of a Note even if such Purchaser or holder did not consent to such waiver or amendment.
(c)    Consent in Contemplation of Transfer. Any consent given pursuant to this Section 17 or the Subsidiary Guaranty Agreement by a holder of a Note that has transferred or has agreed to transfer its Note to (1) the Company, (2) any Subsidiary or any other Affiliate or (3) any other Person in connection with, or in anticipation of, such other Person acquiring, making a tender offer for or merging with the Company and/or any of its Affiliates, in each case in connection with such consent, shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.
Section 17.3.    Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 or the Subsidiary Guaranty Agreement applies equally to all Purchasers and holders of Notes and is binding upon them and upon each future holder of any Note and upon the

Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any Purchaser or holder of a Note and no delay in exercising any rights hereunder or under any Note or the Subsidiary Guaranty Agreement shall operate as a waiver of any rights of any Purchaser or holder of such Note.
Section 17.4.    Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the Subsidiary Guaranty Agreement or the Notes, or have directed the taking of any action provided herein or in the Subsidiary Guaranty Agreement or the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18.	NOTICES.
Except to the extent otherwise provided in Section 7.4, all notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), (b) by registered or certified mail with return receipt requested (postage prepaid), (c) by an internationally recognized overnight delivery service (charges prepaid) or (d) by e-mail. Any such notice must be sent:
(1)    if to any Purchaser or its nominee, to such Purchaser or nominee at the physical or e-mail address specified for such communications in the Purchaser Schedule, or at such other physical or e-mail address as such Purchaser or nominee shall have specified to the Company in writing,
(2)    if to any other holder of any Note, to such holder at such physical or e-mail address as such other holder shall have specified to the Company in writing, or
(3)    if to the Company, to the Company at its physical or e-mail address set forth at the beginning hereof to the attention of the General Counsel, or at such other physical or e-mail address as the Company shall have specified to the holder of each Note in writing.
Notices under this Section 18 will be deemed given only when actually received.

SECTION 19.	REPRODUCTION OF DOCUMENTS.
This Agreement and all documents relating hereto, including (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser on the Execution Date or at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20.	CONFIDENTIAL INFORMATION.
For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will (x) maintain the confidentiality of such Confidential Information and (y) use such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser and its use thereof, provided that such Purchaser may deliver or disclose Confidential Information to (1) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (2) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 20, (3) any other holder of any Note, (4) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (5) any Person from which it offers to purchase any Security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (6) any federal or state regulatory authority having jurisdiction over such Purchaser, (7) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (8) any other Person to which such delivery or disclosure may be necessary or appropriate (i) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (ii) in response to any subpoena or other legal process, (iii) in connection with any litigation to which such Purchaser is a party or (iv) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or the Subsidiary Guaranty Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying this Section 20.
In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 20 shall supersede any such other confidentiality undertaking.

SECTION 21.	SUBSTITUTION OF PURCHASER.
Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Company of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

SECTION 22.	MISCELLANEOUS.
Section 22.1.    Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent holder of a Note) whether so expressed or not, except that, subject to Section 10.2, the Company may not assign or otherwise transfer any of its rights or obligations hereunder or under the Notes without the prior written consent of each holder. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Section 22.2.    Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (1) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (2) all financial statements shall be prepared in accordance with GAAP. Notwithstanding the foregoing, if the Company notifies the holders of Notes that, in the Company’s reasonable opinion, or if the Required Holders notify the Company that, in the Required Holders’ reasonable opinion, as a result of changes in GAAP from time to time (“Subsequent Changes”), any of the covenants contained in Sections 10.6 or any of the defined terms used therein, no longer apply as intended such that such covenants are materially more or less restrictive to the Company than are such covenants immediately prior to giving effect to such Subsequent Changes, the Company and the holders of Notes shall negotiate in good faith to reset or amend such covenants or defined terms so as to negate such Subsequent Changes, or to establish alternative covenants or defined terms. Until the Company and the Required Holders so agree to reset, amend or establish alternative covenants or defined terms, the covenants contained in Sections 10.6, together with the relevant defined terms, shall continue to apply and compliance therewith shall be determined assuming that the Subsequent Changes shall not have occurred (“Static GAAP”). During any period that compliance with any covenants shall be determined pursuant to Static GAAP, the Company shall include relevant reconciliations in reasonable detail between GAAP and Static GAAP with respect to the applicable covenant compliance calculations contained in each certificate of a Senior Financial Officer delivered pursuant to Section 7.2 during such period. For purposes of determining compliance with this Agreement (including Section 9, Section 10 and the definition of “Indebtedness”), any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.
Section 22.3.    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
Section 22.4.    Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
Defined terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and, for purposes of the Notes, shall also include any such notes issued in substitution therefor pursuant to Section 13, (b) subject to Section 22.1, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Schedules shall be construed to refer to Sections of, and Schedules to, this Agreement, and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.
Section 22.5.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.
Section 22.6.    Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice‑of‑law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.
Section 22.7.    Jurisdiction and Process; Waiver of Jury Trial.
(a)    The Company and each Purchaser and holder of a Note irrevocably submit to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company and each Purchaser and holder of a Note irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
(b)    The Company and each Purchaser and holder of a Note agree, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 22.7(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.
(c)    The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.7(a) by mailing a copy thereof by registered, certified, priority or express mail (or any substantially similar form of mail), postage prepaid, return receipt or delivery confirmation requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (1) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (2) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.
(d)    Nothing in this Section 22.7 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.
(e)    THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

* * * * *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

EPR PROPERTIES

By    /s/ Mark A. Peterson
    Name: Mark A. Peterson
Title: Vice President

This Agreement is hereby
accepted and agreed to as
of the date hereof.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By: __/s/ Brien Davis _______________________
Vice President

THE GIBRALTAR LIFE INSURANCE CO., LTD.

By:    Prudential Investment Management Japan
Co., Ltd., as Investment Manager

By:    PGIM, Inc., as Sub-Adviser

By: __/s/ Brien Davis _________________
Vice President

PRUCO LIFE INSURANCE COMPANY

By: __/s/ Brien Davis _______________________
Assistant Vice President

This Agreement is hereby
accepted and agreed to as
of the date hereof.
MIDLAND NATIONAL LIFE INSURANCE COMPANY
By:    Guggenheim Partners Investment     Management, LLC, as investment manager
By:    _/s/ Anne B. Walsh_____________________
Name: Anne B. Walsh
Title: Senior Managing Director

HORACE MANN LIFE INSURANCE COMPANY

By:    Guggenheim Partners Investment     Management, LLC, as investment manager

By:    _/s/ Anne B. Walsh ____________________
Name: Anne B. Walsh
Title: Senior Managing Director

NORTH AMERICAN COMPANY FOR LIFE AND HEALTH INSURANCE

By:	Guggenheim Partners Investment Management, LLC, as investment manager

By:    _/s/ Anne B. Walsh ____________________
Name: Anne B. Walsh
Title: Senior Managing Director

CONTINENTAL INSURANCE COMPANY

By:    Guggenheim Partners Investment     Management, LLC, as investment manager

By:    _/s/ Anne B. Walsh ____________________
Name: Anne B. Walsh
Title: Senior Managing Director

This Agreement is hereby
accepted and agreed to as
of the date hereof.
WILCO LIFE INSURANCE COMPANY

By:    Guggenheim Partners Investment     Management, LLC, as investment manager

By:    _/s/ Anne B. Walsh ____________________
Name: Anne B. Walsh
Title: Senior Managing Director

TEXAS LIFE INSURANCE COMPANY

By:    Guggenheim Partners Investment     Management, LLC, as investment manager

By:    _/s/ Anne B. Walsh ____________________
Name: Anne B. Walsh
Title: Senior Managing Director

WILTON REASSURANCE COMPANY

By:    Guggenheim Partners Investment     Management, LLC, as investment manager

By:    _/s/ Anne B. Walsh ____________________
Name: Anne B. Walsh
Title: Senior Managing Director

This Agreement is hereby
accepted and agreed to as
of the date hereof.
ENSIGN PEAK ADVISORS, INC.
CLIFTON PARK CAPITAL MANAGEMENT, LLC

By: _/s/ Kevin Lund_________________________
Name:   Kevin Lund
Title:     Senior Portfolio Manager

This Agreement is hereby
accepted and agreed to as
of the date hereof.

UNITED SERVICES AUTOMOBILE ASSOCIATION
USAA LIFE INSURANCE COMPANY

By: _/s/ James Jackson_______________________
Name: James Jackson
Title: Executive Director

This Agreement is hereby
accepted and agreed to as
of the date hereof.

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

By: _/s/ Thomas M. Donohue_________________
Name:     Thomas M. Donohue
Title:     Managing Director

This Agreement is hereby
accepted and agreed to as
of the date hereof.
THE OHIO NATIONAL LIFE INSURANCE COMPANY

_/s/ Annette M. Teders_______________________
Name:     Annette M. Teders
Title:     Vice President

OHIO NATIONAL LIFE ASSURANCE CORPORATION

_/s/ Annette M. Teders_______________________
Name:     Annette M. Teders
Title:     Vice President

This Agreement is hereby
accepted and agreed to as
of the date hereof.
FIDELITY & GUARANTY LIFE INSURANCE COMPANY

By: _/s/ Thomas Cunningham_________________
Name: Thomas Cunningham
Title: Vice President

This Agreement is hereby
accepted and agreed to as
of the date hereof.
AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY

By: _/s/ Jeffrey A. Fossell_____________________
Name: Jeffrey A. Fossell
Title: Authorized Signatory

This Agreement is hereby
accepted and agreed to as
of the date hereof.

AMERICAN FAMILY LIFE INSURANCE

By: _/s/ David L. Voge______________________
Name:     David L. Voge
Title:     Fixed Income Portfolio Manager

This Agreement is hereby
accepted and agreed to as
of the date hereof.

AMERICO FINANCIAL LIFE & ANNUITY INSURANCE COMPANY

By: _/s/ Greg Hamilton______________________
Name:     Greg Hamilton
Title:     Director-Investments

This Agreement is hereby
accepted and agreed to as
of the date hereof.
MISSOURI EMPLOYERS MUTUAL INSURANCE COMPANY

By:	Conning, Inc., as Investment Manager

By:	_/s/ David R. Miller_____________________
Name: David R. Miller
Title: Managing Director

INVESTORS HERITAGE LIFE INSURANCE COMPANY

By:	Conning, Inc., as Investment Manager

By:	_/s/ David R. Miller_____________________
Name: David R. Miller
Title: Managing Director

5 STAR LIFE INSURANCE COMPANY

By:	Conning, Inc., as Investment Manager

By:	_/s/ David R. Miller_____________________
Name: David R. Miller
Title: Managing Director

USABLE LIFE

By:	Conning, Inc., as Investment Manager

By:	_/s/ David R. Miller_____________________
Name: David R. Miller
Title: Managing Director

DEFINED TERMS
As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:
“Additional Covenant” is defined in Section 9.10.
“Adelaar Project” means a planned development in Sullivan County, New York, expected to consist of a casino and resort complex, other than any portion of such complex that, after the Execution Date, is income producing or is sold to a Person not related to the Company.
“Adelaar Value” means the lower of cost or appraised value of the Company’s and its Subsidiaries’ interest in the Adelaar Project.
“Adjusted EBITDA” means EBITDA for the most recent quarter ended, less the Replacement Reserve amount.
“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.
“Aggregate Underwriteable Cash Flow” means the sum of the Underwriteable Cash Flow for the Unencumbered Pool.
“Agreement” means this Note Purchase Agreement, including all Schedules and Exhibits attached to this Agreement.
“Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.
“Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.
“Applicable Law” means all applicable provisions of constitutions, statutes, laws, rules, regulations and orders of all governmental bodies and all orders and decrees of all courts.
“Bad Boy Guaranty” means a Guaranty under which recourse is limited to so-called bad-boy acts, including: (a) failure to account for a tenant’s security deposits, if any, for rent or any other payment collected by a Subsidiary from a tenant under the lease, all in accordance with the provisions

SCHEDULE A
(to Note Purchase Agreement)

of any applicable loan or lease documents, (b) fraud or a material misrepresentation made by a Subsidiary, or the holders of beneficial or ownership interests in such Subsidiary, in connection with the financing evidenced by the applicable loan or lease documents; (c) any attempt by a Subsidiary to divert or otherwise cause to be diverted any amounts payable to the applicable tenant or mortgagee in accordance with the applicable lease or loan documents; (d) the misappropriation or misapplication of any insurance proceeds or condemnation awards relating to any leased real estate; (e) voluntary or involuntary bankruptcy by a Subsidiary; and (f) any environmental matter(s) affecting any leased or mortgaged property which is introduced or caused by a Subsidiary or any holder of a beneficial or ownership interest in a Subsidiary.
“Bank Credit Agreement” means the Amended, Restated and Consolidated Credit Agreement dated as of April 24, 2015 by and among the Company and certain Subsidiaries as borrowers, KeyBank National Association, as administrative agent, and various other financial institutions party thereto, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancings thereof.
“Base Rent” means, with respect to any Lease, the minimum periodic contractual rent payable thereunder, excluding reimbursement or recovery of common area maintenance or other property operating expenses and excluding percentage rent.
“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).
“Bonds” means the Company’s (a) 7.75% Notes due 2020 issued pursuant to that certain Indenture with UMB Bank, n.a. dated as of June 30, 2010, (b) 5.75% Notes due 2022 issued pursuant to that certain Indenture with U.S. Bank National Association dated as of August 8, 2012, (c) 5.25% Notes due 2023 issued pursuant to that certain Indenture with U.S. Bank National Association dated as June 18, 2013, and (d) 4.50% Notes due 2025 issued pursuant to that certain Indenture with UMB Bank, n.a. dated as of March 16, 2015, and shall include the indenture related thereto.
“Building(s)” means with respect to each parcel of Real Estate, all of the buildings, structures and improvements now or hereafter located thereon.
“Business Day” means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Kansas City, Missouri or New York, New York are required or authorized to be closed.
“Capitalized Lease Obligation” means an obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation as would be required to be reflected on a balance sheet of the applicable Person prepared in accordance with GAAP as of the applicable date.
“Change in Control” is defined in Section 8.7(h).
“Change in Control Proposed Prepayment Date” is defined in Section 8.7(c).
“Closing” is defined in Section 3.
“Code” means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder from time to time.
“Company” is defined in the first paragraph of this Agreement.
“Confidential Information” is defined in Section 20.
“Consolidated” means with reference to any term defined in this Agreement, that term as applied to the accounts of a Person and its direct and indirect Subsidiaries, determined on a consolidated basis in accordance with GAAP.
“Consolidated Interest Incurred” means for any period, interest incurred on all Indebtedness of the Company (regardless of whether such interest was expensed or capitalized in accordance with GAAP), determined on a Consolidated basis but excluding amortization of deferred loan costs.
“Contingent Obligation(s)” means, as to any Person, any obligation of such Person guaranteeing or intending to guaranty any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the payment of, or the ability of the primary obligor to make payment of, such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business or contracting for purchase of real property in the ordinary course of business, or obligations, indemnifications or guarantees of liabilities other than with respect to the repayment of any Indebtedness, such as environmental indemnities or “bad acts” indemnities, unless such obligations, indemnifications or guarantees are being enforced by any applicable party entitled to rely thereon. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlled” and “Controlling” shall have meanings correlative to the foregoing.
“Control Event” is defined in Section 8.7(i).
“Controlled Entity” means (a) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (b) if the Company has a parent company, such parent company and its Controlled Affiliates.
“Debt Service” means Consolidated Interest Incurred plus regularly scheduled amortization payments for the most recent quarter (excluding balloon maturities), excluding the non-cash portion of convertible debt interest expense.
“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.
“Default Rate” means that rate of interest per annum that is the greater of (a) 2.00% above the rate of interest stated in clause (a) of the first paragraph of the Notes or (b) 2.00% over the rate of interest publicly announced by Bank of America, N.A. in New York, New York as its “base” or “prime” rate.
“Disclosure Documents” is defined in Section 5.3.
“EBITDA” means with respect to any Person (or any asset of any Person) for any period, all as determined in accordance with GAAP, an amount equal to the sum of (a) the Net Income of such Person (or attributable to such asset) for such period plus (b) depreciation and amortization, interest expense and income taxes for such period minus (c) equity in earnings from unconsolidated Subsidiaries for such period plus (d) ordinary cash distributions (exclusive of any distributions received from capital events) actually received from such unconsolidated Subsidiaries for such period, minus (e) straight line rents for such period, minus (f) any gains (plus the losses) from extraordinary items or asset sales or writeups or forgiveness of or early extinguishment of debt for such period, plus (g) non-cash impairment charges, plus (h) transaction costs and acquisition related expenses which are required to be deducted from net income under FASB ASC Topic 805 on Business Combinations, plus (i) provisions for loan losses, plus (j) severance expense. All of the foregoing to be calculated without duplication and with respect to clauses (b) - (j), inclusive, only to the extent the same has been included in the calculation of such net income.
“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval System or any successor SEC electronic filing system for such purposes.
“Education Real Estate” means education real estate as so classified by the Company including public charter schools, early childhood centers, private schools (K-12), and similar education properties (including EPR Senior Property Loans secured by EPR Senior First Mortgages on such properties).

“Eligible Canadian Subsidiary” means a wholly-owned Canadian direct or indirect subsidiary of the Company or a Subsidiary Guarantor or Subsidiary Guarantors.
“Eligible Ground Lease” means (a) a ground lease or sub-lease that is determined to be eligible for consideration as “eligible real estate” under the Bank Credit Agreement or (b) if no Bank Credit Agreement then exists, a ground lease or sub-lease containing the following terms and conditions: (1) has a remaining term of such duration as is customarily required by a mortgagee making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease and applying prudent lending requirements; (2) provides the holder of the leasehold estate with the right to mortgage and encumber its interest in the leased property without the consent of the lessor, or where the lessor has provided its consent to such encumbrance; (3) permits reasonable transferability of the lessee’s interest under such lease, including ability to sublease; (4) contains customary notice rights and default cure rights for the benefit of the mortgagee or has equivalent protection by a non-disturbance agreement in favor of such mortgagee from the owner of the landlord’s fee interest; and (5) contains such other rights customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease and applying customary prudent lending requirements.
“Eligible Real Estate” means Real Estate:
(a)    (1) which is owned 100% in fee by a Subsidiary Guarantor or an Eligible Canadian Subsidiary; (2) which is encumbered by an Eligible Ground Lease to a Subsidiary Guarantor or an Eligible Canadian Subsidiary; or (3) in which a Subsidiary Guarantor or an Eligible Canadian Subsidiary holds an EPR Senior First Mortgage;
(b)    which is located within the United States or Canada;
(c)    which consists of one or more of the following income-producing properties:
(1)    Entertainment Real Estate;
(2)    Education Real Estate;
(3)    Recreation Real Estate; or
(4)    other real estate and/or improvements which are none of (1), (2) or (3) above, including without limitation, land under development subject to a Lease or an EPR Senior First Mortgage;
(d)    which is subject to a Lease to a third party (or parties) or to an EPR Senior First Mortgage, in each case which is not in material default, and under which the Tenant, other approved tenant or EPR Mortgagor, as the case may be, is in actual occupancy of the property (or the property is under construction and the Tenant or EPR Mortgagor, as the case may be, has entered into a Lease or EPR Senior First Mortgage, as applicable, with respect to such property); it being understood that copies of all Leases or EPR Senior First

Mortgages for any Unencumbered Property shall be provided to any Purchaser or holder of a Note upon request therefor; and
(e)    as to which all of the representations set forth on Exhibit ERE are satisfied;
For purposes of clause (d) immediately above, it is understood and agreed that, in the case of real property under development, the Tenant or EPR Mortgagor need not physically occupy the property during the development phase so long as the Tenant or EPR Mortgagor is not in material default under the applicable Lease or EPR Senior First Mortgage Loan with respect to such property under development.
“Entertainment Real Estate” means entertainment real estate as so classified by the Company including Megaplex Movie Theaters, Entertainment-Related Retail Improvements, Family Entertainment Centers and similar entertainment venues (including EPR Senior Property Loans secured by EPR Senior First Mortgages on such properties).
“Entertainment-Related Retail Improvement(s)” means real estate owned by or subject to an Eligible Ground Lease in favor of a Subsidiary Guarantor (or an Eligible Canadian Subsidiary) or encumbered by an EPR Senior First Mortgage that is used for entertainment or retail purposes including but not limited to restaurants, bowling alleys, arcades, live performance venues and other leisure venues.
“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to Hazardous Materials.
“EPR Mortgagor” means a party which borrows pursuant to the terms of an EPR Senior Property Loan, which loan is secured by an EPR Senior First Mortgage and is otherwise evidenced by the EPR Senior Property Loan Documents.
“EPR Senior First Mortgage(s)” means a first priority senior mortgage granted to a Subsidiary Guarantor (or an Eligible Canadian Subsidiary) by an EPR Mortgagor securing an EPR Senior Property Loan and encumbering any real estate and improvements thereon, and upon which no other Lien exists except for Permitted Liens of the types described in clauses (a) through (d), inclusive, of the definition thereof and Liens on equipment and the like owned or leased by the EPR Mortgagor which are permitted pursuant to the terms of the related EPR Senior Property Loan Documents. References in this Agreement to a “mortgage” or a “mortgage interest” shall be deemed to include a deed of trust, deed to secure debt or similar real property security instrument.
“EPR Senior Property Loan” means a first priority mortgage loan made to the owner of any real estate and improvements thereon.
“EPR Senior Property Loan Documents” means, collectively, a promissory note from an EPR Mortgagor to a Subsidiary Guarantor (or an Eligible Canadian Subsidiary), the EPR Senior

First Mortgage serving as collateral for such note, along with any related assignment of leases and rents from such EPR Mortgagor to such Subsidiary Guarantor (or, as applicable, such Eligible Canadian Subsidiary) and any other documents or instruments delivered to a Subsidiary Guarantor (or an Eligible Canadian Subsidiary) evidencing or securing a EPR Senior Property Loan. This term may also refer to such loan documents evidencing more than one EPR Senior Property Loan.
“Equity Interest” means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including partnership, member or trust interests therein), whether voting or non-voting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder from time to time in effect.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.
“Event of Default” is defined in Section 11.
“Exchange Act” is defined in Section 8.7(h)(1).
“Execution Date” is defined in Section 3.
“Exhibitor EBITDAR” shall be determined as follows:
(a)    The actual EBITDA of the exhibitor/tenant at an Unencumbered Property, which EBITDA is derived specifically from said Unencumbered Property, plus the rent expense of that exhibitor/tenant at said Unencumbered Property (the “Actual Exhibitor EBITDAR”). The Purchasers and holders of the Notes recognize that the Company and the Subsidiary Guarantors (or, as applicable, any Eligible Canadian Subsidiaries) are not entitled to receive full financial disclosure of the income statement of an exhibitor/tenant, which would allow the calculation of Actual Exhibitor EBITDAR, but may receive such information as a courtesy.
(b)    In the event that Actual Exhibitor EBITDAR is not available, then the calculation of Exhibitor EBITDAR shall be based upon the actual trailing four quarters revenue of the exhibitor/tenant at said Unencumbered Property multiplied by an assumed Exhibitor EBITDAR margin of 36% (the “Assumed Exhibitor EBITDAR”).
(c)    In the event that Actual Exhibitor EBITDAR and Assumed Exhibitor EBITDAR are not available, then the calculation of Exhibitor EBITDAR shall be based upon the trailing four quarters box office receipts of the exhibitor/tenant at said Unencumbered Property as determined by Rentrak (or, if Rentrak is unavailable, by a similar box office sales tracking system), divided by 0.70, to arrive at total revenues, and multiplied by an assumed Exhibitor EBITDAR margin of 36%.
(d)    Notwithstanding anything to the contrary contained herein, but subject to the defined term Underwriteable Cash Flow, for any exhibitor/tenant theatre which has been in operation for less than four quarters, Exhibitor EBITDAR shall be deemed to equal the Unencumbered Property Net Operating Income for such Unencumbered Property.
Further, notwithstanding anything to the contrary contained herein, where there is an assumed Exhibitor EBITDAR margin of 36%, such margin shall be assumed, provided however, in the event that the Required Holders determine in good faith that a 36% Exhibitor EBITDAR margin is no longer accurate, they may, from time to time, adjust the assumed Exhibitor EBITDAR margin for purposes of this calculation.
“Family Entertainment Centers” means family entertainment real estate as so classified by the Company, and including EPR Senior Property Loans secured by EPR Senior First Mortgages on such properties.
“FATCA” means (a) sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), together with any current or future regulations or official interpretations thereof, (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the United States and any other jurisdiction, which (in either case) facilitates the implementation of the foregoing clause (a), and (c) any agreements entered into pursuant to section 1471(b)(1) of the Code.
“Financial Covenant” means any covenant (whether set forth as a covenant, undertaking, event of default, restriction, prepayment event or other such provision) that requires the Company and/or any Subsidiary to:
(a)    maintain a specified level of net worth, shareholders’ equity, total assets, unencumbered assets, unencumbered properties, cash flow, net income, occupancy rate or lease term;
(b)    maintain any relationship of any component of its capital structure to any other component thereof (including the relationship of indebtedness, subsidiary indebtedness, senior indebtedness, secured indebtedness, unsecured indebtedness, or subordinated indebtedness to total capitalization, total assets, unencumbered assets or to net worth);
(c)    maintain any measure of its ability to service its indebtedness (including exceeding any specified ratio of revenues, cash flow, operating income or net income to indebtedness, interest expense, rental expense, capital expenditures and/or scheduled payments of indebtedness);

(d)    restricts the amount of distributions; or
(e)    restrict the amount or type of its investments;
but in all cases excluding any such covenant that amounts to a negative pledge or a sale of assets limitation.
“Fitch” means Fitch, Inc.
“Fixed Charges” means, for the most recent quarter ended, the aggregate of Debt Service plus any preferred dividends.
“Form 10‑K” is defined in Section 7.1(b).
“Form 10‑Q” is defined in Section 7.1(a).
“GAAP” means principles that are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors (“FASB”), as in effect from time to time and (b) consistently applied with past financial statements of the Person adopting the same principles; provided that a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.
“Governmental Authority” means
(a)    the government of
(1)    the United States or any state or other political subdivision thereof, or
(2)    any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or
(b)    any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.
“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.
“Guaranty,” “Guaranteed,” “Guarantying” or to “Guarantee” as applied to any obligation means and includes: (a) a guaranty (other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation, or (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation whether by: (1) the purchase of securities or obligations, (2) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss, (3) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation, (4) repayment of amounts drawn down by beneficiaries of letters of credit, or (5) the supplying of funds to or investing in a Person on account of all or any part of such Person’s obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation.
“Hazardous Materials” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law, including asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.
“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 8.7, 12, 17.2 and 18 and any related definitions in this Schedule A, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.
“Indebtedness” means, with respect to a Person, at any date, without duplication, all obligations, contingent and otherwise, direct or indirect, in respect of (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (d) all Capitalized Lease Obligations of such Person; (e) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker’s acceptance; (f) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation); (g) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid or to be paid under a letter of credit or similar instrument; (h) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; (i) all obligations of such Person with respect to interest rate protection agreements, foreign currency exchange agreements or other hedging arrangements (valued as the termination value thereof computed in accordance with a method approved by the International Swap Dealers Association and agreed to by such Person in the applicable hedging agreement, if any); and (j) all Indebtedness of others Guaranteed by such Person (which, in the case of the Company or any Subsidiary, shall include the Guarantees described in clause (e) of the definition of Total Asset Value).

“Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of the Company that is not guaranteed by any other Person (other than Subsidiaries of the Company) or subject to any other credit enhancement.
“INHAM Exemption” is defined in Section 6.2(e).
“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than $5,000,000 of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.
“Investment” means, with respect to any Person, all shares of capital stock, evidences of Indebtedness and other securities issued by any other Person and owned by such Person, all loans, advances, or extensions of credit to, or contributions to the capital of, any other Person, all purchases of the securities or business or integral part of the business of any other Person and commitments and options to make such purchases, all interests in real property, and all other investments; provided, however, that the term “Investment” shall not include (a) equipment, inventory and other tangible personal property acquired in the ordinary course of business, or (b) current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms.
“Lease” means any leases, license and agreement relating to the use or occupation of space in any Building or of any Real Estate including without limitation any ground leases therefor (collectively, the “Leases”).
“Lien(s)” as applied to the property of any Person means: (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, assignment of leases and rents, pledge, lien, charge or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income, rents or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; (c) the filing of any financing statement under the Uniform Commercial Code or its equivalent in any jurisdiction, other than any precautionary filing not otherwise constituting or giving rise to a Lien, including a financing statement filed (1) in respect of a lease not constituting a Capitalized Lease Obligation pursuant to Section 9-505 (or a successor provision) of the Uniform Commercial Code or its equivalent as in effect in an applicable jurisdiction or (2) in connection with a sale or other disposition of accounts or other assets not prohibited by this Agreement in a transaction not otherwise constituting or giving rise to a Lien; and (d) any agreement by such Person to grant, give or otherwise convey any of the foregoing.
“Make-Whole Amount” is defined in Section 8.6.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.
“Material Acquisition” means the acquisition of assets (including the assets of any Person whose equity interests are acquired) after the Execution Date, in a single transaction or a series of related transactions, with a total cost that is more than 10% of the Total Asset Value determined as of the end of the most recently completed quarter.
“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement and the Notes, (c) the ability of any Subsidiary Guarantor to perform its obligations under the Subsidiary Guaranty Agreement, or (d) the validity or enforceability of this Agreement, the Notes or the Subsidiary Guaranty Agreement.
“Material Credit Facility” means, as to the Company and its Subsidiaries,
(a)    the Bank Credit Agreement;
(b)    the Bonds; and
(c)    any other agreement(s) creating or evidencing recourse Indebtedness entered into on or after the Execution Date by the Company or any Subsidiary, or in respect of which the Company or any Subsidiary is an obligor or otherwise provides a Guaranty or other credit support except for completion and repayment Guaranties in respect of construction financings, Bad Boy Guarantees, environmental indemnities and other similar customary exceptions to recourse liability (provided that none of the foregoing have become due and payable) and except for agreements evidencing Indebtedness that is recourse to a special purpose entity created for purposes of incurring such Indebtedness (or any earlier financing or subsequent refinancing thereof) and holding the assets financed by such Indebtedness (each, a “Credit Facility”), in a principal amount outstanding or available for borrowing equal to or greater than $100,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency); and if no Credit Facility or Credit Facilities equal or exceed such amount, then the largest Credit Facility shall be deemed to be a Material Credit Facility.
“Maturity Date” is defined in the first paragraph of each Note.
“Megaplex Movie Theatre(s)” means a theater constructed or substantially remodeled subsequent to 1995 for the showing of first run motion pictures which theater contains multiple screens, digital sound and enhanced seat design.
“Memorandum” is defined in Section 5.3.
“Minority Interest” means as to any Person, an ownership or other equity investment in any other Person, which investment is not consolidated with the accounts of such Person in accordance with GAAP.

“Moody’s” means Moody’s Investors Service, Inc.
“Most Favored Lender Notice” means, in respect of any Additional Covenant, a written notice from the Company giving notice of such Additional Covenant, including therein a verbatim statement of such Additional Covenant, together with any definitions incorporated therein.
“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).
“NAIC” means the National Association of Insurance Commissioners.
“Net Income (or Loss)” means with respect to any Person (or any asset of any Person) for any period, the net income (or loss) of such Person (or attributable to such asset), determined in accordance with GAAP. The net income (or loss) of a Person shall include, without duplication, the allocable share of the net income (or loss) of any other Person in which a Minority Interest is owned by such Person based on the ownership of such Person in such other Person.
“Net Rentable Area” means with respect to any Real Estate, the number of square feet of floor area of any buildings, structures or improvements available for leasing to tenants determined in accordance with the Rent Roll for such Real Estate, the manner of such determination to be reasonably consistent for all Real Estate of the same type unless otherwise approved by the Required Holders.
“Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States by the Company or any Subsidiary primarily for the benefit of employees of the Company or one or more Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.
“Notes” is defined in Section 1.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.
“Officer’s Certificate” means, with respect to any Person, a certificate of a Senior Financial Officer or of any other officer of such Person whose responsibilities extend to the subject matter of such certificate.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Permitted Liens” means, as to any Person: (a) Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA or pursuant to any Environmental Laws if the imposition of such Lien could reasonably be expected to have a Material Adverse Effect) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which are not at the time required to be paid or discharged under Section 9.4; (b) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance or similar Applicable Laws or in connection with performance of bids and trade contracts and leases where such Person is the tenant; (c) encumbrances on the Real Estate permitted under the applicable Lease or EPR Senior Property Loan Documents, or consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto which do not materially detract from the value of such property for its intended business use or impair the intended business use thereof in the business of such Person; (d) the rights of tenants under leases or subleases not interfering with the ordinary conduct of business of such Person; (e) Liens in favor of the holders of the Notes; (f) intercompany Liens among EPR and its Subsidiaries securing intercompany obligations among such Persons that have been subordinated to the Notes on terms satisfactory to the Required Holders; (g) Liens securing judgments for the payment of money (or appeal or other surety bonds relating to such judgments) not constituting an Event of Default under Section 11.1(j); (h) normal and customary rights of setoff against deposits in favor of banks and other depository institutions; (i) Liens of a collecting bank under Section 4-210 of the Uniform Commercial Code, or similar law, on items in the course of collection; and (j) Liens on assets other than Unencumbered Property, provided that such Liens secure Indebtedness or other obligations that may be incurred or maintained without violating Section 10.6 or any other provision of this Agreement, including, without limitation, Liens in existence as of the Execution Date and set forth in Schedule 5.10 and any renewals or refinancings thereof.
“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.
“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.
“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.
“PTE” is defined in Section 6.2(a).
“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Company and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 13.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 13.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.
“Purchaser Schedule” means the Purchaser Schedule to this Agreement listing the Purchasers of the Notes and including their notice and payment information.
“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.
“QPAM Exemption” is defined in Section 6.2(d).
“Rating Agency” means each of Moody’s, S&P and Fitch.
“Real Estate” means all real property (including any improvements, fixtures, equipment and related tangible personal property) in which the Company or any of its Subsidiaries has a fee, leasehold, mortgage or other interest, including, without limitation, the Unencumbered Properties.
“Recreation Real Estate” means recreational real estate as so classified by the Company including ski facilities, waterparks, amusement parks, golf entertainment centers and similar recreational venues (including EPR Senior Property Loans secured by EPR Senior First Mortgages on such properties).
“Redeemable Preferred Stock” means any preferred stock issued by a Person which is at any time prior to August 22, 2026 either (a) mandatorily redeemable (by sinking fund or similar payments or otherwise) or (b) redeemable at the option of the holder thereof.
“REIT” means a Person qualifying for treatment as a “real estate investment trust” under the Internal Revenue Code.
“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.
“Rent Roll” means a report prepared by the Company and the Subsidiary Guarantors showing for each Unencumbered Property owned or leased by a Subsidiary Guarantor (or, as applicable, an Eligible Canadian Subsidiary) its occupancy, lease expiration dates, lease rent and other information in substantially the form presented to the Purchasers prior to the Execution Date or in such other form as may have been approved by the Required Holders.
“Replacement Reserve” means (a) with respect to any Real Estate owned or leased by a the Company or any Subsidiary Guarantor (or, as applicable, an Eligible Canadian Subsidiary), an amount equal to twenty cents ($.20) per annum multiplied by the Net Rentable Area of such Real Estate, and (b) with respect to any Real Estate that is subject to an EPR Senior First Mortgage, an amount equal to twenty cents ($.20) per annum multiplied by the Company’s reasonable good faith estimate of what the Net Rentable Area of such Real Estate would have been had such Real Estate been subject to a Lease rather than an EPR Senior First Mortgage; provided that, if the Bank Credit Agreement provides for a “replacement reserve” or similar reserve for any type of Real Estate described in clause (a) or (b) that is higher or lower than the rate set forth in such clause, the applicable rate for such type of Real Estate shall be such higher or lower rate.
“Required Holders” means at any time (a) prior to the Closing, the Purchasers and (b) on or after the Closing, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any Affiliate).
“Responsible Officer” means, with respect to any Person, any Senior Financial Officer and any other officer of such Person with responsibility for the administration of the relevant portion of this Agreement or the Subsidiary Guaranty Agreement.
“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.
“SEC” means the Securities and Exchange Commission of the United States.
“Secured Indebtedness” means Indebtedness secured (via a pledge or otherwise) by a Lien.
“Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act.
“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder from time to time in effect.
“Senior Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer or comptroller of such Person.
“Series A Notes” is defined in Section 1.
“Series B Notes” is defined in Section 1.
“Solvent” means, when used with respect to any Person, that (a) the fair value and the fair salable value of its assets (excluding any Indebtedness due from any affiliate of such Person) are each in excess of the fair valuation of its total liabilities (including all contingent liabilities computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that could reasonably be expected to become an actual and matured liability); (b) such Person is able to pay its debts or other obligations in the ordinary course as they mature; and (c) such Person has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.
“Source” is defined in Section 6.2.
“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.

“Static GAAP” is defined in Section 22.2.
“Subsequent Changes” is defined in Section 22.2.
“Subsidiary” (or, if more than one, “Subsidiaries”) means, for any Person, any corporation, partnership or other entity of which at least a majority of the Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions of such corporation, partnership or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person and whose accounts are consolidated with those of such Person pursuant to GAAP. Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.
“Subsidiary Guarantors” means, initially, each of the entities that is a party to the Subsidiary Guaranty Agreement on the Execution Date, each of which is a Wholly-Owned Subsidiary of the Company, and, after the Execution Date, any other Wholly-Owned Subsidiary of the Company organized under the laws of one of the States of the United States that becomes a party to the Subsidiary Guaranty Agreement in accordance with Section 9.9(a).
“Subsidiary Guaranty Agreement” is defined in Section 2.2.
“Subsidiary Guaranty Supplement” is defined in Section 9.9(a)(1).
“Substitute Purchaser” is defined in Section 21.
“SVO” means the Securities Valuation Office of the NAIC.
“Tenant” means a tenant of a Subsidiary Guarantor (or, as applicable, an Eligible Canadian Subsidiary) which leases space in an Unencumbered Property pursuant to a Lease.
“Total Asset Value” means without duplication, the sum of: (a) unrestricted cash and marketable securities held by the Company and its Subsidiaries; plus (b) Total Real Estate Value; plus (c) non-income producing real estate at cost of the Company and its Subsidiaries, to the extent not included in Total Real Estate Value, plus (d) Adelaar Value, plus (e) assets associated with Guarantees issued by the Company or one or more of its Subsidiaries, to the extent the Company or one or more of its Subsidiaries has a subrogation claim, Lien or ownership interest with respect to such assets and such assets are not included in Total Real Estate Value.
“Total Debt” means, in each case with respect to the Company and any of its Subsidiaries, without duplication, all Indebtedness, plus the face amount of any undrawn letters of credit, plus any Contingent Obligations.
“Total Real Estate Value” means EBITDA of the Company and its Subsidiaries for the most recent quarter, with pro forma adjustments for any assets acquired or sold during the relevant period, multiplied by four (which is the annualization factor), and then divided by the applicable capitalization rate. Such capitalization rate shall be (a) 8.00% for all Entertainment Real Estate, and (b) 9.00% for assets that are not Entertainment Real Estate; provided that, if in determining “total real estate value” or a similar amount under the Bank Credit Agreement, the Bank Credit Agreement provides for “EBITDA” or a similar amount to be capitalized at a rate for any Entertainment Real Estate or other assets described in clause (a) or (b) that is higher or lower than the rate set forth in such clause, then the applicable capitalization rate for such Entertainment Real Estate or other assets shall be such higher or lower rate, provided, however, that in no event may the capitalization rate used for (1) Entertainment Real Estate or (2) assets other than Entertainment Real Estate be less than 7.00% and 8.00%, respectively. Any asset under construction with an executed Lease or EPR Senior First Mortgage will be included in Total Real Estate Value at the Company’s actual carrying value until construction is completed.
“Underwriteable Cash Flow” means (a) with respect to Unencumbered Property that is a Megaplex Movie Theatre (whether subject to a Lease or an EPR Senior First Mortgage), determined and calculated per each (1) master lease, (2) tenant for those leases that contain cross default provisions, or (3) each lease if neither (1) nor (2) apply, as the lesser of (i) the Unencumbered Property NOI for the trailing four quarter period, or (ii) the Exhibitor’s EBITDAR for such Unencumbered Property(ies) for the trailing four quarter period, divided by 1.25 (provided, however, that, if a given Megaplex Movie Theatre has not been in operation for one year, part (ii) will not apply); and (b) with respect to each Unencumbered Property(ies) that is not a Megaplex Movie Theatre, the Unencumbered Property NOI for the most recently ended quarter and then annualized.
“Unencumbered Asset Value” means with respect to the Unencumbered Properties, the Aggregate Underwriteable Cash Flow as of the end of the most recent quarter, with pro forma adjustments for any assets acquired or sold during the relevant period, annualized, and then capitalized at the rate of (a) 8.00% for any Entertainment Real Estate, and (b) 9.00% for all Unencumbered Properties that are not Entertainment Real Estate; provided that, if in determining “unencumbered asset value” or any similar amount under the Bank Credit Agreement, the Bank Credit Agreement provides for “aggregate underwriteable case flow” or a similar amount to be capitalized at a rate for Entertainment Real Estate or other Unencumbered Properties described in clause (a) or (b) that is higher or lower than the rate set forth in such clause, the applicable capitalization rate for such Entertainment Real Estate or other Unencumbered Properties shall be such higher or lower rate, provided, however, that in no event may the capitalization rate used for (1) Entertainment Real Estate or (2) Unencumbered Properties other than Entertainment Real Estate be less than 7.00% and 8.00%, respectively. Any Unencumbered Pool asset under construction with an executed Lease or EPR Senior First Mortgage not in material default under the applicable Lease or EPR Senior First Mortgage Loan will be included in the calculation at the Company’s carrying value until construction completion.
“Unencumbered Pool” means, as of any date of determination, all Eligible Real Estate other than any Eligible Real Estate or portion thereof that is otherwise excluded from the “unencumbered pool” under the Bank Credit Agreement or any Bonds (or, if at such time no Bank Credit Agreement exists, any Material Credit Facility) as of such date.
“Unencumbered Property” or “Unencumbered Properties” means the Eligible Real Estate owned or leased by any Subsidiary Guarantor (or an Eligible Canadian Subsidiary) or subject to an EPR Senior First Mortgage, to be included in the calculation of the Unencumbered Pool. Insofar as Unencumbered Property consists of Eligible Real Estate that is subject to an EPR Senior First Mortgage, the term “Unencumbered Property” shall be deemed to refer to such Eligible Real Estate or the related EPR Senior Property Loan, as the context may require. The initial Unencumbered Pool shall consist of the properties described as such in Schedule 5.10.
“Unencumbered Property Net Operating Income” or “Unencumbered Property NOI” means with respect to any Unencumbered Property, for any period, the aggregate of actual recurring “property revenues” earned by a Subsidiary Guarantor (or, as applicable, an Eligible Canadian Subsidiary) in such period (provided, however, that any amounts accrued shall only include those amounts not more than 45 days delinquent in arrears) for such Unencumbered Property (including Base Rent and expense reimbursement, but excluding straight line and percentage rent), (or in the case of Unencumbered Properties subject to EPR Senior First Mortgages, the related mortgage loan interest income) and all as otherwise determined in accordance with GAAP together with recoveries from tenants as determined in accordance with GAAP, all such amounts shall be attributable to such period and accrued according to GAAP, less (a) all “property expenses” consisting solely of expenses incurred or accrued by a Subsidiary Guarantor (or, as applicable, an Eligible Canadian Subsidiary) that are directly related to the operation and ownership of such Unencumbered Property, including any real estate taxes, sales taxes, common area maintenance charges, accounting and administration, security, utilities, maintenance, janitorial, premiums for casualty and liability insurance or ground lease payments (excluding from the foregoing expenses for depreciation, amortization, interest and leasing commissions with respect to such Unencumbered Property) actually paid by a Subsidiary Guarantor (or, as applicable, an Eligible Canadian Subsidiary), and (b) an allowance for property management expenses calculated at the greater of (1) 3.00% of Base Rent or (2) actual property management expenses (the “Management Expense”), and (c) the Replacement Reserve (provided that the deduction described in this clause (c) shall not apply to Unencumbered Property consisting of land under development). If such period is less than a year, expenses described in clause (a) above that are payable less frequently than monthly during the course of a year (e.g., real estate taxes and insurance premiums) shall be adjusted by “straight lining” the amounts so that such expenses are accrued on a monthly basis over the course of a year and fairly stated for each period. In the event that information for the trailing four quarters or for any other period as may be required under this Agreement, is not available for an Unencumbered Property, then, if such Unencumbered Property is a new theatre or a new Lease executed by a Tenant and a Subsidiary Guarantor (or, as applicable, an Eligible Canadian Subsidiary) in connection with the acquisition of an Unencumbered Property, then for purposes of this calculation, “property revenues” shall mean the actual annual base rent on an effective triple net basis for the Unencumbered Property, as provided for in the applicable Lease less the Management Expense and less the Replacement Reserve (or, in the case of an Unencumbered Property encumbered by an EPR Senior First Mortgage, “property revenues” shall mean the actual interest income for the Unencumbered Property). Additionally, as the Unencumbered Property financial information becomes available (i.e., after the Unencumbered Property has been in operation for one quarter, two quarters, etc.) such actual information shall be used, as adjusted, by “annualizing” the amounts so that such amounts are received on a monthly basis over the course of a year and fairly stated for each period, and as further adjusted for “property expenses,” Management Expense and Replacement Reserves.

“United States” or “U.S.” means the United States of America.
“United States Person” has the meaning set forth in Section 7701(a)(30) of the Code.
“Unsecured Indebtedness” means Indebtedness of the Company, on a Consolidated basis, which is not Secured Indebtedness.
“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 and the rules and regulations promulgated thereunder from time to time in effect.
“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.
“Wholly-Owned Subsidiary” means any Subsidiary of a Person in respect of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors’ qualifying shares) are at the time directly or indirectly owned or controlled by such Person or one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person.

FORM OF SERIES A NOTE
EPR PROPERTIES
4.35% Series A Guaranteed Senior Notes due August 22, 2024
No. AR - ______    ________ __, 20__
$_____________    PPN 26884U A*0
FOR VALUE RECEIVED, the undersigned, EPR Properties (herein called the “Company”), a Maryland real estate investment trust, hereby promises to pay to ____________, or registered assigns, the principal sum of _____________________ DOLLARS (or so much thereof as shall not have been prepaid) on August 22, 2024 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30‑day months) (a) on the unpaid balance hereof at the rate of 4.35% per annum from the date hereof, payable semiannually, on the twenty-second day of February and August in each year, commencing with the February 22 or August 22 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (1) on any overdue payment of interest and (2) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 6.35% or (ii) 2.00% over the rate of interest publicly announced by Bank of America, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated August 1, 2016 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.3 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

SCHEDULE 1(a)
(to Note Purchase Agreement)

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.
EPR PROPERTIES

By
    Its

S-1(a)-2

FORM OF SERIES B NOTE
EPR PROPERTIES
4.56% Series B Guaranteed Senior Notes due August 22, 2026
No. BR - ______    ________ __, 20__
$_____________    PPN 26884U A@8
FOR VALUE RECEIVED, the undersigned, EPR Properties (herein called the “Company”), a Maryland real estate investment trust, hereby promises to pay to ____________, or registered assigns, the principal sum of _____________________ DOLLARS (or so much thereof as shall not have been prepaid) on August 22, 2026 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 4.56% per annum from the date hereof, payable semiannually, on the twenty-second day of February and August in each year, commencing with the February 22 or August 22 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (1) on any overdue payment of interest and (2) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 6.56% or (ii) 2.00% over the rate of interest publicly announced by Bank of America, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated August 22, 2016 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.3 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

SCHEDULE 1(b)
(to Note Purchase Agreement)

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.
EPR PROPERTIES

By
    Its

S-1(b)-2

FORM OF OPINION OF SPECIAL COUNSEL
FOR THE COMPANY AND THE SUBSIDIARY GUARANTORS

August ____, 2016
To the Purchasers
referred to below

Re:    EPR Properties and Certain Subsidiaries
Ladies and Gentlemen:
We have acted as counsel to EPR Properties, a Maryland real estate investment trust (the "Company"), and its 48 direct or indirect subsidiaries identified in Schedule 1 attached hereto (each, a "Subsidiary Guarantor"), in connection with the Note Purchase Agreement dated as of August 1, 2016 (the "Note Purchase Agreement") among the Company and the Purchasers listed in the Purchaser Schedule thereto (the "Purchasers"). The Company and the Subsidiary Guarantors are sometimes referred to herein as the "Loan Parties."
This opinion letter is delivered to you pursuant to Section 4.4(a) of the Note Purchase Agreement and at the request of the Loan Parties. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Note Purchase Agreement. Terms defined herein or therein in the singular are to have corresponding meanings when used in the plural, and vice versa.

I.    Documents Reviewed and Covered Laws
In reaching the conclusions expressed in this opinion letter, we have reviewed the following documents (collectively, the "Reviewed Documents"):
(1)    the Note Purchase Agreement;

(2)	the Series A Notes, dated the date hereof, issued to the Purchasers and in the amounts described in Part A of Schedule 2 hereto (collectively, the "Series A Notes");

(3)
the Series B Notes, dated the date hereof, issued to the Purchasers and in the amounts described in Part B of Schedule 2 hereto (collectively, the "Series B Notes" and, together with the Series A Notes, the "Notes");

(4)	the Subsidiary Guaranty Agreement, dated as of the date hereof, from the Subsidiary Guarantors in favor of the Holders referred to therein (the "Subsidiary Guaranty Agreement");

(5)
with respect to each Loan Party, a copy of its declaration of trust, articles or certificate of incorporation, articles or certificate of organization, articles or certificate of partnership or similar formation document, as the case may be, as recently certified to us by the secretary of state or comparable state official of such Loan Party's state of organization or by an officer or other authorized representative of such Loan Party as being a true and

SCHEDULE 4.4(a)
(to Note Purchase Agreement)

August ___, 2016

complete copy thereof, including any amendments or other modifications thereto, as of the date of such certification in the case of a certification by a public official and as of the date hereof in the case of a certification by an officer or other representative of such Loan Party (with respect to such Loan Party, its "Articles");

(6)
with respect to each Loan Party, a copy of its trust agreement, by-laws, operating agreement, partnership agreement or similar constituent agreement, as the case may be, as certified to us by an officer or other duly authorized representative of such Loan Party as being a true and complete copy thereof, including any amendments or other modifications thereof, as of the date hereof (together with such Loan Party's Articles, its "Organizational Documents");

(7)
with respect to each Loan Party, a copy of the consent or similar authorizing resolutions of its board of trustees, board of directors, board of managers, members, limited partner or similar governing body, as the case may be, with respect to such Loan Party's authority to enter into and to perform its obligations under the Loan Documents (as defined below) to which it is a party;

(8)
with respect to each Loan Party, a certificate of good standing, certificate of existence, certificate of authority or similar certificate, as the case may be, issued by the secretary of state or comparable state official of such Loan Party's state of organization (with respect to such Loan Party, its "Good Standing Certificate"); and

(9)
such other certificates of officers or representatives of the Loan Parties, agreements, documents, decrees, orders, records and papers as we have deemed relevant or necessary as a basis for certain opinions and confirmations set forth herein.

The Note Purchase Agreement, the Notes and the Subsidiary Guaranty Agreement are collectively referred to herein as the "Loan Documents."
We have relied, with respect to certain factual matters relevant to this opinion letter, on the representations and warranties of the parties set forth in the Reviewed Documents and factual certificates or comparable documents of officers and other representatives of the Loan Parties or their respective affiliates as we have deemed relevant or necessary to give the opinions and confirmations set forth below, all of which representations, warranties, certificates and documents we have assumed, without independent investigation on our part, to be true, correct and complete as of the date hereof.
Our opinions and statements expressed herein are restricted to matters governed by the following laws (collectively, "Applicable Laws"): (i) the federal laws of the United States of America and the laws of the States of New York and Missouri, in each case that we, based upon the scope of our representation of, and our experience with, the Loan Parties, and exercising customary professional diligence, reasonably recognize as applicable to the Loan Parties with respect to transactions of the type contemplated in the Loan Documents; (ii) the Maryland REIT Law, Md. Code Ann., Corps. & Ass'ns §§ 8-101 et seq., (iii) the Delaware Limited Liability Company Act, 6 Del. Code Ann. §§ 18-101 et seq., (iv) the Delaware General Corporation Law, Del. Code Ann. tit. 8, §§ 101 et seq., and (v) the Delaware Revised Uniform Limited Partnership Act, Del. Code Ann. tit. 17, §§ 101 et seq. We express no opinion as to any matter arising under, and the term Applicable Laws shall not include, the laws of any other jurisdiction, including, without limitation, the statutes, ordinances, rules and regulations of any foreign country or subdivision thereof or the counties, towns, municipalities and special political subdivisions of any state of the United States of America. Other limitations on the laws covered by the opinions and

August ___, 2016

confirmations set forth below are contained in part IV below, entitled Qualifications and Other Limitations.
II.    Assumptions
In rendering the opinions expressed below, we have made, with your consent, and without independent investigation on our part, the following assumptions:
a.    (i) the Loan Documents have been, to the extent necessary, duly and properly authorized by each party thereto (other than a Loan Party), and executed, acknowledged, delivered and accepted, as applicable, by each party thereto (other than a Loan Party), (ii) each party to a Loan Document (other than a Loan Party) is validly existing and in good standing (or its equivalent) in the jurisdiction of its organization, (iii) each party to a Loan Document (other than a Loan Party) has all necessary power and authority (corporate or otherwise) to execute, enter into, deliver and perform such Loan Document, (iv) the execution, delivery and performance of each Loan Document by each party thereto do not contravene any provision of the charter documents, bylaws or other organizational documents of such party (other than, in the case of a Loan Party, its Organization Documents), (v) the execution, delivery and performance of each Loan Document by each party thereto do not contravene any provision of any agreement or instrument which is binding on such party or any of its properties (other than as expressly opined on below with respect to any Loan Party), (vi) the execution, delivery and performance of each Loan Document by each party thereto do not contravene any provision of any law applicable to such party or any order, writ, judgment, injunction or decree of any court or arbitral authority applicable to such party (in each case other than as expressly opined on below with respect to any Loan Party), (vii) all consents, approvals, authorizations or orders of, or filings, registrations or qualifications with, any court or governmental authority have been obtained and remain in full force and effect for the execution, delivery and performance of each Loan Document by each party thereto, and the legality, validity, binding effect and enforceability against each such party of each such Loan Document (in each case other than as expressly opined on below with respect to any Loan Party), and (viii) the Loan Documents are valid and binding obligations of each party thereto (other than any Loan Party) and are enforceable against each party thereto (other than any Loan Party) in accordance with their respective terms.
b.    All certifications made to us by public officials are accurate and complete. All certifications made to us by the Loan Parties or their officers or representatives concerning factual matters are accurate and complete.
c.    Any natural person signing any of the Reviewed Documents has or had, at any relevant time, the competence and legal capacity to execute and deliver such Reviewed Document and, in the case of a natural person signing in a representative capacity, the authority to sign the Reviewed Documents on behalf of the applicable parties thereto (other than, in the case of any Loan Document, the authority to sign such Loan Document on behalf of a Loan Party).
d.    There is no circumstance (such as, but not limited to, mutual mistake of fact or misunderstanding, fraud in the inducement, duress, undue influence, waiver or estoppel) extrinsic to the Loan Documents which would give rise to a defense against enforcement or effectiveness of any of the Loan Documents.
e.    (i) All Reviewed Documents submitted to us as certified, conformed, photostatic, electronically mailed or facsimile copies conform to the original documents, and all such original documents are authentic, (ii) all Reviewed Documents submitted to us as originals are authentic, and (iii) all signatures appearing on Reviewed Documents furnished to us are genuine.

August ___, 2016

f.    The statements, recitals, representations and warranties as to matters of fact set forth in the Reviewed Documents are accurate and complete.
g.    There is no written or oral agreement or understanding, or course of dealing or performance or usage of trade, defining, supplementing, amending, modifying, waiving or qualifying the terms of any of the Reviewed Documents.
h.    The conduct of each of the parties and their respective agents in connection with the Loan Documents and the transactions contemplated thereby has complied with any requirement of good faith, fair dealing and conscionability.
i.    Each recipient of and any other party relying on this opinion letter has reasonably relied on the opinions and confirmations set forth herein in entering into any transactions relating to the Note Purchase Agreement or the other Loan Documents and, at the time of entering into such transactions, does not have knowledge or a reasonable basis to believe that any opinions or confirmations set forth herein are inaccurate.
j.    The proceeds of the Notes will be used solely for the purposes set forth in the Note Purchase Agreement.
III.    Opinions
Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion as of the date hereof that:
1.    The Company is a trust validly existing and in good standing under the laws of the State of Maryland, has the trust power and authority to execute and perform the Note Purchase Agreement and to issue the Notes and has the trust power and authority to conduct the activities in which it is now engaged.
2.    Each Subsidiary Guarantor is a corporation or other legal entity validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, has the corporate or other entity power and authority to execute and perform the Subsidiary Guaranty Agreement and has the corporate or other entity power and authority to conduct the activities in which it is now engaged.
3.    The Note Purchase Agreement and the Notes have been duly authorized by all necessary trust action on the part of the Company, have been duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.
4.    The Subsidiary Guaranty Agreement has been duly authorized by all necessary corporate or other entity action on the part of each Subsidiary Guarantor, has been duly executed and delivered by each Subsidiary Guarantor and constitutes legal, valid and binding obligations of each Subsidiary Guarantor enforceable against each Subsidiary Guarantor in accordance with its terms.
5.    Neither the Company nor any Subsidiary Guarantor is required to obtain any approval, consent or withholding of objection on the part of, or undertake any filing, registration or qualification with, any Governmental Authority under any Applicable Laws in connection with the execution, delivery or performance by (a) the Company of the Note Purchase Agreement or the Notes or (b) any Subsidiary Guarantor of the Subsidiary Guaranty Agreement.

August ___, 2016

6.    The issuance and sale of the Notes and the execution and delivery by the Company of the Note Purchase Agreement do not – and if the Company were to now perform all of its obligations under the Notes and the Note Purchase Agreement such performance would not – violate any Applicable Laws or violate any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any property of the Company pursuant to (a) the provisions of its Organizational Documents, or (b) (i) in the case of Indebtedness described in clauses 1 through 5 of Schedule 5.15 of the Note Purchase Agreement, the documents governing such Indebtedness, (ii) in the case of Indebtedness described in clause 7 of Schedule 5.15 of the Note Purchase Agreement, the guarantee instruments provided to us by the Company relating to such Indebtedness (but not any documents referred to in, or incorporated by reference into, such guarantee instruments), and (iii) in the case of agreements or instruments to which the Company is a party or by which the Company is bound and which are not described in the preceding clauses (i) and (ii), to our knowledge, such agreements and instruments.
7.    The execution and delivery by each Subsidiary Guarantor of the Subsidiary Guaranty Agreement do not – and if each Subsidiary Guarantor were to now perform all of its obligations under the Subsidiary Guaranty Agreement such performance would not – violate any Applicable Laws or violate any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any property of such Subsidiary Guarantor pursuant to (a) the provisions of its Organizational Documents, or (b) (i) in the case of Indebtedness described in clauses 1 through 5 of Schedule 5.15 of the Note Purchase Agreement, the documents governing such Indebtedness, (ii) in the case of Indebtedness described in clause 7 of Schedule 5.15 of the Note Purchase Agreement, the guarantee instruments provided to us by such Subsidiary Guarantor relating to such Indebtedness (but not any documents referred to in, or incorporated by reference into, such guarantee instruments), and (iii) in the case of agreements or instruments to which such Subsidiary Guarantor is a party or by which such Subsidiary Guarantor is bound and which are not described in the preceding clauses (i) and (ii), to our knowledge, such agreements and instruments.
8.    Neither the issuance, sale or delivery of the Notes under the circumstances contemplated by the Note Purchase Agreement nor the execution and delivery of the Subsidiary Guaranty Agreement require the registration of the Notes or the Subsidiary Guaranty Agreement under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.
9.    Neither the Company nor any Subsidiary Guarantor is an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
10.    The issuance of the Notes and the use of the proceeds of the sale of the Notes in accordance with the provisions of the Note Purchase Agreement do not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.
IV.    Qualifications and Other Limitations
Our opinions and any confirmations set forth above are subject to the following additional qualifications and limitations:
A.    The enforceability of each Loan Document is subject to the effect of applicable bankruptcy, insolvency, reorganization, receivership, arrangement, moratorium, assignment for the benefit of creditors and other similar laws affecting the rights and remedies of creditors. This qualification includes, without limitation, the avoidance, fraudulent transfer and preference provisions of the federal Bankruptcy Code of 1978 (11 U.S.C. §§ 101 et seq.), as amended, and the fraudulent transfer and conveyance laws of the State of New York.

August ___, 2016

B.    The enforceability of each Loan Document is subject to the effect of principles of equity (including those respecting the concepts of reasonableness, materiality, good faith and fair dealing and the availability of injunctive relief or specific performance), whether considered in a proceeding at law or in equity, and the limitations imposed by applicable procedural requirements of applicable state or federal law.
C.    The enforceability of each Loan Document is subject to (i) the effect of generally applicable rules of law that limit or deny the enforceability of provisions (a) purporting to waive defenses or rights or the obligations of good faith, fair dealing, diligence or reasonableness, (b) purporting to authorize a party to take discretionary independent actions for the account of, or as agent or attorney-in-fact for, a Loan Party under a Loan Document, or (c) purporting to provide for the indemnification or exculpation of, or contribution to, a party with respect to such party's intentional acts or gross negligence, with respect to securities law violations or to the extent that such provisions violate public policy considerations; and (ii) the effect of generally applicable rules of law that govern and afford judicial discretion regarding the determination of damages.
D.    We express no opinion as to the enforceability of (i) any provision which either directly or indirectly limits the time in which any suit or action may be instituted by a party; (ii) any provision which requires a party to execute and deliver additional agreements or instruments other than agreements or instruments which are limited in effect to effectuating the express terms of a Loan Document and do not expand or modify such terms; (iii) any provision regarding choice of governing law other than the laws of the State of New York or consent to jurisdiction or venue; (iv) any waiver by a party of personal service of process or any consent of a party to service of process upon it in a manner that does not satisfy the requirements of applicable law; (v) any waiver by a party of its right to a jury trial; (vi) any severability provision; (vii) any right of set-off; (viii) any redemption premiums or debt prepayment or yield-maintenance fees, to the extent that a court determines that enforcement thereof would constitute a penalty or unreasonable liquidated damages or would result in a forfeiture; (ix) default, post-judgment or redemption period rates of interest; (x) the recovery of attorneys' or collection agency fees; (xi) appointment of a receiver as a matter of right or otherwise without prior judicial approval thereof; (xii) any provision which would have the effect of giving a Person cumulative or duplicative remedies, to the extent such accumulated or duplicate remedies purport to or would have the effect of compensating such Person in any amount in excess of the actual amount of loss suffered by such Person; (xiii) any waiver of rights or remedies which, by applicable law, cannot be waived by agreement; and (xiv) any modification or waiver of evidentiary standards established by applicable law.
E.    Our opinions, insofar as they relate to provisions of the Loan Documents concerning choice of law or purporting to constitute a submission to the jurisdiction of one or more specified courts, are rendered solely in reliance upon New York General Obligations Law Section 5-1401 and 5-1402, and New York Civil Practice Law and Rules, Rule 327(b), and are expressly conditioned upon the assumption that the legality, validity, binding effect and enforceability of such provisions will be determined by a court of the State of New York or a United States Federal court sitting in New York and applying New York choice of law rules, including such Sections 5-1401 and 5-1402.
F.    The enforceability of any provision of a Loan Document which purports to be a guarantee of the payment or performance of obligations of another Person is subject to applicable suretyship laws and similar principles whereby such guarantee may be discharged or limited upon the occurrence or nonoccurrence of certain events without the guarantor's consent, including, without limitation, a modification of the guaranteed obligation without the guarantor's consent or an impairment of collateral.

August ___, 2016

G.    In addition to the other qualifications set forth in this opinion letter regarding the enforceability of a Loan Document, certain waivers, procedures, remedies and other provisions of the Loan Documents may be rendered unenforceable or limited by the laws, regulations or judicial decisions, but such laws, regulations and judicial decisions would not render any Loan Document invalid as a whole and would not make the remedies available under the Loan Documents, taken as a whole, inadequate for the practical realization of the principal rights and benefits purported to be afforded thereby, except for the economic consequences of any judicial, administrative or other delay or procedure which may be imposed by applicable law.
H.    We express no opinion on tax, environmental or antitrust laws or matters or, except as provided in opinion paragraph numbers 8, 9 and 10, securities laws or matters.
I.    Our opinions set forth in opinion paragraph numbers 1 and 2 above with respect to each Loan Party as to its valid existence and good standing in its jurisdiction of organization are based solely upon our review of such Loan Party's Good Standing Certificate, and we express no conclusions as to such matters beyond what are stated in the Good Standing Certificates. If a Good Standing Certificate is dated prior to the date of this opinion letter, we have assumed the Loan Party referenced in such Good Standing Certificate is and remains in good standing on the date hereof in the jurisdiction referred to therein.
J.    We express no opinion as to the sufficiency, accuracy or correctness of any descriptions of any collateral or other property contained in any of the Reviewed Documents.
K.    We express no opinion with respect to any Loan Party's right, title or interest in or to any property, nor do we render any opinion with respect to the validity, creation, attachment, perfection or priority of any security interest or other Lien.
L.    Whenever this opinion letter is qualified by the phrase "known to us" or "to our knowledge" (or words or phrases of similar meaning) with respect to the existence or absence of facts or other matters, it is intended to indicate that no attorney currently a member of or employed by this law firm and actively involved in the representation of the Loan Parties with respect to the transactions contemplated by the Loan Documents (such attorneys being limited to Mark Ovington, James Allen, Jennifer Moyer and Lara Page) has actual knowledge (i.e., present consciousness awareness) of the existence or absence of such facts or other matters. We have not undertaken any independent investigation to determine the existence or absence of such facts or other matters, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation. No inference as to our knowledge of the existence or absence of such facts or other matters should be drawn from the fact of our representation of, or our role as counsel to, the Loan Parties or any of their respective affiliates.
M.    With respect to our opinions in opinion paragraph numbers 3 and 4 above, we note that we have not witnessed the physical execution and delivery of the Loan Documents by the Loan Parties and, in rendering such opinions, we have instead relied on one or more certificates from the Loan Parties with respect to such factual matters.
N.    We have assumed the Purchasers will pay for the Notes in accordance with the provisions of the Note Purchase Agreement.
O.    We express no opinion with respect to any subsequent resale of any Notes.

August ___, 2016

P.    Our opinions and other statements set forth in this opinion letter are based upon the facts in existence and the laws in effect on the date hereof, and we expressly disclaim any obligation to update or supplement our opinions or other statements in response to changes in the law by legislative or regulatory action, judicial decision or otherwise becoming effective hereafter or future events or circumstances affecting the transactions described in the Loan Documents.
This opinion letter is solely for the benefit of the addressees hereof and their respective successors and permitted assigns in connection with the execution and delivery of the Loan Documents and may not be relied upon by any other Person or for any other purpose. Subject to the foregoing, subsequent holders of the Notes may rely upon this opinion letter and this opinion letter may be provided to Governmental Authorities including, without limitation, the National Association of Insurance Commissioners.
Very truly yours,

Schedule 1

(Subsidiary Guarantors)

1.    30 West Pershing, LLC, a Missouri limited liability company
2.    Adelaar Developer, LLC, a Delaware limited liability company
3.    Burbank Village, L.P., a Delaware limited partnership
4.    Cantera 30 Theatre, L.P., a Delaware limited partnership
5.    ECE I, LLC, a Delaware limited liability company
6.    ECE II, LLC, a Delaware limited liability company
7.    ECS Douglas I, LLC, a Delaware limited liability company
8.    Education Capital Solutions, LLC, a Delaware limited liability company
9.    EPR Hialeah, Inc., a Missouri corporation
10.    EPR Karting, LLC, a Delaware limited liability company
11.    EPR North US LP, a Delaware limited partnership
12.    EPR Tuscaloosa, LLC, a Delaware limited liability company
13.    EPT 909, Inc., a Delaware corporation
14.    EPT Aliso Viejo, Inc., a Delaware corporation
15.    EPT Boise, Inc., a Delaware corporation
16.    EPT Charlotte, LLC, a Delaware limited liability company
17.    EPT Concord II, LLC, a Delaware limited liability company
18.    EPT Dallas, LLC, a Delaware limited liability company
19.    EPT Davie, Inc., a Delaware corporation
20.    EPT Deer Valley, Inc., a Delaware corporation
21.    EPT DownREIT II, Inc., a Missouri corporation
22.    EPT Fontana, LLC, a Delaware limited liability company
23.    EPT Gulf Pointe, Inc., a Delaware corporation
24.    EPT Hamilton, Inc., a Delaware corporation
25.    EPT Huntsville, Inc., a Delaware corporation
26.    EPT Hurst, Inc., a Delaware corporation
27.    EPT Kalamazoo, Inc., a Missouri corporation
28.    EPT Little Rock, Inc., a Delaware corporation
29.    EPT Mad River, Inc., a Missouri corporation
30.    EPT Melbourne, Inc., a Missouri corporation
31.    EPT Mesa, Inc., a Delaware corporation
32.    EPT Mesquite, Inc., a Delaware corporation
33.    EPT Mount Snow, Inc., a Delaware corporation
34.    EPT Nineteen, Inc., a Delaware corporation
35.    EPT Oakview, Inc., a Delaware corporation
36.    EPT Pensacola, Inc., a Missouri corporation
37.    EPT Pompano, Inc., a Delaware corporation
38.    EPT Raleigh Theatres, Inc., a Delaware corporation
39.    EPT Ski Properties, Inc., a Delaware corporation
40.    EPT South Barrington, Inc., a Delaware corporation
41.    EPT Twin Falls, LLC, a Delaware limited liability company
42.    EPT Waterparks, Inc., a Delaware corporation
43.    Flik, Inc., a Delaware corporation
44.    Megaplex Four, Inc., a Missouri corporation
45.    Megaplex Nine, Inc., a Missouri corporation

46.    New Roc Associates, L.P., a New York limited partnership
47.    Tampa Veterans 24, L.P., a Delaware limited partnership
48.    Westcol Center, LLC, a Delaware limited liability company

Schedule 2

(Notes)

Part A – Series A Notes

Purchaser:                            Stated Principal Amount:

1.    ______________________                    $____________________
2.    ______________________                    $____________________
3.    ______________________                    $____________________
4.    ______________________                    $____________________
5.    ______________________                    $____________________
6.    ______________________                    $____________________

Part B – Series B Notes

Purchaser:                            Stated Principal Amount:

1.    ______________________                    $____________________
2.    ______________________                    $____________________
3.    ______________________                    $____________________
4.    ______________________                    $____________________
5.    ______________________                    $____________________
6.    ______________________                    $____________________

FORM OF OPINION OF SPECIAL COUNSEL
FOR THE PURCHASERS
The closing opinion of Schiff Hardin LLP, special counsel to the Purchasers, called for by Section 4.4(b) of the Agreement, shall be dated the date of the Closing and addressed to the Purchasers, shall be satisfactory in form and substance to the Purchasers and shall be to the effect that:
1.    The Company is a trust in good standing under the laws of the State of Maryland.
2.    The Agreement and the Notes being delivered on the date hereof constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.
3.    The Subsidiary Guaranty Agreement constitutes the legal, valid and binding obligation of each Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.
4.    The issuance, sale and delivery of the Notes being delivered on the date hereof under the circumstances contemplated by the Agreement do not, under existing law, require the registration of such Notes under the Securities Act or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.
The opinion of Schiff Hardin LLP shall also state that the opinions of (a) Stinson Leonard Street LLP, special counsel for the Company and the Subsidiary Guarantors is satisfactory in scope and form to Schiff Hardin LLP and that, in its opinion, the Purchasers are justified in relying thereon.
In rendering the opinion set forth in paragraph 1 above, Schiff Hardin LLP may rely solely upon an examination of the good standing of the Company from the Secretary of State of the State of Maryland. The opinion of Schiff Hardin LLP is limited to the laws of the State of New York and the federal laws of the United States.
With respect to matters of fact upon which such opinion is based, Schiff Hardin LLP may rely on appropriate certificates of public officials and officers of the Company and the Subsidiary Guarantors and upon representations of the Company, the Subsidiary Guarantors and the applicable Purchasers delivered in connection with the issuance and sale of the Notes being delivered on the date hereof.

SCHEDULE 4.4(b)
(to Note Purchase Agreement)

DISCLOSURE MATERIALS
Private Placement Investor Presentation of the Company, dated July 2016.

SCHEDULE 5.3
(to Note Purchase Agreement)

SUBSIDIARIES OF THE COMPANY AND
OWNERSHIP OF SUBSIDIARY STOCK

(i)	Company's subsidiaries and affiliates (* indicates Subsidiary Guarantor)

Entity:                                    Jurisdiction of Organization:

30 West Pershing, LLC*                        MO
Adelaar Developer, LLC*                        DE
Atlantic - EPR I                             DE
Atlantic - EPR II                            DE
Burbank Village, Inc.                            DE
Burbank Village, L.P.*                        DE
Cantera 30, Inc.                            DE
Cantera 30 Theatre, L.P.*                         DE
Cinescape Equity, LLC                        DE
Cinescape Mezz, LLC                            DE
Cinescape Property, LLC                        DE
Early Childhood Education, LLC                    DE
ECE I, LLC*                                DE
ECE II, LLC*                                DE
ECS Douglas I, LLC*                            DE
Education Capital Solutions, LLC*                    DE
EPR Apex, Inc.                            DE
EPR Camelback, LLC                            DE
EPR Canada, Inc.                            MO
EPR Concord II, L.P.                            DE
EPR Escape, LLC                            DE
EPR Gaming Properties, LLC                        DE
EPR Hialeah, Inc.*                            MO
EPR Karting, LLC*                            DE
EPR North Finance Trust                        Ontario, Canada
EPR North GP ULC                            British Columbia, Canada
EPR North Holdings GP ULC                    British Columbia, Canada
EPR North Holdings LP                        Ontario, Canada
EPR North Properties LP                        Ontario, Canada
EPR North Trust                            KS
EPR North US GP Trust                        DE
EPR North US LP*                            DE
EPR Resorts, LLC                            DE
EPR TRS Holdings, Inc.                        MO
EPR TRS I, Inc.                            MO
EPR TRS II, Inc.                            MO
EPR TRS III, Inc.                            MO
EPR TRS IV, Inc.                            MO

SCHEDULE 5.4
(to Note Purchase Agreement)

EPR Tuscaloosa, LLC    *                        DE
EPT 301, LLC                                MO
EPT 909, Inc.*                            DE
EPT Aliso Viejo, Inc.*                        DE
EPT Arroyo, Inc.                            DE
EPT Auburn, Inc.                            DE
EPT Biloxi, Inc.                            DE
EPT Boise, Inc.*                            DE
EPT Charlotte, LLC*                            DE
EPT Chattanooga, Inc.                        DE
EPT Columbiana, Inc.                            DE
EPT Concord II, LLC*                        DE
EPT Concord, LLC                            DE
EPT Dallas, LLC*                            DE
EPT Davie, Inc.*                            DE
EPT Deer Valley, Inc.*                        DE
EPT DownREIT, Inc.                            MO
EPT DownREIT II, Inc.*                        MO
EPT East, Inc.                                DE
EPT Firewheel, Inc.                            DE
EPT First Colony, Inc.                        DE
EPT Fontana, LLC*                            DE
EPT Fresno, Inc.                            DE
EPT Gulf Pointe, Inc.*                        DE
EPT Hamilton, Inc.*                            DE
EPT Hattiesburg, Inc.                            DE
EPT Huntsville, Inc.*                            DE
EPT Hurst, Inc.*                            DE
EPT Indianapolis, Inc.                            DE
EPT Kalamazoo, Inc.*                        MO
EPT Kenner, LLC                            DE
EPT Lafayette, Inc.                            DE
EPT Lawrence, Inc.                            DE
EPT Leawood, Inc.                            DE
EPT Little Rock, Inc.*                        DE
EPT Macon, Inc.                            DE
EPT Mad River, Inc.*                            MO
EPT Manchester, Inc.                            DE
EPT Melbourne, Inc.*                            MO
EPT Mesa, Inc.*                            DE
EPT Mesquite, Inc.*                            DE
EPT Modesto, Inc.                            DE
EPT Mount Attitash, Inc.                        DE
EPT Mount Snow, Inc.*                        DE
EPT New England, LLC                        DE

S-5.4-2

EPT New Roc GP, Inc.                        DE
EPT New Roc, LLC                            DE
EPT Nineteen, Inc.*                            DE
EPT Oakview, Inc.*                            DE
EPT Pensacola, Inc.*                            MO
EPT Pompano, Inc.*                            DE
EPT Raleigh Theatres, Inc.*                        DE
EPT Ski Properties, Inc.*                        DE
EPT Slidell, Inc.                            DE
EPT South Barrington, Inc.*                        DE
EPT Twin Falls, LLC*                        DE
EPT Virginia Beach, Inc.                        DE
EPT Waterparks, Inc.*                        DE
EPT White Plains, LLC                        DE
EPT Wilmington, Inc.                            DE
Flik Depositor, Inc.                            DE
Flik, Inc.*                                DE
Go to the Show, L.L.C.                        LA
International Hotel Ventures, Inc.                    DE
Kanata Entertainment Holdings, Inc.                    New Brunswick, Canada
McHenry FFE, LLC                            DE
Megaplex Four, Inc.*                            MO
Megaplex Nine, Inc.*                            MO
Metropolis Entertainment Holdings, Inc.                New Brunswick, Canada
Mississauga Entertainment Holdings, Inc.                New Brunswick, Canada
New Roc Associates, L.P.*                         NY
Oakville Entertainment Holdings, Inc.                New Brunswick, Canada
Rittenhouse Holding, LLC                        DE
Suffolk Retail, LLC                             DE
Tampa Veterans 24, Inc.                        DE
Tampa Veterans 24, L.P.*                         DE
Theatre Sub, Inc.                            MO
WestCol Center, LLC*                        DE
Whitby Entertainment Holdings, Inc.                    New Brunswick, Canada

(ii)    Company’s Board of Trustees and Senior Officers:
Board of Trustees:
Thomas M. Bloch
Barrett Brady
Peter C. Brown
Robert J. Druten
Jack A. Newman, Jr.

S-5.4-3

Gregory K. Silvers
Robin Peppe Sterneck
Senior Officers:
Gregory K. Silvers
Mark A. Peterson
Michael L. Hirons
Morgan G. Earnest II
Craig L. Evans
Tonya Mater
Tom Wright

S-5.4-4

FINANCIAL STATEMENTS
EPR Properties Form 10-Q for the fiscal quarter ended March 31, 2016.
EPR Properties Form 8-K (including the Supplemental Operating and Financial Data attached as Exhibit 99.2) furnished to the SEC on April 28, 2016.
EPR Properties Form 10-K for the fiscal year ended December 31, 2015.
EPR Properties Form 10-K for the fiscal year ended December 31, 2014.
EPR Properties Form 10-K for the fiscal year ended December 31, 2013.
EPR Properties Form 10-K for the fiscal year ended December 31, 2012.
EPR Properties Form 10-K for the fiscal year ended December 31, 2011.

SCHEDULE 5.5
(to Note Purchase Agreement)

REAL PROPERTIES
(i)    All real property, including that subject to an EPR Senior First Mortgage:
The Company's headquarters, which is leased to the Company, located at 909 Walnut Street, Kansas City, MO 64106, and the following properties:

Entity	Name	Location	Operator/Tenant	Secured Indebtedness/ Original Lender/ Amount[1]
30 West Pershing, LLC	Alamo Draft House - Lakeline	Lakeline, TX	Alamo Draft House	No
30 West Pershing, LLC	Carmike Theater Champaign	Champaign, IL	Carmike	No
30 West Pershing, LLC	Carmike Theater Opelika	Opelika	Carmike	No
30 West Pershing, LLC	Columbia Mall 14	Columbia, MD	AMC	No
30 West Pershing, LLC	Frank Theater Ranson	Ranson, WV	Frank Theaters LLC	No
30 West Pershing, LLC	Frank Theater Southern Pines	Southern Pines, NC	Frank Theaters LLC	No
30 West Pershing, LLC	Glendora 12	Glendora, CA	AMC	No
30 West Pershing, LLC	Grand Prairie 18	Peoria, IL	Carmike	No
30 West Pershing, LLC	Greensboro Grand 18	Greensboro, NC	Southern	No
30 West Pershing, LLC	Harbour View Market Place	Suffolk, VA	Regal & Other Retail	No
30 West Pershing, LLC	Cinemagic Hooksett IMAX 15	Hooksett, NH	Cinemagic	No
30 West Pershing, LLC	John Hancock Observatory	Chicago, IL	Montparnasse	No

SCHEDULE 5.10
(to Note Purchase Agreement)

Entity	Name	Location	Operator/Tenant	Secured Indebtedness/ Original Lender/ Amount[1]
30 West Pershing, LLC	Kalispell 14	Kalispell, MT	Cinemark	No
30 West Pershing, LLC	family entertainment center building	Jacksonville, FL	vacant	No
30 West Pershing, LLC	family entertainment center building	Indianapolis, IN	vacant	No
30 West Pershing, LLC	Look Theater Prestonwood	Dallas, TX	Look Cinemas	No
30 West Pershing, LLC	Panama City Beach Grand 16	Panama City, FL	Southern	No
30 West Pershing, LLC	Pinstripes Bowling & Bocce	Northbrook, IL	Pinstripes	No
30 West Pershing, LLC	Pinstripes Bowling & Bocce	Oakbrook, IL	Pinstripes	No
30 West Pershing, LLC	Regal VA Gateway	Gainesville, VA	Regal	No
30 West Pershing, LLC	Regal Winrock	Albuquerque, NM	Regal	No
30 West Pershing, LLC	Cinemagic Saco IMAX 13	Saco, ME	Cinemagic	No
30 West Pershing, LLC	Star Southfield Center	Southfield, MI	AMC & Other Retail	No
30 West Pershing, LLC	Top Golf Allen	Allen, TX	Top Golf	No
30 West Pershing, LLC	Top Golf Alpharetta	Alpharetta, GA	Top Golf	No
30 West Pershing, LLC	Top Golf Austin	Austin, TX	Top Golf	No
30 West Pershing, LLC	Top Golf Colony	Colony, TX	Top Golf	No

S-5.10-2

Entity	Name	Location	Operator/Tenant	Secured Indebtedness/ Original Lender/ Amount[1]
30 West Pershing, LLC	Top Golf Dallas	Dallas, TX	Top Golf	No
30 West Pershing, LLC	Top Golf Gilbert	Gilbert, AZ	Top Golf	No
30 West Pershing, LLC	Top Golf Houston	Houston, TX	Top Golf	No
30 West Pershing, LLC	Top Golf Scottsdale	Scottsdale, AZ	Top Golf	No
30 West Pershing, LLC	Top Golf Spring	Spring, TX	Top Golf	No
30 West Pershing, LLC	Top Golf Tampa	Tampa, FL	Top Golf	No
30 West Pershing, LLC	Cinemagic Westbrook 16	Westbrook, ME	Cinemagic	No
30 West Pershing, LLC	White Oak 14	Garner, NC	Regal	No
30 West Pershing, LLC	Winston Salem Grand 18	Winston-Salem, NC	Southern	No
30 West Pershing, LLC	Top Golf San Antonio	San Antonio, TX	Misc	No
30 West Pershing, LLC	Strawbridge - Virginia Beach	Virginia Beach, VA	Regal	No
30 West Pershing, LLC	Carmike Yulee	Yulee, FL	Carmike	No
30 West Pershing, LLC	MJR Sterling Heights	Sterling Heights, MI	MJR Theatres	No
30 West Pershing, LLC	The Ambassador Theatre	Lafayette, LA	Southern	Go to the Show bonds; $14,360,000

S-5.10-3

Entity	Name	Location	Operator/Tenant	Secured Indebtedness/ Original Lender/ Amount[1]
30 West Pershing, LLC	New Iberia Theatre	New Iberia, LA	Southern	(same Go to the Show bonds as above for Lafayette, LA)
30 West Pershing, LLC	Bedford Theatre 7	Bedford, IN	Regal	Wells Fargo; $1,459,104.35
30 West Pershing, LLC	Seymour Stadium 8	Seymour, IN	Regal	Wells Fargo; $2,477,197.10
30 West Pershing, LLC	Wilder Stadium 14	Wilder, KY	Regal	Wells Fargo; $9,055,692.92
30 West Pershing, LLC	Bowling Green Stadium 12	Bowling Green, KY	Regal	Wells Fargo; $8,512,266.51
30 West Pershing, LLC	New Albany Stadium 12	New Albany, IN	Regal	Wells Fargo; $12,807,284.90
30 West Pershing, LLC	Clarksville Stadium 16	Clarksville, TN	Regal	Wells Fargo; $15,234,350.87
30 West Pershing, LLC	Lycoming Mall 12	Williamsport, PA	Regal	Wells Fargo; $6,613,765.01
30 West Pershing, LLC	Noblesville Stadium 10	Noblesville, IN	Regal	Wells Fargo; $6,189,396.67
30 West Pershing, LLC	Moline Stadium 14	Moline, IL	Regal	Wells Fargo; $9,025,600.52
30 West Pershing, LLC	O'Fallon Stadium 14	O'Fallon, MO	Regal	Wells Fargo; $6,224,737.39
30 West Pershing, LLC	McDonough Stadium 16	McDonough, GA	Regal	Wells Fargo; $14,142,923.21
30 West Pershing, LLC	Alamo Draft House – Mission	San Francisco, CA	Alamo Draft House	No
30 West Pershing, LLC	Alamo Draft House – Laredo	Laredo, TX	Alamo Draft House	No
30 West Pershing, LLC	Regency 24	Jacksonville, FL	AMC	No

S-5.10-4

Entity	Name	Location	Operator/Tenant	Secured Indebtedness/ Original Lender/ Amount[1]
30 West Pershing, LLC	Wynnsong 16	Mobile, AL	Carmike	No
30 West Pershing, LLC	Thoroughbred 20	Franklin, TN	Carmike	No
30 West Pershing, LLC	Carmike 16	El Paso, TX	Carmike	No
30 West Pershing, LLC	Edinburg 20	Edinburg, TX	Carmike	No
30 West Pershing, LLC	Kennewick 12	Kennewick, WA	Carmike	No
30 West Pershing, LLC	Delmont 12	Delmont, PA	Carmike	No
30 West Pershing, LLC	Hollywood 16 Theatre	Tuscaloosa, AL	Cobb	No
30 West Pershing, LLC	Regal Crystal Lake 16	Crystal Lake, IL	Regal	No
30 West Pershing, LLC	Southern Juban Crossing	Denham Springs, LA	Southern	No
30 West Pershing, LLC	Andretti Karting	Marietta, GA	AIKG	No
30 West Pershing, LLC	Punch Bowl Social	Schaumburg, IL	PBS	No
30 West Pershing, LLC	Lynbrook Theatre	Lynbrook, NY	Regal	No
30 West Pershing, LLC	Alamo Draft House – Corpus Christi	Corpus Christi, TX	Alamo Draft House	No
30 West Pershing, LLC	Punch Bowl Social – Stapleton	Stapleton, CO	PBS	No
30 West Pershing, LLC	Top Golf Dulles	Ashburn, VA	Top Golf	No

S-5.10-5

Entity	Name	Location	Operator/Tenant	Secured Indebtedness/ Original Lender/ Amount[1]
30 West Pershing, LLC	Top Golf Mid Town Atlanta	Atlanta, GA	Top Golf	No
30 West Pershing, LLC	Top Golf Overland Park KS	Overland Park, KS	Top Golf	No
30 West Pershing, LLC	Top Golf Naperville	Naperville, IL	Top Golf	No
30 West Pershing, LLC	Top Golf Virginia Beach	Virginia Beach, VA	Top Golf	No
30 West Pershing, LLC	Top Golf Centennial	Centennial, CO	Top Golf	No
30 West Pershing, LLC	Top Golf Orlando	Orlando, FL	Top Golf	No
30 West Pershing, LLC	Top Golf Webster	Webster, TX	Top Golf	No
30 West Pershing, LLC	Top Golf Oklahoma City	Oklahoma City, OK	Top Golf	No
30 West Pershing, LLC	Top Golf Roseville	Roseville, CA	Top Golf	No
30 West Pershing, LLC	Top Golf Salt Lake City UT	Salt Lake City, UT	Top Golf	No
30 West Pershing, LLC	Top Golf Portland OR	Portland, OR	Top Golf	No
30 West Pershing, LLC	Top Golf Edison NJ	Edison, NJ	Top Golf	No
30 West Pershing, LLC	Top Golf Jacksonville	Jacksonville, FL	Top Golf	No
30 West Pershing, LLC	Top Golf West Chester Cincinnati	Cincinnati, OH	Top Golf	No
30 West Pershing, LLC	Top Golf Charlotte	Charlotte, NC	Top Golf	No

S-5.10-6

Entity	Name	Location	Operator/Tenant	Secured Indebtedness/ Original Lender/ Amount[1]
Burbank Village, L.P.	Burbank Village	Burbank, CA	AMC & Other Retail	No
Cantera 30 Theatre, L.P.	Cantera Stadium 17	Warrenville, IL	Regal	No
ECE I, LLC	CLA-Coppell, TX	Coppell, TX	CLA Properties	No
ECE I, LLC	CLA-Durango Drive	Las Vegas, NV	CLA Properties	No
ECE I, LLC	CLA-Goodyear, AZ	Goodyear, AZ	CLA Properties	No
ECE I, LLC	CLA-Lake Pleasant	Lake Pleasant, AZ	CLA Properties	No
ECE I, LLC	CLA-Oklahoma	Oklahoma City, OK	CLA Properties	No
ECE I, LLC	CLA-Crimson	Mesa, AZ	CLA Properties	No
ECE I, LLC	CLA-Ann Road	Las Vegas, NV	CLA Properties	No
ECE I, LLC	CLA-Cedar Park	Cedar Park, TX	CLA Properties	No
ECE I, LLC	CLA-Centennial	Centennial, CO	CLA Properties	No
ECE I, LLC	CLA-Gilbert	Gilbert, AZ	CLA Properties	No
ECE I, LLC	CLA-McKinney	McKinney, TX	CLA Properties	No
ECE I, LLC	CLA-Thornton	Thornton, CO	CLA Properties	No
ECE I, LLC	CLA-Flower Mound TX	Flower Mound, TX	CLA Properties	No
ECE I, LLC	CLA-Broomfield CO	Broomfield, CO	CLA Properties	No
ECE I, LLC	CLA-One Loundon	Ashburn, VA	CLA Properties	No
ECE I, LLC	CLA-West Chester OH	West Chester, OH	CLA Properties	No
ECE I, LLC	CLA-Deerfield OH	Deerfield, OH	CLA Properties	No
ECE I, LLC	CLA-Ellisville MO	Ellisville, MO	CLA Properties	No

S-5.10-7

Entity	Name	Location	Operator/Tenant	Secured Indebtedness/ Original Lender/ Amount[1]
ECE I, LLC	CLA-Chanhassen MN	Chanhassen, MN	CLA Properties	No
ECE I, LLC	CLA-Maple Grove	Maple Grove, MN	CLA Properties	No
ECE I, LLC	CLA-Farm Rd (Vegas)	Las Vegas, NV	CLA Properties	No
ECE I, LLC	CLA-Westerville OH	Westerville, OH	CLA Properties	No
ECE I, LLC	CLA-Fishers IN	Fishers, IN	CLA Properties	No
ECE I, LLC	CLA-Carmel IN	Carmel, IN	CLA Properties	No
ECE I, LLC	CLA-King of Prussia	Philadelphia, PA	CLA Properties	No
ECE II, LLC	Gardner School	Lincoln Park, IL	TGS Holdings, LLC	No
Education Capital Solutions, LLC	100 Academy of Excellence	Las Vegas, NV	Imagine	No
Education Capital Solutions, LLC	Academy of Columbus	Columbus, OH	Imagine	No
Education Capital Solutions, LLC	Academy of Environmental Science & Math	St. Louis, MO	Imagine	No
Education Capital Solutions, LLC	Bella Mente Academy	Vista, CA	Highmark	No
Education Capital Solutions, LLC	BeLoved Academy	Jersey City, NJ	Highmark	No
Education Capital Solutions, LLC	BFCS-Crismon Campus	Queen Creek, AZ	LBE Investments	No
Education Capital Solutions, LLC	BFCS-Gilbert Campus	Gilbert, AZ	LBE Investments	No
Education Capital Solutions, LLC	BFCS-Power Campus	Queen Creek, AZ	LBE Investments	No

S-5.10-8

Entity	Name	Location	Operator/Tenant	Secured Indebtedness/ Original Lender/ Amount[1]
Education Capital Solutions, LLC	BFCS-Queen Creek HS/MS	Queen Creek, AZ	LBE Investments	No
Education Capital Solutions, LLC	Camden Community Charter School	Camden, NJ	CSMI	No
Education Capital Solutions, LLC	Chester Community Charter School	Upland, PA	CSMI	No
Education Capital Solutions, LLC	Columbia Leadership	Columbia, SC	Imagine	No
Education Capital Solutions, LLC	Desert West	Phoenix, AZ	Imagine	No
Education Capital Solutions, LLC	East Mesa	Mesa, AZ	Imagine	No
Education Capital Solutions, LLC	Global Village Academy	Colorado Springs, CO	GVA	No
Education Capital Solutions, LLC	Groveport Community School	Groveport, OH	Imagine	No
Education Capital Solutions, LLC	Groveport Prep	Groveport, OH	Imagine	No
Education Capital Solutions, LLC	Harvard Avenue CS	Cleveland, OH	Harvard Avenue Community School	No
Education Capital Solutions, LLC	Hope Community	Washington, DC	Imagine	No
Education Capital Solutions, LLC	ILSA-E	Indianapolis, IN	Imagine	No
Education Capital Solutions, LLC	ILSA-W	Indianapolis, IN	Imagine	No
Education Capital Solutions, LLC	Imagine Academy at Sullivant	Columbus, OH	Imagine	No
Education Capital Solutions, LLC	Imagine Klepinger Community School	Dayton, OH	Imagine	No

S-5.10-9

Entity	Name	Location	Operator/Tenant	Secured Indebtedness/ Original Lender/ Amount[1]
Education Capital Solutions, LLC	Imagine Madison Avenue	Toledo, OH	Imagine	No
Education Capital Solutions, LLC	International Academy of Mableton	Mableton, GA	Imagine	No
Education Capital Solutions, LLC	Learning Foundation Academy	Gilbert, AZ	CAFA	No
Education Capital Solutions, LLC	Lowcountry Leadership Academy	Hollywood, SC	Highmark	No
Education Capital Solutions, LLC	MASTer Academy	Ft. Wayne, IN	Imagine	No
Education Capital Solutions, LLC	McKinley Academy	Chicago, IL	Concept Schools	No
Education Capital Solutions, LLC	North East Carolina Prep	Tarboro, NC	Highmark	No
Education Capital Solutions, LLC	Odyssey Buckeye	Buckeye, AZ	PCI	No
Education Capital Solutions, LLC	Pacific Heritage Academy	Salt Lake City, UT	Highmark	No
Education Capital Solutions, LLC	Queen Creek	Queen Creek, AZ	PCI	No
Education Capital Solutions, LLC	Romig Road Community School	Akron, OH	Imagine	No
Education Capital Solutions, LLC	Rosefield	Surprise , AZ	Imagine	No
Education Capital Solutions, LLC	Skyline Chandler	Chandler, AZ	Highmark	No
Education Capital Solutions, LLC	Skyline Phoenix	Phoenix, AZ	Highmark	No
Education Capital Solutions, LLC	UME School	Dallas, TX	Highmark	No

S-5.10-10

Entity	Name	Location	Operator/Tenant	Secured Indebtedness/ Original Lender/ Amount[1]
Education Capital Solutions, LLC	Valley Arts Academy	Hurricane, UT	Highmark	No
Education Capital Solutions, LLC	Wesley International Academy	Atlanta, GA	Imagine	No
Education Capital Solutions, LLC	The American Leadership Academy	Gilbert, AZ	American Leadership Academy	No
Education Capital Solutions, LLC	Champion School	Phoenix, AZ	Phoenix Charter Properties	No
Education Capital Solutions, LLC	Bradley Academy of Excellence	Goodyear, AZ	HighMark	No
Education Capital Solutions, LLC	Loveland Classical School	Loveland, CO	HighMark	No
Education Capital Solutions, LLC	Prospect Ridge Academy	Broomfield, CO	HighMark	No
Education Capital Solutions, LLC	Harrisburg Pike Community	Columbus, OH	Imagine	No
Education Capital Solutions, LLC	Wilson Prep Academy	Wilson, NC	Highmark	No
Education Capital Solutions, LLC	North Carolina Leadership Academy	Kernersville, NC	Highmark	No
Education Capital Solutions, LLC	Global Village Academy-Fort Collins	Fort Collins, CO	Highmark	No
Education Capital Solutions, LLC	iLEAD Charter School	Mesa, AZ	Highmark	No
Education Capital Solutions, LLC	John Adams Academy (Lincoln)	Chicago, IL	Highmark	No
Education Capital Solutions, LLC	Bradford Prep	Charlotte, NC	Bradford Charter Holdings, LLC	No
Education Capital Solutions, LLC	Minnesota Math & Science Academy	St. Paul, MN	Concept Schools	No

S-5.10-11

Entity	Name	Location	Operator/Tenant	Secured Indebtedness/ Original Lender/ Amount[1]
Education Capital Solutions, LLC	Horizon Science Academy South Chicago	Chicago, IL	Concept Schools	No
Education Capital Solutions, LLC	Franklin Academy Palm Beach	Palm Beach, FL	Discovery Schools	No
Education Capital Solutions, LLC	Impact Charter Elementary	Baker, LA	ICE Project Development LLC	No
Education Capital Solutions, LLC	American International School of Utah	Salt Lake City, UT	Schoolhouse Galleria, LLC	No
Education Capital Solutions, LLC	Champion/Fit Kids	Chandler, AZ	ACD	No
Education Capital Solutions, LLC	Bridgeton Charter	Bridgeton, NJ	HighMark	No
Education Capital Solutions, LLC	Cirrus Academy	Macon, GA	HighMark	No
Education Capital Solutions, LLC	DuBois School of Arts and Technology	Memphis, TN	HighMark	No
Education Capital Solutions, LLC	Fulton Leadership Academy	East Point, GA	HighMark	No
Education Capital Solutions, LLC	GVA-Douglas	Parker, CO	GVA	No
Education Capital Solutions, LLC	Lowcountry Montessori	Port Royal, SC	ACD	No
Education Capital Solutions, LLC	Macon Charter Academy	Macon, GA	HighMark	No
Education Capital Solutions, LLC	Phoenix Academy High School	High Point, NC	HighMark	No
Education Capital Solutions, LLC	Phoenix Academy II	High Point, NC	HighMark	No
Education Capital Solutions, LLC	Pineapple Cove	Palm Bay, FL	HighMark	No

S-5.10-12

Entity	Name	Location	Operator/Tenant	Secured Indebtedness/ Original Lender/ Amount[1]
Education Capital Solutions, LLC	Riverwalk Academy	Rock Hill, SC	HighMark	No
Education Capital Solutions, LLC	HM-GVI Lafayette CO	Denver, CO	HighMark	No
Education Capital Solutions, LLC	HM-GVI Parker CO	Denver, CO	HighMark	No
Education Capital Solutions, LLC	HM-GVI Littleton CO	Denver, CO	HighMark	No
Education Capital Solutions, LLC	HM-GVI Lakewood CO	Denver, CO	HighMark	No
Education Capital Solutions, LLC	HM-GVI Castle Rock CO	Denver, CO	HighMark	No
Education Capital Solutions, LLC	HM-GVI Arvada CO	Denver, CO	HighMark	No
Education Capital Solutions, LLC	LePort-Emeryville CA	Emeryville, CA	LePort	No
Education Capital Solutions, LLC	Nobel-Kelly Mill Rd GA	Atlanta, GA	Nobel	No
Education Capital Solutions, LLC	Nobel-Majors Rd GA	Atlanta	Nobel	No
Education Capital Solutions, LLC	CSMI-Galloway NJ	Galloway, NJ	CSMI	No
Education Capital Solutions, LLC	DuBois Hacks Cross TN HM	Memphis, TN	HighMark	No
Education Capital Solutions, LLC	HM-FLACS (Bronx)	Bronx, NY	HighMark	No
Education Capital Solutions, LLC	HM-Great Lakes Explorations Academy (Kalamazoo)	Kalamazoo, MI	HighMark	No
Education Capital Solutions, LLC	HM-International Academy of Trenton	Trenton, NJ	HighMark	No

S-5.10-13

Entity	Name	Location	Operator/Tenant	Secured Indebtedness/ Original Lender/ Amount[1]
Education Capital Solutions, LLC	HM-Parker Performing Arts (Parker)	Parker, CO	HighMark	No
Education Capital Solutions, LLC	iLEAD Spring Meadows	Holland, OH	HighMark	No
Education Capital Solutions, LLC	Vineland Charter (Vineland)	Vineland, NJ	HighMark	No
Education Capital Solutions, LLC	Basis Nova McLean VA	McLean, VA	HighMark	No
Education Capital Solutions, LLC	Basis Private San Jose	San Jose, CA	HighMark	No
Education Capital Solutions, LLC	Basis Private Brooklyn	Brooklyn, NY	HighMark	No
Education Capital Solutions, LLC	British School of Chicago	Chicago, IL	BSA	No
Education Capital Solutions, LLC	Fulton land parcel	East Point, GA	vacant	No
EPR Concord II, LP	Adelaar Resort and outlying parcels (excluding casino land)	Sullivan County, NY	TBD	No
EPR Hialeah, Inc.	Hialeah 18	Hialeah, FL	Cobb	No
EPR Karting, LLC	Andretti Karting – Orlando	Orlando, FL	AIKG	No
EPR North US LP	Conroe Grand 14	Conroe, TX	Southern	No
EPT 909, Inc.	Tinseltown, USA	Beaumont, TX	Cinemark	No
EPT 909, Inc.	Tinseltown, USA	Colorado Springs, CO	Cinemark	No
EPT 909, Inc.	Tinseltown, USA	El Paso, TX	Cinemark	No
EPT 909, Inc.	Movies 17	Grand Prairie, TX	Cinemark	No

S-5.10-14

Entity	Name	Location	Operator/Tenant	Secured Indebtedness/ Original Lender/ Amount[1]
EPT 909, Inc.	Tinseltown, USA	Houston, TX	Cinemark	No
EPT 909, Inc.	Movies 14	McKinney, TX	Cinemark	No
EPT 909, Inc.	Movies 10	Mishawaka, IN	Cinemark	No
EPT 909, Inc.	Hollywood, USA	Pasadena, TX	Cinemark	No
EPT 909, Inc.	Tinseltown, USA	Pflugerville, TX	Cinemark	No
EPT 909, Inc.	Movies 10	Plano, TX	Cinemark	No
EPT 909, Inc.	Movies 14	Redding, CA	Cinemark	No
EPT 909, Inc.	Tinseltown, USA	Pueblo, CO	Cinemark	No
EPT Aliso Viejo, Inc.	Aliso Viejo 20	Aliso Viejo, CA	Regal	No
EPT Arroyo, Inc.	Arroyo Grande Stadium 10	Arroyo Grande, CA	Regal	Goldman Sachs; $4,002,921.33
EPT Auburn, Inc.	Auburn Stadium 10	Auburn, CA	Regal	Bear Stearns; $5,193,467.92
EPT Biloxi, Inc.	The Grand 18	D'Iberville, MS	Southern	Bear Stearns; $8,795,278.07
EPT Boise, Inc.	Boise Stadium 21	Boise, ID	Regal	No
EPT Chattanooga, Inc.	East Ridge 18	Chattanooga, TN	Carmike	Bear Stearns; $10,183,861.74
EPT Columbiana, Inc.	Columbiana Grande 14	Columbia, SC	Regal	Bear Stearns; $6,562,654.92
EPT Concord II, LLC	Concord Resort	Sullivan County, NY	TBD	No
EPT Concord II, LLC	Adelaar casino land	Sullivan County, NY	TBD	No
EPT Dallas, LLC	Grand 24	Dallas, TX	Studio Movie Grill & Other Retail	No
EPT Davie, Inc.	Paradise 24	Davie, FL	Cinemark	No

S-5.10-15

Entity	Name	Location	Operator/Tenant	Secured Indebtedness/ Original Lender/ Amount[1]
EPT Deer Valley, Inc.	Deer Valley 30	Phoenix, AZ	AMC	No
EPT DownREIT II, Inc.	Houston Studio 30	Houston, TX	AMC	No
EPT DownREIT II, Inc.	Huebner Oaks	San Antonio, TX	Regal	No
EPT DownREIT II, Inc.	Lennox 24	Columbus, OH	AMC	No
EPT DownREIT II, Inc.	Mission Valley 20	San Diego, CA	AMC	No
EPT DownREIT II, Inc.	Ontario Mills 30	Ontario, CA	AMC	No
EPT DownREIT II, Inc.	West Olive 16	Creve Coeur, MO	AMC	No
EPT Firewheel, Inc.	Firewheel 18	Garland, TX	AMC	Bear Stearns; $12,817,201.28
EPT First Colony, Inc.	First Colony 24	Sugar Land, TX	AMC	Bear Stearns; $14,785,347.42
EPT Fontana, LLC	Mentorship Academy of Digital Arts	Baton Rouge, LA	Charter School Development Co	No
EPT Fresno, Inc. / EPT Manchester, Inc.	Manchester Stadium 16	Fresno, CA	Regal	Goldman Sachs; $9,501,332.07
EPT Gulf Pointe, Inc.	Gulf Pointe 30	Houston, TX	AMC	No
EPT Hamilton, Inc.	Hamilton 24	Hamilton, NJ	AMC	No
EPT Hattiesburg, Inc.	The Grand 18	Hattiesburg, MS	Southern	KeyBank; $8,323,932.14
EPT Huntsville, Inc.	Valley Bend 18	Huntsville, AL	Carmike	No
EPT Hurst, Inc.	North East Mall 18	Hurst, TX	Cinemark	No
EPT Indianapolis, Inc.	Washington Square 12	Indianapolis, IN	AMC	Key Bank; $4,101,938.31

S-5.10-16

Entity	Name	Location	Operator/Tenant	Secured Indebtedness/ Original Lender/ Amount[1]
EPT Kalamazoo, Inc.	Cityplace 14	Kalamazoo, MI	Alamo Draft House	No
EPT Lafayette, Inc.	Lafayette Grand 16	Lafayette, LA	Southern	Goldman Sachs; $7,268,049.10
EPT Lawrence, Inc.	Southwind 12	Lawrence, KS	Regal	Key Bank; $3,841,814.27
EPT Leawood, Inc.	Leawood Town Center 20	Leawood, KS	AMC	Bear Stearns; $12,357,492.26
EPT Little Rock, Inc.	Colonel Glenn 18	Little Rock, AR	Cinemark	No
EPT Macon, Inc.	Macon Cinema 16	Macon, GA	Southern	Goldman Sachs; $5,164,553.76
EPT Mad River, Inc.	Mad River Mountain	Zanesville, OH	Peak Resorts	No
EPT Melbourne, Inc.	Avenue 16	Melbourne, FL	Carmike	No
EPT Mesa, Inc.	Mesa 24	Mesa, AZ	AMC	No
EPT Mesquite, Inc.	Mesquite 30	Mesquite, TX	AMC	No
EPT Modesto, Inc.	Modesto Stadium 10	Modesto, CA	Regal	Bear Stearns; $3,887,232.55
EPT Mount Snow, Inc.	Mount Snow	West Dover, VT	Peak Resorts	No
EPT New England, LLC	Merrimack 12	Merrimack, NH	Cinemagic	KeyBank; $3,377,219.07
EPT Nineteen, Inc.	Ann Arbor	Ypsilanti, MI	Cinemark	No
EPT Nineteen, Inc.	Buckland Hills	Manchester, CT	Cinemark	No
EPT Nineteen, Inc.	Centreville 12	Centreville, VA	Cinemark	No
EPT Nineteen, Inc.	Davenport 18	Davenport, IA	Cinemark	No
EPT Nineteen, Inc.	Fairfax Corner	Fairfax, VA	Cinemark	No
EPT Nineteen, Inc.	Flint West 14	Flint, MI	Cinemark	No

S-5.10-17

Entity	Name	Location	Operator/Tenant	Secured Indebtedness/ Original Lender/ Amount[1]
EPT Nineteen, Inc.	Hazlet 12	Hazlet , NJ	Cinemark	No
EPT Nineteen, Inc.	Huber Heights 16	Huber Heights, OH	Cinemark	No
EPT Nineteen, Inc.	North Haven 12	North Haven, CT	Cinemark	No
EPT Nineteen, Inc.	Preston Crossings 16	Okolona, KY	Cinemark	No
EPT Nineteen, Inc.	Ritz Center 16	Voorhees, NJ	Carmike	No
EPT Nineteen, Inc.	Stonybrook 20	Louisville, KY	Carmike	No
EPT Nineteen, Inc.	The Greene 14	Beaver Creek, OH	Cinemark	No
EPT Nineteen, Inc.	West Springfield 15	West Springfield, MA	Cinemark	No
EPT Nineteen, Inc.	Western Hills 14	Cincinnati, OH	Cinemark	No
EPT Oakview, Inc.	Oakview Plaza 24	Omaha, NE	AMC	No
EPT Pensacola, Inc.	Bayou 15	Pensacola, FL	Carmike	No
EPT Pompano, Inc.	Pompano 18	Pompano Beach, FL	Carmike	No
EPT Raleigh Theatres, Inc.	Raleigh 16	Raleigh, NC	Cinemark	No
EPT Ski Properties, Inc.	Boston Mills/Brandywine	Peninsula, OH	Peak Resorts	No
EPT Ski Properties, Inc.	Jack Frost/Big Boulder	Blakeslee, PA	Peak Resorts	No
EPT Ski Properties, Inc.	Wintergreen Ski Resort	Wintergreen, VA	Pacific Group Resorts	No
EPT Ski Properties, Inc.	Alpine Valley	Chesterland, OH	Peak Resorts	No
EPT Ski Properties, Inc.	WISP Resort	McHenry, MD	Everbright Pacific	No

S-5.10-18

Entity	Name	Location	Operator/Tenant	Secured Indebtedness/ Original Lender/ Amount[1]
EPT Ski Properties, Inc.	Camelback Resort	Tannersville, PA	CBH20 & CBK Lodge	No
EPT Ski Properties, Inc.	Hunter Mountain	Hunter, NY	Peak Resorts	No
EPT Slidell, Inc.	Slidell Grand 16	Slidell, LA	Southern	EPT Slidell, Inc. Project Series 2007B (Go Zone) bonds; $10,635,000
EPT South Barrington, Inc.	South Barrington	Barrington, IL	AMC	No
EPT Twin Falls, LLC	Cinema West Twin Falls	Twin Falls, ID	Cinema West	No
EPT Virginia Beach, Inc.	Beach Cinema Bistro	Virginia Beach, CA	Beach Cinema Bistro	No
EPT Waterparks, Inc.	Schlitterbahn Vacation Village	Kansas City, KS	Schlitterbahn	No
EPT Waterparks, Inc.	Schlitterbahn Vacation Village	New Braunfels, TX	Schlitterbahn	No
EPT Waterparks, Inc.	Schlitterbahn Vacation Village	South Padre, TX	Schlitterbahn	No
EPT Wilmington, Inc.	Mayfaire 16	Wilmington, NC	Regal	Bear Stearns; $6,192,818.05
Flik, Inc.	Clearview	Metairie, LA	AMC	No
Flik, Inc.	Elmwood	Harahan, LA	AMC	No
Flik, Inc.	Forum	Sterling Heights, MI	AMC	No
Flik, Inc.	Hammond	Hammond, LA	AMC	No
Flik, Inc.	Hoffman	Alexandria, VA	AMC	No
Flik, Inc.	Houma	Houma, LA	AMC	No

S-5.10-19

Entity	Name	Location	Operator/Tenant	Secured Indebtedness/ Original Lender/ Amount[1]
Flik, Inc.	Livonia	Livonia, MI	AMC	No
Flik, Inc.	Olathe Studio	Olathe, KS	AMC	No
Flik, Inc.	Palm Promenade	San Diego, CA	AMC	No
Flik, Inc.	Westbank	Harvey, LA	AMC	No
Flik, Inc.	Woodridge	Woodridge, IL	AMC	No
Flik, Inc.	Starlight 20	Tampa, FL	Carmike	No
Flik, Inc.	Cherrydale 16	Greenville, SC	Regal & Other Retail	No
Flik, Inc.	Crossroads 20	Cary, NC	Regal	No
Flik, Inc.	Woodridge land parcel	Woodridge, IL	vacant	No
Kanata Entertainment Holdings Inc. (as nominee for EPR North Properties LP)	Kanata Centrum	Kanata, ON	Landmark of Canada	No
Megaplex Four, Inc.	Cantera Retail	Warrenville, IL	Other Retail	No
Megaplex Four, Inc.	Gulf Pointe Retail	Houston, TX	Other Retail	No
Megaplex Four, Inc.	Mesquite Retail	Dallas, TX	Other Retail	No
Megaplex Four, Inc.	Powder Springs Retail	Austell, GA	Other Retail	No
Megaplex Nine, Inc.	Hampton Town Center 24	Hampton, VA	AMC	No
Mississauga Entertainment Holdings Inc. (as nominee for EPR North Properties LP)	Mississauga Centrum	Mississauga, ON	Cineplex	No
New Roc Associates, LP	New Roc Center	New Rochelle, NY	Regal & Other Retail	No

S-5.10-20

Entity	Name	Location	Operator/Tenant	Secured Indebtedness/ Original Lender/ Amount[1]
Oakville Entertainment Holdings Inc. (as nominee for EPR North Properties LP)	Oakville Centrum	Oakville, ON	Cineplex	No
Tampa Veterans 24, LP	Tampa Veterans 24	Tampa, FL	AMC	No
Westcol Center, LLC	Westminster & Westcol Retail	Westminster, CO	AMC & Other Retail	No
Whitby Entertainment Holdings Inc. (as nominee for EPR North Properties LP)	Whitby Centrum	Whitby, ON	Landmark of Canada	No

(ii)    Unencumbered Pool:

Subsidiary Guarantor*	Unencumbered Properties	Location
30 West Pershing, LLC
	Alamo Draft House - Lakeline	Lakeline, TX
	Carmike Theater Champaign	Champaign, IL
	Carmike Theater Opelika	Opelika, AL
	Frank Theater Ranson	Ranson, WV
	Frank Theater Southern Pines	Southern Pines, NC
	John Hancock Observatory	Chicago, IL
	Look Theater Prestonwood	Dallas, TX
	Pinstripes Bowling & Bocce	Oakbrook, IL
	Regal VA Gateway	Gainesville, VA
	Regal Winrock	Albuquerque, NM
	Top Golf Allen	Allen, TX
	Top Golf Alpharetta	Alpharetta, GA
	Top Golf Austin	Austin, TX
	Top Golf Colony	Colony, TX
	Top Golf Dallas	Dallas, TX
	Top Golf Gilbert	Gilbert, AZ
	Top Golf Houston	Houston, TX

S-5.10-21

Subsidiary Guarantor*	Unencumbered Properties	Location
	Top Golf Scottsdale	Scottsdale, AZ
	Top Golf Spring	Spring, TX
	Top Golf Tampa	Tampa, FL
	Cinemagic Hooksett IMAX 15	Hooksett, NH
	Cinemagic Saco IMAX 13	Saco, ME
	Cinemagic Westbrook 16	Westbrook, ME
	Columbia Mall 14	Columbia, MD
	Glendora 12	Glendora, CA
	Greensboro Grand 18	Greensboro, NC
	Harbour View Grand 16	Suffolk, VA
	Kalispell 14	Kalispell, MT
	Panama City Beach Grand 16	Panama City, FL
	Grand Prairie 18	Peoria, IL
	Pinstripes Bowling & Bocce	Northbrook, IL
	Star Southfield Center	Southfield, MI
	White Oak 14	Garner, NC
	Winston Salem Grand 18	Winston-Salem, NC
	Top Golf San Antonio	San Antonio, TX
	Strawbridge-Virginia Beach	Virginia Beach, VA
	Carmike Yulee	Yulee, FL
	MJR Sterling Heights	Sterling Heights, MI
	Alamo Draft House - Mission	San Francisco, CA
	Alamo Draft House - Laredo	Laredo, TX
	Regency 24	Jacksonville, FL
	Wynnsong 16	Mobile, AL
	Thoroughbred 20	Franklin, TN
	Carmike 16	El Paso, TX
	Edinburg 20	Edinburg, TX
	Kennewick 12	Kennewick, WA
	Delmont 12	Delmont, PA
	Hollywood 16 Theatre	Tuscaloosa, AL
	Regal Crystal Lake 16	Crystal Lake, IL
	Southern Juban Crossing	Denham, PA
	Andretti Karting	Marietta, GA
	Punch Bowl Social	Schaumberg, IL
Burbank Village, L.P.
	Burbank Village	Burbank, CA
Cantera 30 Theatre, L.P.
	Cantera Stadium 17	Warrenville, IL

S-5.10-22

Subsidiary Guarantor*	Unencumbered Properties	Location
ECE I, LLC
	CLA-Coppell, TX	Coppell, TX
	CLA-Durango Drive	Las Vegas, NV
	CLA-Goodyear, AZ	Goodyear, AZ
	CLA-Lake Pleasant	Lake Pleasant, AZ
	CLA-Oklahoma	Oklahoma City, OK
	CLA-Crismon	Mesa, AZ
	CLA-Ann Road	Las Vegas, NV
	CLA-Cedar Park	Cedar Park, TX
	CLA-Centennial	Centennial, CO
	CLA-Gilbert	Gilbert, AZ
	CLA-McKinney	McKinney, TX
	CLA-Thornton	Thornton, CO
ECE II, LLC
	Gardner School	Lincoln Park, IL
Education Capital Solutions, LLC
	100 Academy of Excellence	Las Vegas, NV
	Academy of Columbus	Columbus, OH
	Academy of Environmental Science & Math	St. Louis, MO
	Bella Mente Academy	Vista, CA
	BeLoved Academy	Jersey City, NJ
	BFCS-Crismon Campus	Queen Creek, AZ
	BFCS-Gilbert Campus	Gilbert, AZ
	BFCS-Power Campus	Queen Creek, AZ
	BFCS-Queen Creek HS/MS	Queen Creek, AZ
	Bradley Academy of Excellence	Goodyear, AZ
	Camden Community Charter School	Camden, NJ
	Champion School	Phoenix, AZ
	Chester Community Charter School	Upland, PA
	Columbia Leadership	Columbia, SC
	Desert West	Phoenix, AZ
	East Mesa	Mesa, AZ
	Global Village Academy	Colorado Springs, CO
	Groveport Community School	Groveport, OH
	Groveport Prep	Groveport, OH
	Harvard Avenue CS	Cleveland, OH
	Hope Community	Washington, DC
	ILSA-E	Indianapolis, IN
	ILSA-W	Indianapolis, IN
	Imagine Academy at Sullivant	Columbus, OH

S-5.10-23

Subsidiary Guarantor*	Unencumbered Properties	Location
	Imagine Klepinger Community School	Dayton, OH
	Imagine Madison Avenue	Toledo, OH
	International Academy of Mableton	Mableton, GA
	Learning Foundation Academy	Gilbert, AZ
	Loveland Classical School	Loveland, CO
	Lowcountry Leadership Academy	Hollywood, SC
	MASTer Academy	Ft. Wayne, IN
	McKinley Academy	Chicago, IL
	North East Carolina Prep	Tarboro, NC
	Odyssey Buckeye	Buckeye, AZ
	Pacific Heritage Academy	Salt Lake City, UT
	Prospect Ridge Academy	Broomfield, CO
	Queen Creek	Queen Creek, AZ
	Romig Road Community School	Akron, OH
	Rosefield	Surprise, AZ
	Skyline Chandler	Chandler, AZ
	Skyline Phoenix	Phoenix, AZ
	The American Leadership Academy	Gilbert, AZ
	UME School	Dallas, TX
	Valley Arts Academy	Hurricane, UT
	Wesley International Academy	Atlanta, GA
	Harrisburg Pike Community	Columbus, OH
	Wilson Prep Academy	Wilson, NC
	North Carolina Leadership Academy	Kernersville, NC
	Global Village Academy-Fort Collins	Fort Collins, CO
	iLEAD Charter School	Mesa, AZ
	John Adams Academy (Lincoln)	Chicago, IL
	Bradford Prep	Charlotte, NC
	Minnesota Math & Science Academy	St. Paul, MN
	Horizon Science Academy South Chicago	Chicago, IL
	Franklin Academy Palm Beach	Palm Beach, FL
	Impact Charter Elementary	Baker, LA
	American International School of Utah	Salt Lake City, UT
	Champion/Fit Kids	Chandler, AZ
	Bridgeton Charter	Bridgeton, NJ
	Cirrus Academy	Macon, GA
	DuBois School of Arts and Technology	Memphis, TN
	Fulton Leadership Academy	East Point, GA
	GVA-Douglas	Parker, CO
	Lowcountry Montessori	Port Royal, SC
	Macon Charter Academy	Macon, GA

S-5.10-24

Subsidiary Guarantor*	Unencumbered Properties	Location
	Phoenix Academy High School	High Point, NC
	Phoenix Academy II	High Point, NC
	Pineapple Cove	Palm Bay, FL
	Riverwalk Academy	Rock Hill, SC
	HM-GVI Lafayette CO	Denver, CO
	HM-GVI Parker CO	Denver, CO
	HM-GVI Littleton CO	Denver, CO
	HM-GVI Lakewood CO	Denver, CO
	HM-GVI Castle Rock CO	Denver, CO
	HM-GVI Arvada CO	Denver, CO
	LePort-Emeryville	Emeryville, CA
	Nobel-Kelly Mill Rd GA	Atlanta, GA
	Nobel-Majors Rd GA	Atlanta, GA
EPR Hialeah, Inc.
	Hialeah 18	Hialeah, FL
EPR North US LP
	Conroe Grand 14	Conroe, TX
EPT 909, Inc.
	Hollywood USA	Pasadena, TX
	Movies 10	Mishawaka, IN
	Movies 10	Plano, TX
	Movies 14	McKinney, TX
	Movies 14	Redding, CA
	Movies 17	Grand Prairie, TX
	Tinseltown USA	Beaumont, TX
	Tinseltown USA	Colorado Springs, CO
	Tinseltown USA	El Paso, TX
	Tinseltown USA	Houston, TX
	Tinseltown USA	Pflugerville, TX
	Tinseltown USA	Pueblo, CO
EPT Aliso Viejo, Inc.
	Aliso Viejo 20	Aliso Viejo, CA
EPT Boise, Inc.
	Boise Stadium 21	Boise, ID
EPT Concorde II, LLC
	Concord Resort	Sullivan County, NY
EPT Dallas, LLC
	Grand 24	Dallas, TX
EPT Davie, Inc.

S-5.10-25

Subsidiary Guarantor*	Unencumbered Properties	Location
	Paradise 24	Davie, FL
EPT Deer Valley, Inc.
	Deer Valley 30	Phoenix, AZ
EPT DownREIT II, Inc.
	Houston Studio 30	Houston, TX
	Huebner Oaks 24	San Antonio, TX
	Lennox 24	Columbus, OH
	Mission Valley 20	San Diego, CA
	Ontario Mills 30	Ontario, CA
	West Olive 16	Creve Coeur, MO
EPT Fontana, LLC
	Mentorship Academy of Digital Arts	Baton Rouge, LA
EPT Gulf Pointe, Inc.
	Gulf Pointe 30	Houston, TX
EPT Hamilton, Inc.
	Hamilton 24	Hamilton, NJ
EPT Huntsville, Inc.
	Valley Bend 18	Huntsville, AL
EPT Hurst, Inc.
	North East Mall 18	Hurst, TX
EPT Kalamazoo, Inc.
	Alamo Draft House - Kalamazoo	Kalamazoo, MI
EPT Little Rock, Inc.
	Colonel Glenn 18	Little Rock, AR
EPT Mad River, Inc.
	Mad River Mountain	Zanesville, OH
EPT Melbourne, Inc.
	Avenue 16	Melbourne, FL
EPT Mesa, Inc.
	Mesa 24	Mesa, AZ
EPT Mesquite, Inc.
	Mesquite 30	Mesquite, TX
EPT Mount Snow, Inc.
	Mount Snow (Mortgage)	West Dover, VT
	Mount Snow II (Mortgage)	West Dover, VT
EPT Nineteen, Inc.

S-5.10-26

Subsidiary Guarantor*	Unencumbered Properties	Location
	Ann Arbor	Ypsilanti, MI
	Buckland Hills	Manchester, CT
	Centreville 12	Centerville, VA
	Davenport 18	Davenport, IA
	Fairfax Corner	Fairfax, VA
	Flint West 14	Flint, MI
	Hazlet 12	Hazlet, NJ
	Huber Heights 16	Huber Heights, OH
	North Haven 12	North Haven, CT
	Preston Crossings 16	Okolona, KY
	Ritz Center 16	Voorhees, NJ
	Stonybrook 20	Louisville, KY
	The Greene 14	Beaver Creek, OH
	West Springfield 15	West Springfield, MA
	Western Hills 14	Cincinnati, OH
EPT Oakview, Inc.
	Oakview Plaza 24	Omaha, NE
EPT Pensacola, Inc.
	Bayou 15	Pensacola, FL
EPT Pompano, Inc.
	Pompano 18	Pompano Beach, FL
EPT Raleigh Theatres, Inc.
	Raleigh 16	Raleigh, NC
EPT Ski Properties, Inc.
	Alpine Valley	Chesterland, OH
	WISP Resort	McHenry, MD
	Boston Mills/Brandywine (Mortgage)	Peninsula, OH
	Jack Frost/Big Boulder (Mortgage)	Blakeslee, PA
	Wintergreen Ski Resort	Wintergreen, VA
	Camelback Resort	Tannersville, PA
EPT South Barrington, Inc.
	South Barrington	Barrington, IL
EPT Twin Falls, LLC
	Magic Valley Mall Theatre	Twin Falls, ID
EPT Waterparks, Inc.
	Schlitterbahn Vacation Village	Kansas City, KS
	Schlitterbahn Vacation Village	New Braunfels, TX

S-5.10-27

Subsidiary Guarantor*	Unencumbered Properties	Location
	Schlitterbahn Vacation Village	South Padre, TX
Flik, Inc.
	Cherrydale 16	Greenville, SC
	Clearview	Metairie, LA
	Crossroads 20	Cary, NC
	Elmwood	Harahan, LA
	Forum	Sterling Heights, MI
	Hammond	Hammond, LA
	Hoffman	Alexandria, VA
	Houma	Houma, LA
	Livonia	Livonia, MI
	Olathe Studio	Olathe, KS
	Palm Promenade	San Diego, CA
	Starlight 20	Tampa, FL
	Westbank	Harvey, LA
	Woodridge	Woodridge, IL
Kanata Entertainment Holdings Inc.**
	Kanata Centrum	Kanata, Ontario
Megaplex Four, Inc.
	Cantera Retail	Warrensville, IL
	Gulf Pointe Retail	Houston, TX
	Mesquite Retail	Dallas, TX
	Powder Springs Retail (Ground Lease)	Austell, GA
Megaplex Nine, Inc.
	Hampton Town Center 24	Hampton, VA
Mississauga Entertainment Holdings Inc.**
	Mississauga Centrum	Mississauga, Ontario
New Roc Associates, L.P.
	New Roc Retail	New Rochelle, NY
Oakville Entertainment Holdings Inc.**
	Oakville Centrum	Oakville, Ontario
Tampa Veterans 24, L.P.
	Tampa Veterans 24	Tampa, FL
Westcol Center, LLC

S-5.10-28

Subsidiary Guarantor*	Unencumbered Properties	Location
	Westminster & Westminster Promenade - Retail	Westminster, CO
Whitby Entertainment Holdings Inc.**
	Whitby Centrum	Whitby, Ontario

*    or Eligible Canadian Subsidiary
**    nominee for EPR North Properties LP

S-5.10-29

EXISTING INDEBTEDNESS OF THE COMPANY AND ITS SUBSIDIARIES
(Indebtedness as of June 30, 2016)

1.	Indebtedness of the Company under the Bank Credit Agreement, the outstanding principal balance of which is $697,000,000. Guaranteed by the Subsidiary Guarantors. Unsecured.

2.
Indebtedness of the Company under the Bonds (which are publicly traded) consisting of the Company's 7.75% Notes due 2020, the outstanding principal balance of which is $250,000,000. Guaranteed by the Subsidiary Guarantors. Unsecured.

3.
Indebtedness of the Company under the Bonds (which are publicly traded) consisting of the Company's 5.75% Notes due 2022, the outstanding principal balance of which is $350,000,000. Guaranteed by the Subsidiary Guarantors. Unsecured.

4.
Indebtedness of the Company under the Bonds (which are publicly traded) consisting of the Company's 5.25% Notes due 2023, the outstanding principal balance of which is $275,000,000. Guaranteed by the Subsidiary Guarantors. Unsecured.

5.
Indebtedness of the Company under the Bonds (which are publicly traded) consisting of the Company's 4.50% Notes due 2025, the outstanding principal balance of which is $300,000,000. Guaranteed by the Subsidiary Guarantors. Unsecured.

6.
Indebtedness identified as Secured Indebtedness in Schedule 5.10, the outstanding principal balance of which is as indicated in such Schedule. Such Indebtedness constitutes Indebtedness of the applicable Subsidiary indicated in Schedule 5.10 and, except for any Bad Boy Guaranty, not of the Company or any other Subsidiary. Such Indebtedness is generally secured by a Lien on the real estate and any other assets of the Subsidiary liable for such Indebtedness.

7.	The Company has guaranteed the following indebtedness:

(a)	Go to the Show bonds; theatres in New Iberia, LA and Lafayette, LA; principal amount guaranteed equals $14,360,000;*

(b)	EPT Slidell, Inc. Project Series 2007B bonds; theatre in Slidell, LA; principal amount guaranteed equals $10,635,000;*

(c)	Canal Place bonds; Canal Place theatre in New Orleans, LA; principal amount guaranteed equals $3,685,000;

(d)	Canal Place bonds; Canal Place theatre in New Orleans, LA; principal amount guaranteed equals $2,500,000;

(e)	Esplanade bonds; Esplanade Mall theatre in Kenner, LA; principal amount guaranteed equals $14,245,302;

SCHEDULE 5.15
(to Note Purchase Agreement)

(f)	Esplanade bonds; Esplanade Mall theatre in Kenner, LA; principal amount guaranteed equals $2,498,733; and

(g)	Esplanade renovation loan; Esplanade Mall theatre in Kenner, LA; principal amount guaranteed equals $2,000,000.

The above guaranteed Indebtedness is not secured by a Lien on any assets of the Company or any Subsidiary of the Company. No Subsidiary of the Company is liable with respect to any such guaranteed Indebtedness.

*	also identified as Secured Indebtedness in Schedule 5.10

S-5.15-2

INFORMATION RELATING TO PURCHASERS

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA c/o Prudential Capital Group 2200 Ross Avenue, Suite 4300 Dallas, TX 75201	A	$25,500,000
(1)

All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

   JPMorgan Chase Bank
New York, NY
ABA No.: 021-000-021
Account Name: Prudential Managed Portfolio
Account No.: P86188 (please do not include spaces)

Each such wire transfer shall set forth the name of the Company, a reference to "4.35% Series A Senior Guaranteed Notes due August 22, 2024, Security No. INV 12018, PPN 26884U A*0" and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)
All notices relating solely to scheduled principal and interest payments to:

The Prudential Insurance Company of America
c/o PGIM, Inc.
Prudential Tower
655 Broad Street
14th Floor - South Tower
Newark, NJ 07102
Attention: PIM Private Accounting Processing Team
Email: Pim.Private.Accounting.Processing.Team@prudential.com

(3)	Email Address for Electronic Delivery: Pim.Private.Accounting.Processing.Team@prudential.com
(4)
Address for all other communications and notices:

The Prudential Insurance Company of America
c/o Prudential Capital Group
2200 Ross Avenue, Suite 4300
Dallas, TX 75201
Attention: Managing Director, Corporate Finance

PURCHASER SCHEDULE
(to Note Purchase Agreement)

(5)	Delivery of the Notes: PGIM, Inc. 655 Broad Street 14th Floor - South Tower Newark, NJ 07102 Attention: Michael Iacono - Trade Management Manager With a copy to: jaya.mcclure@prudential.com
(6)	Name of Nominee in which Notes are to be issued: None U.S. Tax Identification Number: 22-1211670

PURCHASER SCHEDULE
(to Note Purchase Agreement)

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
	THE GIBRALTAR LIFE INSURANCE CO., LTD. c/o Prudential Capital Group 2200 Ross Avenue, Suite 4300 Dallas, TX 75201	A	$24,500,000
(1)

All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

   JPMorgan Chase Bank
New York, NY
ABA No.: 021-000-021
Account Name: GIBPRVAFS1
Account No.: P30783 (please do not include spaces)

Each such wire transfer shall set forth the name of the Company, a reference to "4.35% Series A Senior Guaranteed Notes due August 22, 2024, Security No. INV 12018, PPN 26884U A*0" and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

All payments, other than principal, interest or Make-Whole Amount, on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank
New York, NY
ABA No. 021-000-021
Account No. 304199036
Account Name: Prudential International Insurance Service Co.

Each such wire transfer shall set forth the name of the Company, a reference to "4.35% Series A Senior Guaranteed Notes due August 22, 2024, Security No. INV 12018, PPN 26884U A*0" and the due date and application (e.g., type of fee) of the payment being made.

(2)
All notices relating solely to scheduled principal and interest payments to:

The Gibraltar Life Insurance Co., Ltd.
2-13-10, Nagata-cho
Chiyoda-ku, Tokyo 100-8953, Japan
Attention: Osamu Egi, Team Leader of Investment Administration Team
Email: osamu.egi@gib-life.co.jp
With a copy to: Tetsuya Sawazaki, Manager of Investment Administration Team
Email: tetsuya.sawazaki@gib-life.co.jp

(3)	Email Address for Electronic Delivery: osamu.egi@gib-life.co.jp; tetsuya.sawazaki@gib-life.co.jp

PURCHASER SCHEDULE
(to Note Purchase Agreement)

(4)
Address for all other communications and notices:

Prudential Private Placement Investors, L.P.
c/o Prudential Capital Group
2200 Ross Avenue, Suite 4300
Dallas, TX 75201
Attention: Managing Director, Corporate Finance

(5)	Delivery of the Notes: PGIM, Inc. 655 Broad Street 14th Floor - South Tower Newark, NJ 07102 Attention: Michael Iacono - Trade Management Manager With a copy to: jaya.mcclure@prudential.com
(6)	Name of Nominee in which Notes are to be issued: None U.S. Tax Identification Number: 98-0408643

PURCHASER SCHEDULE
(to Note Purchase Agreement)

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA c/o Prudential Capital Group 2200 Ross Avenue, Suite 4300 Dallas, TX 75201	B	$25,000,000
(1)

All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

   JPMorgan Chase Bank
New York, NY
ABA No.: 021-000-021
Account Name: The Prudential - Privest Portfolio
Account No.: P86189 (please do not include spaces)

Each such wire transfer shall set forth the name of the Company, a reference to "4.56% Series B Senior Guaranteed Notes due August 22, 2026, Security No. INV 12018, PPN 26884U A@8" and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)
All notices relating solely to scheduled principal and interest payments to:

The Prudential Insurance Company of America
c/o PGIM, Inc.
Prudential Tower
655 Broad Street
14th Floor - South Tower
Newark, NJ 07102
Attention: PIM Private Accounting Processing Team
Email: Pim.Private.Accounting.Processing.Team@prudential.com

(3)	Email Address for Electronic Delivery: Pim.Private.Accounting.Processing.Team@prudential.com
(4)
Address for all other communications and notices:

The Prudential Insurance Company of America
c/o Prudential Capital Group
2200 Ross Avenue, Suite 4300
Dallas, TX 75201
Attention: Managing Director, Corporate Finance

PURCHASER SCHEDULE
(to Note Purchase Agreement)

(5)	Delivery of the Notes: PGIM, Inc. 655 Broad Street 14th Floor - South Tower Newark, NJ 07102 Attention: Michael Iacono - Trade Management Manager With a copy to: jaya.mcclure@prudential.com
(6)	Name of Nominee in which Notes are to be issued: None U.S. Tax Identification Number: 22-1211670

PURCHASER SCHEDULE
(to Note Purchase Agreement)

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
	THE GIBRALTAR LIFE INSURANCE CO., LTD. c/o Prudential Capital Group 2200 Ross Avenue, Suite 4300 Dallas, TX 75201	B	$24,000,000
(1)

All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

   JPMorgan Chase Bank
New York, NY
ABA No.: 021-000-021
Account Name: GIBPRVJAFS1
Account No.: P86246 (please do not include spaces)

Each such wire transfer shall set forth the name of the Company, a reference to "4.56% Series B Senior Guaranteed Notes due August 22, 2026, Security No. INV 12018, PPN 26884U A@8" and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

All payments, other than principal, interest or Make-Whole Amount, on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank
New York, NY
ABA No. 021-000-021
Account No. 304199036
Account Name: Prudential International Insurance Service Co.

Each such wire transfer shall set forth the name of the Company, a reference to "4.56% Series B Senior Guaranteed Notes due August 22, 2026, Security No. INV 12018, PPN 26884U A@8" and the due date and application (e.g., type of fee) of the payment being made.

(2)
All notices relating solely to scheduled principal and interest payments to:

The Gibraltar Life Insurance Co., Ltd.
2-13-10, Nagata-cho
Chiyoda-ku, Tokyo 100-8953, Japan
Attention: Osamu Egi, Team Leader of Investment Administration Team
Email: osamu.egi@gib-life.co.jp
With a copy to: Tetsuya Sawazaki, Manager of Investment Administration Team
Email: tetsuya.sawazaki@gib-life.co.jp

(3)	Email Address for Electronic Delivery: osamu.egi@gib-life.co.jp; tetsuya.sawazaki@gib-life.co.jp

PURCHASER SCHEDULE
(to Note Purchase Agreement)

(4)

Address for all other communications and notices:

Prudential Private Placement Investors, L.P.
c/o Prudential Capital Group
2200 Ross Avenue, Suite 4300
Dallas, TX 75201
Attention: Managing Director, Corporate Finance

(5)	Delivery of the Notes: PGIM, Inc. 655 Broad Street 14th Floor - South Tower Newark, NJ 07102 Attention: Michael Iacono - Trade Management Manager With a copy to: jaya.mcclure@prudential.com
(6)	Name of Nominee in which Notes are to be issued: None U.S. Tax Identification Number: 98-0408643

PURCHASER SCHEDULE
(to Note Purchase Agreement)

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
	PRUCO LIFE INSURANCE COMPANY c/o Prudential Capital Group 2200 Ross Avenue, Suite 4300 Dallas, TX 75201	B	$1,000,000
(1)
All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank
New York, NY
ABA No.: 021-000-021
Account Name: Pruco Life Private Placement
Account No.: P86192 (please do not include spaces)

Each such wire transfer shall set forth the name of the Company, a reference to "4.56% Series B Senior Guaranteed Notes due August 22, 2026, Security No. INV 12018, PPN 26884U A@8", and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)
All notices relating solely to scheduled principal and interest payments to:

Pruco Life Insurance Company
c/o PGIM, Inc.
Prudential Tower
655 Broad Street
14th Floor - South Tower
Newark, NJ 07102
Attention: PIM Private Accounting Processing Team
Email: Pim.Private.Accounting.Processing.Team@prudential.com

(3)	Email Address for Electronic Delivery: Pim.Private.Accounting.Processing.Team@prudential.com
(4)	Address for all communications and notices: Pruco Life Insurance Company c/o Prudential Capital Group 2200 Ross Avenue, Suite 4300 Dallas, TX 75201 Attention: Managing Director, Corporate Finance

PURCHASER SCHEDULE
(to Note Purchase Agreement)

(5)	Delivery of the Notes: PGIM, Inc. 655 Broad Street 14th Floor - South Tower Newark, NJ 07102 Attention: Michael Iacono - Trade Management Manager With a copy to: jaya.mcclure@prudential.com
(6)	Name of Nominee in which Notes are to be issued: None U.S. Tax Identification Number: 22-1944557

PURCHASER SCHEDULE
(to Note Purchase Agreement)

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
	MIDLAND NATIONAL LIFE INSURANCE COMPANY c/o Guggenheim Partners 330 Madison Avenue, 10th Floor New York, New York 10017	B	$35,550,000
(1)

All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

For payments other than principal and interest:

The Bank of New York Mellon
ABA# 021000018
IMM/Cash Account Number: 2466708400
Account Name: Midland National Life Insurance Company
RE: description of what wire is for

For payments of principal and interest only:

The Bank of New York Mellon
ABA# 021000018
GLA 111566
BNF: 246670
RE: Midland National Life Insurance Company, 246670, 26884U A@8, Description of Security, Pay Date, Principal Amount, Interest Amount

(2)	Address for all notices: GIPrivatePlacements@guggenheimpartners.com
(3)
Delivery of the Notes:

The Depository Trust Company
570 Washington Blvd - 5th floor
Jersey City, NJ 07310
Attn: BNY Mellon/Branch Deposit Department
Please reference:
Account Number 246670
Account Name: Midland National Life Insurance Co/ Annuity

With a copy to: thomas.flanagan@guggenheimpartners.com

(4)	Name of Nominee in which Notes are to be issued: Hare & Co. U.S. Tax Identification Number: 46-0164570 (Midland National Life Insurance Company) 13-6062916 (Hare & Co.)

PURCHASER SCHEDULE
(to Note Purchase Agreement)

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
	NORTH AMERICAN COMPANY FOR LIFE AND HEALTH INSURANCE c/o Guggenheim Partners 330 Madison Avenue, 10th Floor New York, New York 10017	B	$15,000,000
(1)

All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

For payments other than principal and interest:

The Bank of New York Mellon
ABA# 021000018
IMM/Cash Account Number: 2699978400
Account Name: North American Company for Life and Health Insurance
RE: description of what wire is for

For payments of principal and interest only:

The Bank of New York Mellon
ABA# 021000018
GLA 111566
BNF: 269997
RE: North American Company for Life and Health Insurance, 269997, 26884U A@8, Description of Security, Pay Date, Principal Amount, Interest Amount

(2)	Address for all Notices: GIPrivatePlacements@guggenheimpartners.com
(3)
Delivery of the Notes:

The Depository Trust Company
570 Washington Blvd - 5th floor
Jersey City, NJ 07310
Attn: BNY Mellon/Branch Deposit Department
Please reference: Account Number 269997
Account Name: North American Company for Life and Health Insurance/ Annuity
With a copy to: thomas.flanagan@guggenheimpartners.com

(4)	Name of Nominee in which Notes are to be issued: Hare & Co. U.S. Tax Identification Number: 46-0164570 (North American Company for Life and Health Insurance) 13-6062916 (Hare & Co.)

PURCHASER SCHEDULE
(to Note Purchase Agreement)

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
	WILCO LIFE INSURANCE COMPANY c/o Guggenheim Partners 330 Madison Avenue, 10th Floor New York, New York 10017	B	$6,850,000
(1)

All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

For payments other than principal and interest:

U.S. Bank N.A.
ABA# 091000022
BNF: ITC South & East Depository Account
Beneficiary Account Address: 60 Livingston Avenue, St Paul, MN 55107-2292
Beneficiary Account Number: 173103781832
OBI: Line 1 001050986371 Conseco Life Insurance Company
      Line 2 Pertinent Information
      Line 3 Attn: Lisa Nadel

For payments of principal and interest only:

The Bank of New York/Mellon
ABA 021000018
A/C: GLA111566 FFC A/C 117612
Attention P&I Dept
Hare & Co.
REF: 26884U A@8

(2)	Address for all Notices: GIPrivatePlacements@guggenheimpartners.com
(3)
Delivery of the Notes:

The Depository Trust Company
570 Washington Blvd - 5th floor
Jersey City, NJ 07310
Attn: BNY Mellon/Branch Deposit Department
For account: U.S. Bank N.A. #117612
FBO AC: 001050986371
Account Name: Conseco Life Insurance Company (Wilton-Minnow)
With a copy to: thomas.flanagan@guggenheimpartners.com

(4)	Name of Nominee in which Notes are to be issued: Hare & Co. U.S. Tax Identification Number: 04-2299444 (Wilco Life Insurance Company) 13-6062916 (Hare & Co.)

PURCHASER SCHEDULE
(to Note Purchase Agreement)

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
	NORTH AMERICAN COMPANY FOR LIFE AND HEALTH INSURANCE c/o Guggenheim Partners 330 Madison Avenue, 10th Floor New York, New York 10017	B	$5,000,000
(1)

All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

For payments other than principal and interest:

The Bank of New York Mellon
ABA# 021000018
IMM/Cash Account Number: 2699618400
Account Name: North American Company for Life and Health Insurance
RE: description of what wire is for

For payments of principal and interest only:

The Bank of New York Mellon
ABA# 021000018
GLA 111566
BNF: 269961
RE: North American Company for Life and Health Insurance, 269961, 26884U A@8, Description of Security, Pay Date, Principal Amount, Interest Amount

(2)	Address for all Notices: GIPrivatePlacements@guggenheimpartners.com
(3)
Delivery of the Notes:

The Depository Trust Company
570 Washington Blvd - 5th floor
Jersey City, NJ 07310
Attn: BNY Mellon/Branch Deposit Department
Please reference: Account Number 269961
Account Name: North American Company for Life and Health Insurance/ Main

With a copy to: thomas.flanagan@guggenheimpartners.com

(4)	Name of Nominee in which Notes are to be issued: Hare & Co. U.S. Tax Identification Number: 36-2428931 (North American Company for Life and Health Insurance) 13-6062916 (Hare & Co.)

PURCHASER SCHEDULE
(to Note Purchase Agreement)

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
	NORTH AMERICAN COMPANY FOR LIFE AND HEALTH INSURANCE c/o Guggenheim Partners 330 Madison Avenue, 10th Floor New York, New York 10017	B	$5,000,000
(1)

All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

For payments other than principal and interest:

The Bank of New York Mellon
ABA# 021000018
IMM/Cash Account Number: 6844298400
Account Name: North American Company for Life and Health Insurance
RE: description of what wire is for

For payments of principal and interest only:

The Bank of New York Mellon
ABA# 021000018
GLA 111566
BNF: 684429
RE: North American Company for Life and Health Insurance, 684429, 26884U A@8, Description of Security, Pay Date, Principal Amount, Interest Amount

(2)	Address for all Notices: GIPrivatePlacements@guggenheimpartners.com
(3)
Delivery of the Notes:

The Depository Trust Company
570 Washington Blvd - 5th floor
Jersey City, NJ 07310
Attn: BNY Mellon/Branch Deposit Department
Please reference: Account Number 684429
Account Name: NAC COULI GENERAL ACCOUNT CLONE
With a copy to: thomas.flanagan@guggenheimpartners.com

(4)	Name of Nominee in which Notes are to be issued: Hare & Co. U.S. Tax Identification Number: 46-0164570 (North American Company for Life and Health Insurance) 13-6062916 (Hare & Co.)

PURCHASER SCHEDULE
(to Note Purchase Agreement)

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
	MIDLAND NATIONAL LIFE INSURANCE COMPANY c/o Guggenheim Partners 330 Madison Avenue, 10th Floor New York, New York 10017	B	$5,000,000
(1)

All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

For payments other than principal and interest:

   The Bank of New York Mellon
ABA# 021000018
IMM/Cash Account Number: 2463798400
Account Name: Midland National Life Insurance
RE: description of what wire is for

For payments of principal and interest only:

The Bank of New York Mellon
ABA# 021000018
GLA 111566
BNF: 246379
Details: Midland National Life Insurance Company, 246379, 26884U A@8, 4.56% Series B Guaranteed Senior Note, Pay Date, Principal amount, Interest amount

(2)	Address for all Notices: GIPrivatePlacements@guggenheimpartners.com
(3)
Delivery of the Notes:

The Depository Trust Company
570 Washington Blvd - 5th floor
Jersey City, NJ 07310
Attn: BNY Mellon/Branch Deposit Department
Please reference: Account Number 246379
Account Name: Boli Separate Account General

With a copy to: thomas.flanagan@guggenheimpartners.com

(4)	Name of Nominee in which Notes are to be issued: Hare & Co. U.S. Tax Identification Number: 46-0164570 (Midland National Life Insurance Company) 13-6062916 (Hare & Co.)

PURCHASER SCHEDULE
(to Note Purchase Agreement)

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
	MIDLAND NATIONAL LIFE INSURANCE COMPANY c/o Guggenheim Partners 330 Madison Avenue, 10th Floor New York, New York 10017	B	$5,000,000
(1)

All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

For payments other than principal and interest:

The Bank of New York Mellon
ABA# 021000018
IMM/Cash Account Number: 2463768400
Account Name: Midland National Life Insurance Company
RE: description of what wire is for

For payments of principal and interest only:

The Bank of New York Mellon
ABA# 021000018
GLA 111566
BNF: 246376
Details: Midland National Life Insurance Company, 246670, 26884U A@8, Description of Security, Pay Date, Principal Amount, Interest Amount

(2)	Address for all Notices: GIPrivatePlacements@guggenheimpartners.com
(3)
Delivery of the Notes:

The Depository Trust Company
570 Washington Blvd - 5th floor
Jersey City, NJ 07310
Attn: BNY Mellon/Branch Deposit Department
Please reference:
Account Number 246376
Account Name: Midland National Life Insurance Co/ MAIN
With a copy to: thomas.flanagan@guggenheimpartners.com

(4)	Name of Nominee in which Notes are to be issued: Hare & Co. U.S. Tax Identification Number: 46-0164570 (Midland National Life Insurance Company) 13-6062916 (Hare & Co.)
	NAME AND ADDRESS OF PURCHASER	SERIES	Principal Amount of Notes to be Purchased

PURCHASER SCHEDULE
(to Note Purchase Agreement)

	MIDLAND NATIONAL LIFE INSURANCE COMPANY c/o Guggenheim Partners 330 Madison Avenue, 10th Floor New York, New York 10017	B	$5,000,000
(1)

All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

For payments other than principal and interest:

   The Bank of New York Mellon
ABA# 021000018
IMM/Cash Account Number: 2463788400
Account Name: Midland National Life Insurance
RE: description of what wire is for

For payments of principal and interest only:

The Bank of New York Mellon
ABA# 021000018
GLA 111566
BNF: 246378
Details: Midland National Life Insurance Company, 246378, 26884U A@8, 4.56% Series B Guaranteed Senior Note, Pay Date, Principal amount, Interest amount

(2)	Address for all Notices: GIPrivatePlacements@guggenheimpartners.com
(3)
Delivery of the Notes:

The Depository Trust Company
570 Washington Blvd - 5th floor
Jersey City, NJ 07310
Attn: BNY Mellon/Branch Deposit Department
Account Number 246379
Account Name: Boli Separate Account General
With a copy to: thomas.flanagan@guggenheimpartners.com

(4)	Name of Nominee in which Notes are to be issued: Hare & Co. U.S. Tax Identification Number: 46-0164570 (Midland National Life Insurance Company) 13-6062916 (Hare & Co.)

PURCHASER SCHEDULE
(to Note Purchase Agreement)

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
	CONTINENTAL ASSURANCE COMPANY c/o Guggenheim Partners 330 Madison Avenue, 10th Floor New York, New York 10017	B	$3,250,000
(1)

All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

For payments other than principal and interest:

U.S. Bank N.A.
ABA# 091000022
BNF: ITC South & East Depository Account
Beneficiary Account Address: 60 Livingston Avenue, St Paul, MN 55107-2292
Beneficiary Account Number: 173103781832
OBI: Line 1 001050986377 Continental Assurance Company
      Line 2 Pertinent Information
      Line 3 Attn: Lisa Nadel

For payments of principal and interest only:

The Bank of New York/Mellon
ABA 021000018
A/C: GLA111566 FFC A/C 117612
Attention P&I Dept
Hare & Co.
REF: 26884U A@8

(2)	Address for all Notices: GIPrivatePlacements@guggenheimpartners.com
(3)
Delivery of the Notes:

The Depository Trust Company
570 Washington Blvd - 5th floor
Jersey City, NJ 07310
Attn: BNY Mellon/Branch Deposit Department
For account: U.S. Bank N.A. #117612
FBO AC: 001050986377
Account Name: Continental Assurance Company

With a copy to: TJ Flanagan - thomas.flanagan@guggenheimpartners.com

(4)	Name of Nominee in which Notes are to be issued: Hare & Co. U.S. Tax Identification Number: 36-0947200 (Continental Assurance Company) 13-6062916 (Hare & Co.)

PURCHASER SCHEDULE
(to Note Purchase Agreement)

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
	HORACE MANN LIFE INSURANCE COMPANY c/o Guggenheim Partners 330 Madison Avenue, 10th Floor New York, New York 10017	B	$3,000,000
(1)

All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

For payments other than principal and interest:

ABA # 011000028
State Street Bank & Trust Co.
DDA # A/C – 33449109
Fund Number/Name E862 HORACE MANN LIFE INS CO/SIAM

For payments of principal and interest only:

ABA # 011000028
State Street Bank & Trust Co.
DDA # A/C – 33449109
Fund Number/Name E862 HORACE MANN LIFE INS CO/SIAM

(2)	Address for all Notices: GIPrivatePlacements@guggenheimpartners.com
(3)
Delivery of the Notes:

DTCC
Newport Office Center
570 Washington Blvd
Jersey City, NJ 07310
5th floor / NY Window / Robert Mendez
FBO: State Street Bank & Trust for account E862 Horace Mann Life Ins Co/SIAM
Account Number E862
Account Name: Horace Mann Life Insurance Co

With a copy to: thomas.flanagan@guggenheimpartners.com

(4)	Name of Nominee in which Notes are to be issued: AFTBRIDGE + CO. U.S. Tax Identification Number: 37-0726637 (Horace Mann Life Insurance Company) 04-3284184 (AFTBRIDGE + CO.)

PURCHASER SCHEDULE
(to Note Purchase Agreement)

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
	WILTON REASSURANCE COMPANY c/o Guggenheim Partners 330 Madison Avenue, 10th Floor New York, New York 10017	B	$1,100,000
(1)

All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

For payments other than principal and interest:

U.S. Bank N.A.
ABA# 091000022
BNF: ITC South & East Depository Account
Beneficiary Account Address: 60 Livingston Avenue, St Paul, MN 55107-2292
Beneficiary Account Number: 173103781832
OBI: Line 1 001050975803 Wilton Reassurance
      Line 2 Pertinent Information
      Line 3 Attn: Lisa Nadel

For payments of principal and interest only:

The Bank of New York/Mellon
ABA 021000018
A/C: GLA111566
FFC A/C 117612
Attention P&I Dept
Hare & Co.
REF: 26884U A@8

(2)	Address for all Notices: GIPrivatePlacements@guggenheimpartners.com
(3)
Delivery of the Notes:

The Depository Trust Company
570 Washington Blvd - 5th floor
Jersey City, NJ 07310
Attn: BNY Mellon/Branch Deposit Department
For account: U.S. Bank N.A. #117612
FBO AC: 001050975803
Account Name: Wilton Reassurance/ Conseco US Custody Account

With a copy to: thomas.flanagan@guggenheimpartners.com

(4)	Name of Nominee in which Notes are to be issued: Hare & Co. U.S. Tax Identification Number: 41-1760577 (Wilton Reassurance Company) 13-6062916 (Hare & Co.)

PURCHASER SCHEDULE
(to Note Purchase Agreement)

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
	TEXAS LIFE INSURANCE COMPANY c/o Guggenheim Partners 330 Madison Avenue, 10th Floor New York, New York 10017	B	$250,000
(1)

All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

For payments other than principal and interest:

U.S. Bank N.A.
ABA# 091000022
BNF: ITC South & East Depository Account
Beneficiary Account Address: 60 Livingston Avenue, St Paul, MN 55107-2292
Beneficiary Account Number: 173103781832
OBI: Line 1 001050983227 Texas Life Insurance Company
      Line 2 Pertinent Information
      Line 3 Attn: Lisa Nadel

For payments of principal and interest only:

The Bank of New York/Mellon
ABA 021000018
A/C: GLA111566
FFC A/C 117612
Attention P&I Dept
Hare & Co.
REF: 26884U A@8

(2)	Address for all Notices: GIPrivatePlacements@guggenheimpartners.com
(3)
Delivery of the Notes:

The Depository Trust Company
570 Washington Blvd - 5th floor
Jersey City, NJ 07310
Attn: BNY Mellon/Branch Deposit Department
For account: U.S. Bank N.A. #117612
Account Number: GLA 111566
FBO AC: 001050983227
Account Name: Texas Life Insurance Company
With a copy to: thomas.flanagan@guggenheimpartners.com

(4)	Name of Nominee in which Notes are to be issued: Hare & Co. U.S. Tax Identification Number: 74-0940890 (Texas Life Insurance Company) 13-6062916 (Hare & Co.)

PURCHASER SCHEDULE
(to Note Purchase Agreement)

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
	ENSIGN PEAK ADVISORS, INC. 50 East North Temple Street Salt Lake City, Utah 84150	A A A A	$5,000,000 $5,000,000 $5,000,000 $5,000,000
(1)
All payments on account of the Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

Zions First National Bank
ABA #124000054
Account Name: Ensign Peak Advisors, Inc.
Account Number: 01-20001-3
Ref: “Accompanying information below”

Each such wire transfer shall set forth the name of the Company, the full title (including the coupon rate, issuance date and final maturity date) of the Notes on account of which such payment is made, a reference to the PPN, and the due date and application (as among principal, premium and interest) of the payment being made.

(2)
All notices relating solely to scheduled principal and interest payments to:

Ensign Peak Advisors, Inc.
50 East North Temple Street, Room 1514
Salt Lake City, Utah 84150
Attention: Custody
Email: custody@ensignpeak.org
Phone: 801-240-1066

(3)	Email Address for Electronic Delivery: privateplacements@ensignpeak.org
(4)
Address for all other communications and notices:

Ensign Peak Advisors, Inc.
50 East North Temple Street
Salt Lake City, Utah 84150
Attention: Matthew D. Dall
privateplacements@ensignpeak.org
josh.flade@ensignpeak.org

PURCHASER SCHEDULE
(to Note Purchase Agreement)

(5)	Delivery of the Notes: Ensign Peak Advisors, Inc. 50 East North Temple Street Salt Lake City, Utah 84150 Attention: Ryan Martineau With a copy to: josh.flade@ensignpeak.org
(6)	Name of Nominee in which Notes are to be issued: None U.S. Tax Identification Number: 84-1432969

PURCHASER SCHEDULE
(to Note Purchase Agreement)

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
	CLIFTON PARK CAPITAL MANAGEMENT, LLC 50 East North Temple Street Salt Lake City, Utah 84150	A A	$5,000,000 $5,000,000
(1)
All payments on account of the Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

Zions First National Bank
ABA #124000054
Account Name: Clifton Park
Account Number: 001-209774
Ref: “Accompanying information below”

Each such wire transfer shall set forth the name of the Company, the full title (including the coupon rate, issuance date and final maturity date) of the Notes on account of which such payment is made, a reference to the PPN, and the due date and application (as among principal, premium and interest) of the payment being made.

(3)
All notices relating solely to scheduled principal and interest payments to:

Ensign Peak Advisors, Inc.
50 East North Temple Street, Room 1514
Salt Lake City, Utah 84150
Attention: Custody
Email: custody@ensignpeak.org
Phone: 801-240-1066

With a copy to: josh.flade@ensignpeak.org

(3)	Email Address for Electronic Delivery: privateplacements@ensignpeak.org
(4)	Address for all other communications and notices: Clifton Park Capital Management, LLC 50 East North Temple Street Salt Lake City, Utah 84150 Attention: Matthew D. Dall privateplacements@ensignpeak.org

PURCHASER SCHEDULE
(to Note Purchase Agreement)

(5)	Delivery of the Notes: Ensign Peak Advisors, Inc. 50 East North Temple Street Salt Lake City, Utah 84150 Attention: Ryan Martineau With a copy to: josh.flade@ensignpeak.org
(6)	Name of Nominee in which Notes are to be issued: None U.S. Tax Identification Number: 45-3122370

PURCHASER SCHEDULE
(to Note Purchase Agreement)

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
	UNITED SERVICES AUTOMOBILE ASSOCIATION 9800 Fredericksburg Road San Antonio, TX 78288	A	$10,000,000
(1)
All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

Northern Chgo/Trust
ABA#071000152
Credit Wire Account # 5186061000
26-11037/ USAA

With sufficient information to identify the source and application of such funds, including the issuer name, the PPN of the issue, interest rate, payment due date, maturity date, interest amount, principal and premium amount.

(2)
All notices relating solely to scheduled principal and interest payments to:

Ell & Co
c/o Northern Trust Company
PO Box 92395
Chicago, IL 60675-92395
Attn: Income Collections
Please include the cusip and shares/par for the dividend/interest payment

With a copy to: PRIVATE_PLACEMENTS@usaa.com

(3)	Email Address for Electronic Delivery: PRIVATE_PLACEMENTS@usaa.com
(4)	Address for all other communications and notices: Donna Baggerly VP Insurance Portfolios 9800 Fredericksburg Road San Antonio, TX 78288 (210) 498-5195 Email: PRIVATE_PLACEMENTS@usaa.com

PURCHASER SCHEDULE
(to Note Purchase Agreement)

(5)
Delivery of the Notes:

Depository Trust & Clearing Corporation
Newport Office Center
570 Washington Blvd.
5th Floor
Jersey City, NJ 07310
Attn: Tanya Stackhouse-Bowen or Robert Mendez
Reference: Northern Trust Account # 26-11037/ USAA
Telephone: 212-855-2484

With a copy to: hal.candland@usaa.com

(6)	Name of Nominee in which Notes are to be issued: ELL & CO. U.S. Tax Identification Number: 74-0959140

PURCHASER SCHEDULE
(to Note Purchase Agreement)

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
	USAA LIFE INSURANCE COMPANY 9800 Fredericksburg Road San Antonio, TX 78288	A B	$5,000,000 $15,000,000
(1)
All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

Northern Chgo/Trust
ABA#071000152
Credit Wire Account # 5186061000
26-11042/ Life Company

With sufficient information to identify the source and application of such funds, including the issuer name, the PPN of the issue, interest rate, payment due date, maturity date, interest amount, principal and premium amount.

(2)
All notices relating solely to scheduled principal and interest payments to:

Ell & Co
c/o Northern Trust Company
PO Box 92395
Chicago, IL 60675-92395
Attn: Income Collections
Please include the cusip and shares/par for the dividend/interest payment

With a copy to: PRIVATE_PLACEMENTS@usaa.com

(3)	Email Address for Electronic Delivery: PRIVATE_PLACEMENTS@usaa.com
(4)	Address for all other communications and notices: John Spear VP Insurance Portfolios 9800 Fredericksburg Road San Antonio, TX 78288 (210) 498-8661 Email: PRIVATE_PLACEMENTS@usaa.com

PURCHASER SCHEDULE
(to Note Purchase Agreement)

(5)
Delivery of the Notes:

Depository Trust & Clearing Corporation
Newport Office Center
570 Washington Blvd.
5th Floor
Jersey City, NJ 07310
Attn: Tanya Stackhouse-Bowen or Robert Mendez
Reference: Northern Trust Account # 26-11042/ Life Company
212-855-2484

With a copy to: hal.candland@usaa.com

(6)	Name of Nominee in which Notes are to be issued: ELL & CO. U.S. Tax Identification Number: 74-1472662

PURCHASER SCHEDULE
(to Note Purchase Agreement)

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
	THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA 7 Hanover Square New York, NY 10004-2616	A B	$7,000,000 $17,000,000
(1)
All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JP Morgan Chase
FED ABA #021000021
Chase/NYC/CTR/BNF
A/C 900-9-000200
Reference A/C #G05978, Guardian Life, PRIF-W, CUSIP # 26884U A*0/26884U A@8, EPR Properties

(2)	Email Address for Electronic Delivery: Thomas_donohue@glic.com
(3)
Address for all other communications and notices:

The Guardian Life Insurance Company of America
7 Hanover Square
New York, NY 10004-2616
Attn: Thomas Donohue
Investment Department 9-A
FAX # (212) 919-2658
Email address: Thomas_donohue@glic.com

(4)	Delivery of the Notes: JP Morgan Chase Bank, N.A. 4 Chase Metrotech Center – 3rd Floor Brooklyn, NY 11245-0001 Reference A/C #G05978, Guardian Life (PRIF-W) With a copy to: Kevin_F_Carey@glic.com
(5)	Name of Nominee in which Notes are to be issued: The Guardian Life Insurance Company of America U.S. Tax Identification Number: 13-5123390

PURCHASER SCHEDULE
(to Note Purchase Agreement)

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
	THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA 7 Hanover Square New York, NY 10004-2616	A	$5,000,000
(1)
All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JP Morgan Chase
FED ABA #021000021
Chase/NYC/CTR/BNF
A/C 900-9-000200
Reference A/C #G04191, Guardian Life, PRIF-L, CUSIP # 26884U A@8, EPR Properties

(2)	Email Address for Electronic Delivery: Thomas_donohue@glic.com
(3)	Address for all other communications and notices: The Guardian Life Insurance Company of America 7 Hanover Square New York, NY 10004-2616 Attn: Thomas Donohue Investment Department 9-A FAX # (212) 919-2658
(4)	Delivery of the Notes: JP Morgan Chase Bank, N.A. 4 Chase Metrotech Center – 3rd Floor Brooklyn, NY 11245-0001 Reference A/C #G04191, Guardian Life (PRIF-L) With a copy to: Kevin_F_Carey@glic.com
(5)	Name of Nominee in which Notes are to be issued: The Guardian Life Insurance Company of America U.S. Tax Identification Number: 13-5123390

PURCHASER SCHEDULE
(to Note Purchase Agreement)

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
	THE OHIO NATIONAL LIFE INSURANCE COMPANY One Financial Way Cincinnati, OH 45242	A B	$5,000,000 $7,500,000
(1)
All payments on account of the Notes by bank wire transfer of Federal or other immediately available funds (identifying each payment as to issuer, security, and principal or interest) to:

U.S. Bank N.A.
ABA #042-000013
5th & Walnut Streets
Cincinnati, OH 45202

For credit to The Ohio National Life Insurance Company's Account No. 910-275-7

(2)	Email Address for Electronic Delivery: privateplacements@ohionational.com
(3)
All other notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed:

The Ohio National Life Insurance Company
One Financial Way
Cincinnati, OH 45242
Attention: Investment Department
Fax number: 513-794-4506

(4)	Delivery of the Notes: The Ohio National Life Insurance Company One Financial Way Cincinnati, OH 45242 Attention: Investment Department With a copy to: annette_teders@ohionational.com
(5)	Name of Nominee in which Notes are to be issued: None U.S. Tax Identification Number: 31-0397080

PURCHASER SCHEDULE
(to Note Purchase Agreement)

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
	OHIO NATIONAL LIFE ASSURANCE CORPORATION One Financial Way Cincinnati, OH 45242	B	$7,500,000
(1)
All payments on account of the Notes by bank wire transfer of Federal or other immediately available funds (identifying each payment as to issuer, security, and principal or interest) to:

U.S. Bank N.A.
ABA #042-000013
5th & Walnut Streets
Cincinnati, OH 45202

For credit to Ohio National Life Assurance Corporation's Account No. 865-215-8

(2)	Email Address for Electronic Delivery: privateplacements@ohionational.com
(3)
All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed:

Ohio National Life Assurance Corporation
One Financial Way
Cincinnati, OH 45242
Attn: Investment Department
Fax number: 513-794-4506

(4)	Delivery of the Notes: Ohio National Life Assurance Corporation One Financial Way Cincinnati, OH 45242 Attention: Investment Department With a copy to: annette_teders@ohionational.com
(5)	Name of Nominee in which Notes are to be issued: None U.S. Tax Identification Number: 31-0962495

PURCHASER SCHEDULE
(to Note Purchase Agreement)

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
	FIDELITY & GUARANTY LIFE INSURANCE COMPANY 1001 Fleet Street, 6th Floor Baltimore, MD 21202	A	$15,000,000
(1)
All payments on account of Notes held by such purchaser shall be made by Federal Funds Wire Transfer of immediately available funds for credit to:

Citibank, N.A.
New York, NY
ABA: 021000089
Credit Account: 09250276
Account Name: BBH Co.
Account Number: 8039679
Account Name: FGLIC BMA PP FIA
RE: EPR Properties, $148,000,000 4.35% Guaranteed Senior Notes, Series A,
      Due August 22, 2024

PPN: 26884U A*0

Due date and application (as among principal and interest) of the payment being made.

(2)
All notices relating solely to payments and prepayments to:

Fidelity & Guaranty Life Insurance Company
Attention: Treasury
1001 Fleet Street, 6th Floor
Baltimore, MD 21202
Tel: (410) 895-0100

With a copy to: privateplacements@fglife.com

(3)	Email Address for Electronic Delivery: privateplacements@fglife.com
(4)
Address for all other communications:

Fidelity & Guaranty Life Insurance Company
Attention: Investments
1001 Fleet Street, 6th Floor
Baltimore, MD 21202

With a copy to: privateplacements@fglife.com

And with a copy of any notices regarding Defaults or Events of Defaults under the operative documents to:
Attention: General Counsel

PURCHASER SCHEDULE
(to Note Purchase Agreement)

(5)
Delivery of the Notes:

Brown Brothers Harriman & Co.
140 Broadway St.
Attention: Physical Receive Department
New York, NY 10005-1101
For account: FGLIC BMA PP FIA, #8039679

With a copy to: Thomas.Cunningham@fglife.com

(6)	Name of Nominee in which Notes are to be issued: None U.S. Tax Identification Number: 56-6033321

PURCHASER SCHEDULE
(to Note Purchase Agreement)

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
	AMERICAN EQUITY INVESTMENT LIFE INSURANCE COMPANY 6000 Westown Parkway West Des Moines, IA 50266	A	$10,000,000
(1)
All payments on or in respect of the Notes shall be made in immediately available funds to:

State Street Bank & Trust Company
ABA # 011000028
Account # 00076026, Income Collection, BEV3
REFERENCE: (26884U A*0, Security Description, Interest Rate, Maturity Date, Interest Amount, Principal and Premium Amount)

(2)
All notices relating solely to scheduled principal and interest payments to:

American Equity Investment Life Insurance Co.
Attn: Asset Administration
6000 Westown Parkway
West Des Moines, IA 50266
515-221-0329 fax

With a copy to: PrivatePlacements@american-equity.com

(3)	Email Address for Electronic Delivery: PrivatePlacements@american-equity.com
(4)
Address for all other communications and notices:

American Equity Investment Life Insurance Company
6000 Westown Parkway
West Des Moines, IA 50266
Attention: Investment Department - Private Placements
Telephone: 888-221-1234
Fax: 515-221-0329

(5)
Delivery of the Notes:

DTCC
Newport Office Center
570 Washington Blvd
Jersey City, NJ 07310
5th Floor/NY Window/Robert Mendez
FBO State Street Bank & Trust for account BEV3
CUSIP/PPN:26884U A*0
Security Description: 4.35% Series A Guaranteed Senior Note

With a copy to: lbrons@american-equity.com

PURCHASER SCHEDULE
(to Note Purchase Agreement)

(6)	Name of Nominee in which Notes are to be issued: CHIMEFISH & CO. U.S. Tax Identification Number: 65-1186810

PURCHASER SCHEDULE
(to Note Purchase Agreement)

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
	AMERICAN FAMILY LIFE INSURANCE COMPANY 6000 American Parkway Madison, Wisconsin 53783-0001	A	$5,000,000
(1)
All payments on or in respect of the Notes to be by Federal Funds Wire Transfer to:

US Bank, N.A.
Trust Services
60 Livingston Ave., St. Paul, MN 55107-2292
ABA #091000022
Beneficial Account #180183083765
FFC to American Family Trust Account #191050973661 for AFLIC-Traditional Cash & Privates
Credit for PPN: 26884U A*0

Accompanying Information:
Name of Issuer: EPR Properties
Description of Security: 4.35% Series A GTD Senior Notes due August 22, 2024
PPN: 26884U A*0
Due date and application (as among principal, premium and interest) of the payment being made

(2)	Address for Notices Related to Payments: American Family Life Insurance Company 6000 American Parkway Madison, Wisconsin 53783-0001 Attention: Investment Division-Private Placements dvoge@amfam.com
(3)	Email Address for Electronic Delivery: dvoge@amfam.com
(4)
Address for Notices Regarding Audit Confirmations::

American Family Life Insurance Company
6000 American Parkway
Madison, Wisconsin 53783-0001
Attention: Investment Division-Private Placements
dvoge@amfam.com

PURCHASER SCHEDULE
(to Note Purchase Agreement)

(5)
Address for all other communications and notices:

American Family Life Insurance Company
6000 American Parkway
Madison, Wisconsin 53783-0001
Attention: Investment Division-Private Placements
dvoge@amfam.com

(6)	Delivery of the Notes: US Bank Milwaukee, N.A. Attn: Julie Wiza (MK-WI-T15C) Trust Officer, Account Manager 777 E. Wisconsin Ave. Milwaukee, WI 53202 with a copy to: dvoge@amfam.com
(7)	Name of Nominee in which Notes are to be issued: BAND & CO. U.S. Tax Identification Number: 39-6039160

PURCHASER SCHEDULE
(to Note Purchase Agreement)

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
	AMERICAN FAMILY LIFE INSURANCE COMPANY 6000 American Parkway Madison, Wisconsin 53783-0001	A	$1,200,000
(1)
All payments on or in respect of the Notes to be by Federal Funds Wire Transfer to:

US Bank, N.A.
Trust Services
60 Livingston Ave., St. Paul, MN 55107-2292
ABA #091000022
Beneficial Account #180183083765
FFC to American Family Trust Account #191050973667 for AFLIC-UL Cash and Privates
Credit for PPN: 26884U A*0

Accompanying Information:
Name of Issuer: EPR Properties
Description of Security: 4.35% Series A GTD Senior Notes due August 22, 2024
PPN: 26884U A*0
Due date and application (as among principal, premium and interest) of the payment being made

(2)	Address for Notices Related to Payments: American Family Life Insurance Company 6000 American Parkway Madison, Wisconsin 53783-0001 Attention: Investment Division-Private Placements dvoge@amfam.com
(3)	Email Address for Electronic Delivery: dvoge@amfam.com
(4)	Notices Regarding Audit Confirmations:: American Family Life Insurance Company 6000 American Parkway Madison, Wisconsin 53783-0001 Attention: Investment Division-Private Placements dvoge@amfam.com

PURCHASER SCHEDULE
(to Note Purchase Agreement)

(5)
Address for all other communications and notices:

American Family Life Insurance Company
6000 American Parkway
Madison, Wisconsin 53783-0001
Attention: Investment Division-Private Placements
dvoge@amfam.com

(6)	Delivery of the Notes: US Bank Milwaukee, N.A. Attn: Julie Wiza (MK-WI-T15C) Trust Officer, Account Manager 777 E. Wisconsin Ave. Milwaukee, WI 53202 with a copy to: dvoge@amfam.com
(7)	Name of Nominee in which Notes are to be issued: BAND & CO. U.S. Tax Identification Number: 39-6039160

PURCHASER SCHEDULE
(to Note Purchase Agreement)

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
	AMERICAN FAMILY LIFE INSURANCE COMPANY 6000 American Parkway Madison, Wisconsin 53783-0001	A	$300,000
(1)
All payments on or in respect of the Notes to be by Federal Funds Wire Transfer to:

US Bank, N.A.
Trust Services
60 Livingston Ave., St. Paul, MN 55107-2292
ABA #091000022
Beneficial Account #180183083765
FFC to American Family Trust Account #191050973663 for AFLIC-Par Cash & Privates
Credit for PPN: 26884U A*0

Accompanying Information:
Name of Issuer: EPR Properties
Description of Security: 4.35% Series A GTD Senior Notes due August 22, 2024
PPN: 26884U A*0
Due date and application (as among principal, premium and interest) of the payment being made

(2)	Address for Notices Related to Payments: American Family Life Insurance Company 6000 American Parkway Madison, Wisconsin 53783-0001 Attention: Investment Division-Private Placements dvoge@amfam.com
(3)	Email Address for Electronic Delivery: dvoge@amfam.com
(4)	Notices Regarding Audit Confirmations:: American Family Life Insurance Company 6000 American Parkway Madison, Wisconsin 53783-0001 Attention: Investment Division-Private Placements dvoge@amfam.com

PURCHASER SCHEDULE
(to Note Purchase Agreement)

(5)
Address for all other communications and notices:

American Family Life Insurance Company
6000 American Parkway
Madison, Wisconsin 53783-0001
Attention: Investment Division-Private Placements
dvoge@amfam.com

(6)	Delivery of the Notes: US Bank Milwaukee, N.A. Attn: Julie Wiza (MK-WI-T15C) Trust Officer, Account Manager 777 E. Wisconsin Ave. Milwaukee, WI 53202 with a copy to: dvoge@amfam.com
(7)	Name of Nominee in which Notes are to be issued: BAND & CO. U.S. Tax Identification Number: 39-6039160

PURCHASER SCHEDULE
(to Note Purchase Agreement)

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
	AMERICO FINANCIAL LIFE & ANNUITY INSURANCE COMPANY c/o Americo Life, Inc. 300 West 11th Street Kansas City, MO 64105	B	$5,000,000
(1)
All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

State Street Bank & Trust
   ABA #011000028
   A/C #14254312
   Americo Financial Life & Annuity Insurance Company – U6F1

   Payment instructions should ref: EPR Properties, 4.56% Senior Notes Due August 22, 2026

(2)
Address for all notices of payments and written confirmation of payments to:

Attn: Investment Accounting – Denise Kisner
   Americo Life, Inc.
   PO Box 410288
   Kansas City, MO 64141-0288
   Telephone: (816) 391-2118
Email: denise.kisner@americo.com

(3)	Email Address for Electronic Delivery: denise.kisner@americo.com
(4)	Address for all other communications and notices: Attn: Investment Department Americo Life, Inc. 300 West 11th Street Kansas City, MO 64105 Telephone: (816) 391-2779 Email: private.placement@americo.com
(5)
Delivery of the Notes:

DTCC
Newport Office Center
570 Washington Blvd
Jersey City, NJ 07310
5th Floor/NY Window/Robert Mendez
FBO: State Street Bank – Americo Financial Life & Annuity Insurance Company – U6F1

With a copy to: troy.peterson@americo.com

PURCHASER SCHEDULE
(to Note Purchase Agreement)

(6)	Name of Nominee in which Notes are to be issued: None U.S. Tax Identification Number: 35-0810610

PURCHASER SCHEDULE
(to Note Purchase Agreement)

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
	INVESTORS HERITAGE LIFE INSURANCE COMPANY c/o Conning, Inc. One Financial Plaza, 14th Floor Hartford, CT 06103-2627	A	$2,000,000
(1)
All payments to be made by crediting (in the form of federal funds bank wire transfer, with sufficient information to identify the source and application of funds) the following account:

Fifth Third Bank N.A.
Cincinnati, Ohio
ABA: 042000314
Account #: 71575856
Account Name: Fifth Third Wire Account
FFC Account #: 38380036209985
FFC Account Name: Investors Heritage

(2)
Address for all legal notices and documentation:

Investors Heritage Life Insurance Company
c/o Conning, Inc.
One Financial Plaza, 13th Floor
Hartford, CT 06103-2627
Attention: Sheilah Gibson
Facsimile: 860-299-0074
Phone: 860-299-2074
Email: Sheilah.gibson@conning.com

(3)	Email Address for Electronic Delivery: Sheilah.gibson@conning.com; Samuel.Otchere@conning.com

PURCHASER SCHEDULE
(to Note Purchase Agreement)

(4)
Address for all other notices and communications:

Investors Heritage Life Insurance Company
c/o Conning, Inc.
One Financial Plaza, 14th Floor
Hartford, CT 06103-2627
Attention: Samuel O. Otchere
Phone: 860-299-2262
Facsimile: 860-299-0262
Email: Samuel.Otchere@conning.com

With a copy to:

Investors Heritage Life Insurance Company
c/o Conning, Inc.
One Financial Plaza, 14th Floor
Hartford, CT 06103-2627
Attention: Private Placement Unit
Phone: 860-299-2161
Facsimile: 860-299-0161
Email: conning.documents@conning.com

(5)	Delivery of the Notes: Sheilah Gibson, Esq. Senior Legal Counsel One Financial Plaza Hartford, CT 06103 With a copy to: Sheilah.gibson@conning.com
(6)	Name of Nominee in which Notes are to be issued: None U.S. Tax Identification Number: 61-0290030

PURCHASER SCHEDULE
(to Note Purchase Agreement)

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
	MISSOURI EMPLOYERS MUTUAL INSURANCE COMPANY c/o Conning, Inc. One Financial Plaza, 14th Floor Hartford, CT 06103-2627	A	$1,000,000
(1)
All payments to be made by crediting (in the form of federal funds bank wire transfer, with sufficient information to identify the source and application of funds) the following account:

Commerce Bank.
811 Main Street – 9th Floor
Kansas City, MO 64105-2005
ABA#: 101000019
Credit Account: CTC OPS
Credit Account #: 1991400781
FFC Account Name: MO Employers Mut-Conning
FCC Acct#: 750228025
Reference: 26884U A*0 4.35% Series A GTD Senior Note, and breakdown (principal/income)

(2)
Address for all legal notices and documentation:

Missouri Employers Mutual Insurance Company
c/o Conning, Inc.
One Financial Plaza, 13th Floor
Hartford, CT 06103-2627
Attention: Sheilah Gibson
Facsimile: 860-299-0074
Phone: 860-299-2074
Email: Sheilah.gibson@conning.com

(3)	Email Address for Electronic Delivery: Sheilah.gibson@conning.com; Samuel.Otchere@conning.com

PURCHASER SCHEDULE
(to Note Purchase Agreement)

(4)
Address for all other notices and communications:

Missouri Employers Mutual Insurance Company
c/o Conning, Inc.
One Financial Plaza, 14th Floor
Hartford, CT 06103-2627
Attention: Samuel O. Otchere
Phone: 860-299-2262
Facsimile: 860-299-0262
Email: Samuel.Otchere@conning.com

With a copy to:

Missouri Employers Mutual Insurance Company
c/o Conning, Inc.
One Financial Plaza, 14th Floor
Hartford, CT 06103-2627
Attention: Private Placement Unit
Phone: 860-299-2161
Facsimile: 860-299-0161
Email: conning.documents@conning.com

(5)	Delivery of the Notes: Sheilah Gibson, Esq. Senior Legal Counsel One Financial Plaza Hartford, CT 06103 With a copy to: Sheilah.gibson@conning.com
(6)	Name of Nominee in which Notes are to be issued: None U.S. Tax Identification Number: 43-1668466

PURCHASER SCHEDULE
(to Note Purchase Agreement)

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
	5 STAR LIFE INSURANCE COMPANY c/o Conning, Inc. One Financial Plaza, 14th Floor Hartford, CT 06103-2627	A	$1,000,000
(1)
All payments to be made by crediting (in the form of federal funds bank wire transfer, with sufficient information to identify the source and application of funds) the following account:

US Bank, N.A. Minnesota
St. Paul, Minnesota
ABA#: 091000022
Account Name: Trust Custody Portland
Credit A/C#: 173101852270
FFC Account Name: 5Star Life Ins.
FCC Acct#: 291129900
Reference: 26884U A*0 4.35% Series A GTD Senior Note, and breakdown (principal/income)

(2)
Address for all legal notices and documentation:

5Star Life Insurance Company
c/o Conning, Inc.
One Financial Plaza, 13th Floor
Hartford, CT 06103-2627
Attention: Sheilah Gibson
Facsimile: 860-299-0074
Phone: 860-299-2074
Email: Sheilah.gibson@conning.com

(3)	Email Address for Electronic Delivery: Sheilah.gibson@conning.com; Samuel.Otchere@conning.com

PURCHASER SCHEDULE
(to Note Purchase Agreement)

(4)
Address for all other notices and communications:

5Star Life Insurance Company
c/o Conning, Inc.
One Financial Plaza, 14th Floor
Hartford, CT 06103-2627
Attention: Samuel O. Otchere
Phone: 860-299-2262
Facsimile: 860-299-0262
Email: Samuel.Otchere@conning.com
With a copy to:

5Star Life Insurance Company
c/o Conning, Inc.
One Financial Plaza, 14th Floor
Hartford, CT 06103-2627
Attention: Private Placement Unit
Phone: 860-299-2161
Facsimile: 860-299-0161
Email: conning.documents@conning.com

(5)	Delivery of the Notes: Sheilah Gibson, Esq. Senior Legal Counsel One Financial Plaza Hartford, CT 06103 With a copy to: Sheilah.gibson@conning.com
(6)	Name of Nominee in which Notes are to be issued: None U.S. Tax Identification Number: 54-1829709

PURCHASER SCHEDULE
(to Note Purchase Agreement)

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
	USABLE LIFE c/o Conning, Inc. One Financial Plaza, 14th Floor Hartford, CT 06103-2627	A	$500,000
(1)
All payments to be made by crediting (in the form of federal funds bank wire transfer, with sufficient information to identify the source and application of funds) the following account:

Regions Bank
Birmingham, Alabama
ABA#: 062005690
Account Name: Wealth Management Operations
Credit Acct #: 0017541387
FFC Acct Name: USAble Life
FCC Acct #: 7050008171
Reference: 26884U A*0 4.35% Series A GTD Senior Note, and breakdown (principal/income)

(2)
Address for all legal notices and documentation:

USAble Life
c/o Conning, Inc.
One Financial Plaza, 13th Floor
Hartford, CT 06103-2627
Attention: Sheilah Gibson
Facsimile: 860-299-0074
Phone: 860-299-2074
Email: Sheilah.gibson@conning.com

(3)	Email Address for Electronic Delivery: Sheilah.gibson@conning.com; Samuel.Otchere@conning.com

PURCHASER SCHEDULE
(to Note Purchase Agreement)

(4)
Address for all other notices and communications:

USAble Life
c/o Conning, Inc.
One Financial Plaza, 14th Floor
Hartford, CT 06103-2627
Attention: Samuel O. Otchere
Phone: 860-299-2262
Facsimile: 860-299-0262
Email: Samuel.Otchere@conning.com
With a copy to:

USAble Life
c/o Conning, Inc.
One Financial Plaza, 14th Floor
Hartford, CT 06103-2627
Attention: Private Placement Unit
Phone: 860-299-2161
Facsimile: 860-299-0161
Email: conning.documents@conning.com

(5)	Delivery of the Notes: Sheilah Gibson, Esq. Senior Legal Counsel One Financial Plaza Hartford, CT 06103 With a copy to: Sheilah.gibson@conning.com
(6)	Name of Nominee in which Notes are to be issued: None U.S. Tax Identification Number: 71-0505232

PURCHASER SCHEDULE
(to Note Purchase Agreement)

FORM OF OFFICER’S CERTIFICATE OF A NEW SUBSIDIARY GUARANTOR
OFFICER’S CERTIFICATE

To the Holders (as defined in the
Subsidiary Guaranty Agreement):

This certificate is delivered in compliance with the requirements of Section 9.9(a)(2)(ii) of the Note Purchase Agreement dated as of August 1, 2016 (the “Note Purchase Agreement”) entered into by and among EPR Properties, a Maryland real estate investment trust (the “Company”) and each of you. Capitalized terms used herein shall have the same meanings as in the Note Purchase Agreement. The undersigned represents and warrants to each of you on the date hereof as follows:

1.    The undersigned is the duly elected, qualified and acting _____________ of [Subsidiary Guarantor] (the “Subsidiary Guarantor”) and is familiar with the operations, records and affairs of the Subsidiary Guarantor.

2.    The Subsidiary Guarantor is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction where such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Subsidiary Guarantor has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact and to execute and deliver the Subsidiary Guaranty Supplement and to perform the provisions thereof and of the Subsidiary Guaranty Agreement.

3.    The Subsidiary Guaranty Supplement has been duly authorized by all necessary corporate or other action on the part of the Subsidiary Guarantor, and the Subsidiary Guaranty Agreement constitutes a legal, valid and binding obligation of the Subsidiary Guarantor enforceable against the Subsidiary Guarantor in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.    The execution and delivery of the Subsidiary Guaranty Supplement by the Subsidiary Guarantor and performance of its obligations under the Subsidiary Guaranty Agreement by the Subsidiary Guarantor will not (1) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Subsidiary Guarantor under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, organizational document, shareholders agreement or any other agreement or instrument to which the Subsidiary Guarantor is bound

EXHIBIT 9.9(a)(2)(ii)
(to Note Purchase Agreement)

or by which the Subsidiary Guarantor or any of its properties may be bound or affected, (2) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Subsidiary Guarantor or (3) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Subsidiary Guarantor.

5.    No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution and delivery by the Subsidiary Guarantor of the Subsidiary Guaranty Supplement or performance by the Subsidiary Guarantor of the Subsidiary Guaranty Agreement.

6.    The Subsidiary Guarantor is Solvent.

E-9.9(a)(ii)-2

Dated: _____ __, 20__
[SUBSIDIARY GUARANTOR]

By: __________________________________
Its:

E-9.9(a)(ii)-3

ELIGIBLE REAL ESTATE REPRESENTATIONS
(a)    All of the Unencumbered Properties are in good condition and working order subject to ordinary wear and tear and casualty and condemnation permitted by the Agreement. All of the other Real Estate of the Company and its Subsidiaries is in good condition and working order subject to ordinary wear and tear and casualty and condemnation permitted by the Agreement, except where such failure would not have a Material Adverse Effect. Such Real Estate (including any property encumbered by an EPR Senior First Mortgage), and the use and operation thereof, is in material compliance with all applicable zoning, building codes and other applicable governmental regulations, except where such non-compliance would not have a Material Adverse Effect. There are no unpaid or outstanding real estate or other taxes or assessments on or against any of the Unencumbered Properties which are payable by a Subsidiary Guarantor (or, as applicable, an Eligible Canadian Subsidiary) or any mortgagor under any EPR Senior First Mortgage (except only real estate or other taxes or assessments, that are not yet delinquent or are being protested as permitted by this Agreement or the applicable Leases). There are no unpaid or outstanding real estate or other taxes or assessments on or against any other property of the Company or any of its Subsidiaries or on any property encumbered by an EPR Senior First Mortgage which are payable by any of such Persons in any material amount (except only real estate or other taxes or assessments, that are not yet delinquent or are being protested as permitted by the Agreement), except to the extent such non-payment would not have a Material Adverse Effect. There are no pending eminent domain proceedings against any property of the Company or any its Subsidiaries or any of the property encumbered by an EPR Senior First Mortgage or any part thereof, and, to the knowledge of the Company, no such proceedings are presently threatened by any taking authority which may individually or in the aggregate have any Material Adverse Effect. None of the property of the Company or its Subsidiaries or any of the property encumbered by an EPR Senior First Mortgage is now damaged as a result of any fire, explosion, accident, flood or other casualty in any manner which individually or in the aggregate would have any Material Adverse Effect.
(b)    If the Unencumbered Property and improvements are located in a special flood hazard area designated as such by the Director of the Federal Emergency Management Agency, such Unencumbered Property and improvements are and will continue to be covered by special flood insurance under the National Flood Insurance Program.
(c)    None of the Subsidiary Guarantors, the Company or any other Subsidiary is the mortgagor under any mortgage, deed of trust, or similar instrument encumbering (1) the Unencumbered Property or (2) the Equity Interests in the Subsidiary Guarantor which, directly or indirectly, owns, leases or has a mortgage interest in such Unencumbered Property (or, as to any Eligible Canadian Subsidiary which owns, leases or has a mortgage interest in any Unencumbered Property, the Equity Interests in such Eligible Canadian Subsidiary or the Equity Interests in any Person which owns any Equity Interests in such Eligible Canadian Subsidiary).
(d)    Except with respect to that encumbered by an EPR Senior First Mortgage, the Unencumbered Property has not been sold, mortgaged or underwritten to obtain financing (whether or not such financing constitutes Indebtedness) under any financing arrangement other than, in the case of underwriting only, other financing permitted under the Agreement.

EXHIBIT ERE
(to Note Purchase Agreement)

(e)    All material certificates of occupancy have been obtained and shall be maintained with respect to the Unencumbered Property.
(f)    The Unencumbered Property is a Real Estate asset for which the Company or a Subsidiary Guarantor has conducted its customary due diligence and review, including inspection of the Real Estate, and such customary due diligence and review have not revealed facts that would adversely affect the value of the Real Estate.
(g)    Except with respect to that encumbered by an EPR Senior First Mortgage, a Subsidiary Guarantor (or an Eligible Canadian Subsidiary) holds good and marketable fee simple title to or a valid and subsisting leasehold interest in each parcel of Unencumbered Property, and has obtained a title policy with respect thereto, subject only to the Permitted Liens, a copy of which such title policy shall be made available to the Purchasers and the holders of the Notes upon request therefor.
(h)    The Company has complied with all other applicable conditions set forth in the Agreement with respect to inclusion and retention of the Real Estate as an Unencumbered Property.

E-ERE-2

FORM OF SUBSIDIARY GUARANTY AGREEMENT

SUBSIDIARY GUARANTY AGREEMENT

Dated as of August 22, 2016

Re:

$148,000,000 4.35% Series A Guaranteed Senior Notes due August 22, 2024
$192,000,000 4.56% Series B Guaranteed Senior Notes due August 22, 2026
of
EPR Properties

TABLE OF CONTENTS

SECTION    HEADING    PAGE

Exhibit A	— Guaranty Supplement

-i-

GUARANTY AGREEMENT

Re:

$148,000,000 4.35% Series A Guaranteed Senior Notes due August 22, 2024
$192,000,000 4.56% Series B Guaranteed Senior Notes due August 22, 2026
of
EPR Properties

This SUBSIDIARY GUARANTY AGREEMENT dated as of August 22, 2016 (this “Guaranty”) is entered into on a joint and several basis by each of the undersigned, together with any entity which may become a party hereto by execution and delivery of a Guaranty Supplement in substantially the form set forth as Exhibit A hereto (a “Guaranty Supplement”) (which parties are hereinafter referred to individually as a “Guarantor” and collectively as the “Guarantors”).
RECITALS
A.    Each Guarantor is a direct or indirect wholly-owned Subsidiary of EPR Properties, a Maryland real estate investment trust (the “Issuer”).
B.    The Issuer has entered into a Note Purchase Agreement dated as of August 1, 2016 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Note Purchase Agreement”) with each of the purchasers listed in the Purchaser Schedule attached to said Note Purchase Agreement (collectively, the “Initial Purchasers”), providing for, among other things, the issue and sale by the Issuer to the Initial Purchasers of $148,000,000 aggregate principal of its 4.35% Series A Guaranteed Senior Notes due August 22, 2024 (the “Series A Notes”) and $198,000,000 aggregate principal amount of its 4.56% Series B Guaranteed Senior Notes due August 22, 2026 (the “Series B Notes”; the Series A Notes and the Series B Notes are hereinafter referred to collectively as the “Notes”). The Initial Purchasers together with their respective successors and assigns are collectively referred to herein as the “Holders.”
C.    The Initial Purchasers have required as a condition of their purchase of the Notes that the Issuer cause each of the undersigned to enter into this Guaranty and, as set forth in Section 9.9(a) of the Note Purchase Agreement, to cause certain other Subsidiaries from time to time to enter into a Guaranty Supplement, and the Issuer has agreed to cause each of the undersigned to execute this Guaranty and to cause each such other Subsidiary to execute a Guaranty Supplement, in each case in order to induce the Initial Purchasers to purchase the Notes and thereby benefit the Issuer and its Subsidiaries by providing funds to the Issuer for the purposes described in Section 5.14 of the Note Purchase Agreement.
NOW, THEREFORE, as required by Section 4.11 of the Note Purchase Agreement and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, each Guarantor does hereby covenant and agree, jointly and severally, as follows:
Definitions.
Capitalized terms used herein shall have the meanings set forth in the Note Purchase Agreement unless defined herein or the context shall otherwise require.
Guaranty of Notes and Note Purchase Agreement.
(a)    Each Guarantor jointly and severally does hereby irrevocably, absolutely and unconditionally guarantee unto the Holders: (1) the full and prompt payment of the principal of, Make-Whole Amount, if any, and interest (including, without limitation, any interest on any overdue principal, Make-Whole Amount, if any, interest accruing after the commencement of any bankruptcy or similar proceeding, and any additional interest that would accrue but for the commencement of such proceeding and, to the extent permitted by applicable law, on any overdue interest) on the Notes from time to time outstanding, as and when such payments shall become due and payable whether by lapse of time, upon redemption or prepayment, by extension or by acceleration or declaration or otherwise in federal or other immediately available funds of the United States of America which at the time of payment or demand therefor shall be legal tender for the payment of public and private debts, (2) the full and prompt performance and observance by the Issuer of each and all of the obligations, covenants and agreements required to be performed or owed by the Issuer under the terms of the Notes, (3) the full and prompt performance and observance by the Issuer of each and all of the obligations, covenants and agreements required to be performed or owed by the Issuer under the terms of the Note Purchase Agreement and (4) the full and prompt payment, upon demand by any Holder, of all costs and expenses, legal or otherwise (including reasonable attorneys’ fees), if any, payable by the Issuer pursuant to Sections 12.4 and 15.1 of the Note Purchase Agreement, or as shall have been expended or incurred in the protection or enforcement of any rights, privileges or liabilities in favor of the Holders under or in respect of this Guaranty or in any consultation or action in connection therewith or herewith.
(b)    To the extent that any Guarantor shall make a payment hereunder (a “Payment”) which, together with all other Payments made by such Guarantor, and taking into account all other Payments previously or concurrently made by any of the other Guarantors, exceeds the amount which such Guarantor would otherwise have paid if each Guarantor had paid the aggregate obligations satisfied by such Payment(s) in the same proportion as such Guarantor’s Allocable Amount (as hereinafter defined) in effect immediately prior to such Payment bore to the Aggregate Allocable Amount (as hereinafter defined) in effect immediately prior to the making of such Payment, then such Guarantor shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Guarantors for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Payment; provided that each

Guarantor covenants and agrees that such right of contribution and indemnification and any and all claims of such Guarantor against any other Guarantor, any endorser or against any of their property shall be junior and subordinate in right of payment to the prior indefeasible final payment in cash in full of all of the Notes and satisfaction by the Issuer of its obligations under the Note Purchase Agreement and by the Guarantors of their obligations under this Guaranty and the Guarantors shall not take any action to enforce such right of contribution and indemnification, and the Guarantors shall not accept any payment in respect of such right of contribution and indemnification, until all of the Notes and all amounts payable by the Guarantors hereunder have indefeasibly been finally paid in cash in full and all of the obligations of the Issuer under the Note Purchase Agreement and of the Guarantors under this Guaranty have been satisfied.
As of any date of determination, (1) the “Allocable Amount” of any Guarantor shall be equal to the maximum amount which could then be claimed by the Holders under this Guaranty without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the United States Bankruptcy Code (11 U.S.C. Sec. 101 et. seq.) or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law; and (2) the “Aggregate Allocable Amount” shall be equal to the sum of the Allocable Amount of all Guarantors.
This clause (b) is intended only to define the relative rights of the Guarantors, and nothing set forth in this clause (b) is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay any amounts to the Holders as and when the same shall become due and payable in accordance herewith.
Each Guarantor acknowledges that the rights of contribution and indemnification hereunder shall constitute an asset in favor of any Guarantor to which such contribution and indemnification is owing.
Guaranty of Payment and Performance.
This is an irrevocable, absolute and unconditional guarantee of payment and performance (and not merely of collection) and each Guarantor hereby waives, to the fullest extent permitted by law, any right to require that any action on or in respect of any Note or the Note Purchase Agreement be brought against the Issuer or any other Person or that resort be had to any direct or indirect security for the Notes or for this Guaranty or any other remedy. Any Holder may, at its option, proceed hereunder against any Guarantor in the first instance to collect monies when due, the payment of which is guaranteed hereby, without first proceeding against the Issuer or any other Person and without first resorting to any direct or indirect security for the Notes or for this Guaranty or any other remedy. The liability of each Guarantor hereunder shall in no way be affected or impaired by any acceptance by any Holder of any direct or indirect security for, or other guaranties of, any Indebtedness, liability or obligation of the Issuer or any other Person to any Holder or by any failure, delay, neglect or omission by any Holder to realize upon or protect any such guarantees, Indebtedness, liability or obligation or any notes or other instruments evidencing the same or any direct or indirect security therefor or by any approval, consent, waiver, or other action taken, or omitted to be taken by any such Holder.

The covenants and agreements on the part of the Guarantors herein contained shall take effect as joint and several covenants and agreements, and references to the Guarantors shall take effect as references to each of them and none of them shall be released from liability hereunder by reason of the guarantee ceasing to be binding as a continuing security on any other of them.
General Provisions Relating to the Guaranty.
(a)    Each Guarantor hereby consents and agrees that any Holder or Holders from time to time, with or without any further notice to or assent from any other Guarantor may, without in any manner affecting the liability of any Guarantor under this Guaranty, and upon such terms and conditions as any such Holder or Holders may deem advisable:
(1)    extend in whole or in part (by renewal or otherwise), modify, change, compromise, release or extend the duration of the time for the performance or payment of any Indebtedness, liability or obligation of the Issuer or of any other Person (including, without limitation, any other Guarantor) secondarily or otherwise liable for any Indebtedness, liability or obligation of the Issuer on the Notes, or waive any Default or Event of Default with respect thereto, or waive, modify, amend or change any provision of the Note Purchase Agreement, any other agreement or waive this Guaranty; or
(2)    sell, release, surrender, modify, impair, exchange or substitute any and all property, of any nature and from whomsoever received, held by, or for the benefit of, any such Holder as direct or indirect security for the payment or performance of any Indebtedness, liability or obligation of the Issuer or of any other Person (including, without limitation, any other Guarantor) secondarily or otherwise liable for any Indebtedness, liability or obligation of the Issuer on the Notes; or
(3)    settle, adjust or compromise any claim of the Issuer against any other Person (including, without limitation, any other Guarantor) secondarily or otherwise liable for any Indebtedness, liability or obligation of the Issuer on the Notes.
Each Guarantor hereby ratifies and confirms any such extension, renewal, change, sale, release, waiver, surrender, exchange, modification, amendment, impairment, substitution, settlement, adjustment or compromise and that the same shall be binding upon it, and hereby waives, to the fullest extent permitted by law, any and all defenses, counterclaims or offsets which it might or could have by reason thereof, it being understood that such Guarantor shall at all times be bound by this Guaranty and remain liable hereunder until all of the Notes and all amounts payable by the Guarantors hereunder have indefeasibly been finally paid in cash in full and all of the obligations of the Issuer under the Note Purchase Agreement and of the Guarantors under this Guaranty have been satisfied.
(b)    Each Guarantor hereby waives, to the fullest extent permitted by law:
(1)    notice of acceptance of this Guaranty by the Holders or of the creation, renewal or accrual of any liability of the Issuer, present or future, or of the reliance of such Holders upon this Guaranty (it being understood that every Indebtedness, liability and obligation described in Section 2 hereof shall conclusively be presumed to have been created, contracted or incurred in reliance upon the execution of this Guaranty);
(2)    demand of payment by any Holder from the Issuer or any other Person (including, without limitation, any other Guarantor) indebted in any manner on or for any of the Indebtedness, liabilities or obligations hereby guaranteed; and
(3)    presentment for the payment by any Holder or any other Person of the Notes or any other instrument, protest thereof and notice of its dishonor to any party thereto and to such Guarantor.
The obligations of each Guarantor under this Guaranty and the rights of any Holder to enforce such obligations by any proceedings, whether by action at law, suit in equity or otherwise, shall not be subject to any reduction, limitation, impairment or termination (other than termination upon the indefeasible payment in cash in full of all of the Notes and all amounts payable by the Guarantors hereunder and the satisfaction of all of the obligations of the Issuer under the Note Purchase Agreement and of the Guarantors under this Guaranty), whether by reason of any claim of any character whatsoever or otherwise and shall not be subject to any defense, set-off, counterclaim (other than any compulsory counterclaim), recoupment or termination whatsoever.
(c)    The obligations of the Guarantors hereunder shall be binding upon the Guarantors and their successors and assigns, shall remain in full force and effect until all of the Notes and all amounts payable by the Guarantors hereunder have indefeasibly been finally paid in cash in full and all of the obligations of the Issuer under the Note Purchase Agreement and of the Guarantors under this Guaranty have been satisfied, and shall remain in full force and effect irrespective of:
(1)    the genuineness, validity, regularity or enforceability of the Notes, the Note Purchase Agreement or any other agreement or any of the terms of any thereof, the continuance of any obligation on the part of the Issuer or any other Person on or in respect of the Notes or the Issuer under the Note Purchase Agreement or any other agreement or the power or authority or the lack of power or authority of the Issuer to issue the Notes or to execute and deliver the Note Purchase Agreement, or any other agreement or of any Guarantor to execute and deliver this Guaranty or to perform any of its obligations hereunder or the existence or continuance of the Issuer or any other Person as a legal entity; or
(2)    any default, failure or delay, willful or otherwise, in the performance by the Issuer, any Guarantor or any other Person of any obligations of any kind or character whatsoever under the Notes, the Note Purchase Agreement, this Guaranty or any other agreement; or
(3)    any creditors’ rights, bankruptcy, receivership or other insolvency proceeding of the Issuer, any Guarantor or any other Person or in respect of the property of the Issuer, any Guarantor or any other Person or any merger, consolidation, reorganization, dissolution, liquidation, sale of all or substantially all of the assets of or winding up of the Issuer, any Guarantor or any other Person; or

(4)    impossibility or illegality of performance on the part of the Issuer, any Guarantor or any other Person of its obligations under the Notes, the Note Purchase Agreement, this Guaranty or any other agreement; or
(5)    in respect of the Issuer or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Issuer or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotion, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any federal or state regulatory body or agency, change of law or any other causes affecting performance, or any other force majeure, whether or not beyond the control of the Issuer or any other Person and whether or not of the kind hereinbefore specified; or
(6)    any attachment, claim, demand, charge, Lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, Indebtedness, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against the Issuer, any Guarantor or any other Person or any claims, demands, charges or Liens of any nature, foreseen or unforeseen, incurred by the Issuer, any Guarantor or any other Person, or against any sums payable in respect of the Notes or under the Note Purchase Agreement, or this Guaranty, so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided; or
(7)    any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any body, agency, department, official or administrative or regulatory agency of any thereof or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by the Issuer, any Guarantor or any other Person of its respective obligations under or in respect of the Notes, the Note Purchase Agreement, this Guaranty or any other agreement; or
(8)    the failure of any Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty; or
(9)    any failure or lack of diligence in collection or protection, failure in presentment or demand for payment, protest, notice of protest, notice of default and of nonpayment, any failure to give notice to any Guarantor of failure of the Issuer, any Guarantor or any other Person to keep and perform any obligation, covenant or agreement under the terms of the Notes, the Note Purchase Agreement, this Guaranty or any other agreement or failure to resort for payment to the Issuer, any Guarantor or to any other Person or to any other guaranty or to any property, security, Liens or other rights or remedies; or
(10)    the acceptance of any additional security or other guaranty, the advance of additional money to the Issuer or any other Person, the renewal or extension of the Notes or amendments, modifications, consents or waivers with respect to the Notes, the Note Purchase

Agreement, or any other agreement, or the sale, release, substitution or exchange of any security for the Notes; or
(11)    any merger or consolidation of the Issuer, any Guarantor or any other Person into or with any other Person or any sale, lease, transfer or other disposition of any of the assets of the Issuer, any Guarantor or any other Person to any other Person, or any change in the ownership of any shares or other equity interests of the Issuer, any Guarantor or any other Person; or
(12)    any defense whatsoever that: (i) the Issuer or any other Person might have to the payment of the Notes (including, principal, Make-Whole Amount, if any, or interest), other than payment thereof in federal or other immediately available funds or (ii) the Issuer or any other Person might have to the performance or observance of any of the provisions of the Notes, the Note Purchase Agreement or any other agreement, whether through the satisfaction or purported satisfaction by the Issuer or any other Person of its debts due to any cause such as bankruptcy, insolvency, receivership, merger, consolidation, reorganization, dissolution, liquidation, winding-up or otherwise; or
(13)    any act or failure to act with regard to the Notes, the Note Purchase Agreement, this Guaranty or any other agreement or anything which might vary the risk of any Guarantor or any other Person; or
(14)    any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Guarantor or any other Person in respect of the obligations of any Guarantor or other Person under this Guaranty or any other agreement;
provided that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this Guaranty and the parties hereto that the obligations of each Guarantor shall be absolute and unconditional and shall not be discharged, impaired or varied except by the payment of the principal of, Make-Whole Amount, if any, and interest on the Notes in accordance with their respective terms whenever the same shall become due and payable as in the Notes provided, at the place specified in and all in the manner and with the effect provided in the Notes and the Note Purchase Agreement, as each may be amended or modified from time to time. Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Issuer shall default under or in respect of the terms of the Notes or the Note Purchase Agreement and that notwithstanding recovery hereunder for or in respect of any given default or defaults by the Issuer under the Notes or the Note Purchase Agreement, this Guaranty shall remain in full force and effect and shall apply to each and every subsequent default.
(d)    All rights of any Holder under this Guaranty shall be considered to be transferred or assigned at any time or from time to time upon the transfer of any Note held by such Holder whether with or without the consent of or notice to the Guarantors under this Guaranty or to the Issuer.

(e)    To the extent of any payments made under this Guaranty, the Guarantors shall be subrogated to the rights of the Holder or Holders upon whose Notes such payment was made, but each Guarantor covenants and agrees that such right of subrogation and any and all claims of such Guarantor against the Issuer, any endorser or other Guarantor or against any of their respective properties shall be junior and subordinate in right of payment to the prior indefeasible final payment in cash in full of all of the Notes and satisfaction by the Issuer of its obligations under the Note Purchase Agreement and by the Guarantors of their obligations under this Guaranty, and the Guarantors shall not take any action to enforce such right of subrogation, and the Guarantors shall not accept any payment in respect of such right of subrogation, until all of the Notes and all amounts payable by the Guarantors hereunder have indefeasibly been finally paid in cash in full and all of the obligations of the Issuer under the Note Purchase Agreement and of the Guarantors under this Guaranty have been satisfied. Notwithstanding any right of any Guarantor to ask, demand, sue for, take or receive any payment from the Issuer, all rights, Liens and security interests of each Guarantor, whether now or hereafter arising and howsoever existing, in any assets of the Issuer shall be and hereby are subordinated to the rights, if any, of the Holders in those assets. No Guarantor shall have any right to possession of any such asset or to foreclose upon any such asset, whether by judicial action or otherwise, unless and until all of the Notes and the obligations of the Issuer under the Note Purchase Agreement shall have been paid in cash in full and satisfied.
(f)    Each Guarantor agrees that to the extent the Issuer or any other Person makes any payment on any Note, which payment or any part thereof is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded or is required to be retained by or repaid to a trustee, receiver, or any other Person under any bankruptcy code, common law, or equitable cause, then and to the extent of such payment, the obligation or the part thereof intended to be satisfied shall be revived and continued in full force and effect with respect to the Guarantors’ obligations hereunder, as if said payment had not been made. The liability of the Guarantors hereunder shall not be reduced or discharged, in whole or in part, by any payment to any Holder from any source that is thereafter paid, returned or refunded in whole or in part by reason of the assertion of a claim of any kind relating thereto, including, but not limited to, any claim for breach of contract, breach of warranty, preference, illegality, invalidity or fraud asserted by any account debtor or by any other Person.
(g)    No Holder shall be under any obligation: (1) to marshal any assets in favor of the Guarantors or in payment of any or all of the liabilities of the Issuer under or in respect of the Notes or the Note Purchase Agreement or the obligations of the Guarantors hereunder or (2) to pursue any other remedy that the Guarantors may or may not be able to pursue themselves and that may lighten the Guarantors’ burden, any right to which each Guarantor hereby expressly waives.
(h)    If an event permitting the acceleration of the maturity of the principal amount of the Notes shall at any time have occurred and be continuing and such acceleration shall at such time be prevented or the right of any Holder to receive any payment under any Note shall at such time be delayed or otherwise affected by reason of the pendency against the Issuer of a case or proceeding under a bankruptcy or insolvency law, each Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, the maturity of such principal amount shall be deemed to have been accelerated with the same effect as if the Holders had accelerated the same in accordance with the terms of the Note Purchase Agreement, and such Guarantor shall forthwith pay such accelerated principal of, Make-Whole Amount, if any, and interest on the Notes and any other amounts guaranteed hereunder.
Representations and Warranties of the Guarantors.
Each Guarantor represents and warrants to each Holder on the date hereof that:
(a)    Such Guarantor is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Such Guarantor has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Guaranty and to perform the provisions hereof.
(b)    Such Guarantor is either (1) a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code, (2) a REIT, (3) a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code, (4) a partnership under Treasury Regulation Section 301.7701-3 or (5) an entity disregarded as a separate entity from its owner under Treasury Regulation Section 301.7701-3.
(c)    This Guaranty has been duly authorized by all necessary action on the part of such Guarantor, and this Guaranty constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(d)    The execution, delivery and performance by such Guarantor of this Guaranty will not (1) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Guarantor or any of its Subsidiaries under any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, organizational document, shareholders agreement or any other agreement or instrument to which such Guarantor or any of its Subsidiaries is bound or by which such Guarantor or any of its Subsidiaries or any of their respective properties may be bound or affected, (2) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Guarantor or any of its Subsidiaries or (3) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Guarantor or any of its Subsidiaries.
(e)    No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by such Guarantor of this Guaranty.

(f)    Such Guarantor is Solvent.
Amendments, Waivers and Consents.
(a)    This Guaranty may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), only with the written consent of each Guarantor and the Required Holders, except that (1) no amendment or waiver of any of the provisions of Sections 3, 4 or 5, or any defined term (as it is used therein), will be effective as to any Holder unless consented to by such Holder in writing and (2) no amendment or waiver may, without the written consent of each Holder, (i) change the percentage of the principal amount of the Notes the Holders of which are required to consent to any such amendment or waiver or (ii) amend Section 2 or this Section 6. No consent of the Holders or the Guarantors shall be required in connection with the execution and delivery of a Guaranty Supplement or other addition of any additional Guarantor, and each Guarantor, by its execution and delivery of this Guaranty (or Guaranty Supplement) consents to the addition of each additional Guarantor.
(b)    The Guarantors will provide each Holder with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof. The Guarantors will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 6 to each Holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Holders. The Guarantors will deliver executed copies of each executed Guaranty Supplement to each Holder promptly following the date on which it is executed.
(c)    No Guarantor will, directly or indirectly, pay or cause to be paid any remuneration, whether by way of fee or otherwise, or grant any security or provide other credit support, to any Holder as consideration for or as an inducement to the entering into by such Holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support is concurrently provided, on the same terms, ratably to each Holder even if such Holder did not consent to such waiver or amendment.
(d)    Any consent given pursuant to this Section 6 by a Holder that has transferred or has agreed to transfer its Note to (1) the Issuer, (2) any Subsidiary or any other Affiliate or (3) any other Person in connection with, or in anticipation of, such other Person acquiring, making a tender offer for or merging with the Issuer and/or any of its Affiliates, in each case in connection with such consent, shall be void and of no force or effect except solely as to such Holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other Holders that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such Holder.
(e)    Any amendment or waiver consented to as provided in this Section 6 applies equally to all Holders affected thereby and is binding upon them and upon each future holder and upon the Guarantors. No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived, or impair any right consequent thereon. No course of dealing between any Guarantor and any Holder nor any delay in exercising any rights hereunder shall operate as a waiver of any rights of any Holder. As used herein, the term “this Guaranty” and references thereto shall mean this Guaranty as it may from time to time be amended or supplemented.
(f)    Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding have approved or consented to any amendment, waiver or consent to be given under this Guaranty, or have directed the taking of any action provided herein to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by any Guarantor, the Issuer or any of their Affiliates shall be deemed not to be outstanding.
Notices.
All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), (b) by registered or certified mail with return receipt requested (postage prepaid), (c) by an internationally recognized overnight delivery service (charges prepaid) or (d) by e-mail. Any such notice must be sent:
(1)    if to an Initial Purchaser or its nominee, to such Initial Purchaser or its nominee at the physical or e-mail address specified for such communications in the Purchaser Schedule attached to the Note Purchase Agreement, or at such other physical or e-mail address as such Initial Purchaser or its nominee shall have specified to the Guarantors and the Issuer in writing,
(2)    if to any other Holder, to such Holder at such physical or e-mail address as such Holder shall have specified to the Guarantors and the Issuer in writing, or
(3)    if to any Guarantor, to such Guarantor c/o the Issuer at its physical or e-mail address set forth at the beginning of the Note Purchase Agreement to the attention of the General Counsel, or at such other physical or e-mail address as such Guarantor shall have specified to the Holders in writing.
Notices under this Section 7 will be deemed given only when actually received.
Miscellaneous.
(a)    No remedy herein conferred upon or reserved to any Holder is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default, omission or failure of performance hereunder shall impair any such right or power or shall be construed to be a waiver thereof but any such right or power may be exercised from time to time and as often as may be deemed expedient. In order to entitle any Holder to exercise any remedy reserved to it under this Guaranty, it shall not be necessary for such Holder to physically produce its Note in any proceedings instituted by it or to give any notice, other than such notice as may be herein expressly required.
(b)    The Guarantors will pay all sums becoming due under this Guaranty by the method and at the address specified for such purpose for such Holder, in the case of a Holder that is an Initial Purchaser, on the Purchaser Schedule attached to the Note Purchase Agreement, or by such other method or at such other address as any Holder shall have from time to time specified to the Guarantors and the Issuer in writing for such purpose, without the presentation or surrender of this Guaranty or any Note.
(c)    Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
(d)    If the whole or any part of this Guaranty shall be now or hereafter become unenforceable against any one or more of the Guarantors for any reason whatsoever or if it is not executed by any one or more of the Guarantors, this Guaranty shall nevertheless be and remain fully binding upon and enforceable against each other Guarantor as if it had been made and delivered only by such other Guarantors.
(e)    This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of each Holder and its successors and assigns so long as its Notes remain outstanding and unpaid. If any Guarantor enters into any consolidation or merger, pursuant to which such Guarantor is not the surviving entity (the “Successor Person”), the Successor Person shall execute and deliver to each Holder its assumption of the due and punctual performance and observance of each covenant and condition of this Guaranty (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders).
(f)    This Guaranty may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.
(g)    This Guaranty shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.
(h)    Each Guarantor and each Holder irrevocably submits to the non-exclusive jurisdiction of any New York State or U.S. federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Guaranty. To the fullest extent permitted by applicable law, each Guarantor and each Holder irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
(i)    Each Guarantor consents to process being served by or on behalf of any Holder in any suit, action or proceeding of the nature referred to in Section 8(h) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 7 or at such other address of which such Holder shall then have been notified pursuant to said Section. Each Guarantor agrees that such service upon receipt (1) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (2) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.
(j)    Nothing in Section 8(h) or 8(i) shall affect the right of any Holder to serve process in any manner permitted by law, or limit any right that any Holder may have to bring proceedings against any Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.
(k)    EACH GUARANTOR HEREBY WAIVES AND, BY ITS ACCEPTANCE HEREOF, EACH HOLDER HEREBY WAIVES, TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS GUARANTY OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH.

* * * * *

IN WITNESS WHEREOF, the undersigned has caused this Guaranty Agreement to be duly executed by an authorized representative as of the date first written above.

(1)    30 WEST PERSHING, LLC
(2)    ECE I, LLC
(3)    ECE II, LLC
(4)    ECS DOUGLAS I, LLC
(5)    EDUCATION CAPITAL SOLUTIONS, LLC
(6)    EPR HIALEAH, INC.
(7)    EPR KARTING, LLC
(8)    EPR TUSCALOOSA, LLC
(9)    EPT 909, INC.
(10)    EPT ALISO VIEJO, INC.
(11)    EPT BOISE, INC.
(12)    EPT CHARLOTTE, LLC
(13)    EPT DALLAS, LLC
(14)    EPT DAVIE, INC.
(15)    EPT DEER VALLEY, INC.
(16)    EPT DOWNREIT II, Inc.
(17)    EPT FONTANA, LLC
(18)    EPT GULF POINTE, INC.
(19)    EPT HAMILTON, INC.
(20)    EPT HUNTSVILLE, INC.
(21)    EPT HURST, INC.
(22)    EPT KALAMAZOO, INC.
(23)    EPT LITTLE ROCK, INC.
(24)    EPT MAD RIVER, INC.
(25)    EPT MELBOURNE, INC.
(26)    EPT MESA, INC.
(27)    EPT MESQUITE, INC.
(28)    EPT MOUNT SNOW, INC.
(29)    EPT NINETEEN, INC.
(30)    EPT OAKVIEW, INC.
(31)    EPT PENSACOLA, INC.
(32)    EPT POMPANO, INC.
(33)    EPT RALEIGH THEATRES, INC.
(34)    EPT SKI PROPERTIES, INC.
(35)    EPT SOUTH BARRINGTON, INC.
(36)    EPT TWIN FALLS, LLC
(37)    EPT WATERPARKS, INC.
(38)    FLIK, INC.
(39)    MEGAPLEX FOUR, INC.

[Signature Page to Subsidiary Guaranty Agreement]

(40)    MEGAPLEX NINE, INC.
(41)    WESTCOL CENTER, LLC
By:
Mark A. Peterson, Vice President

(42)    ADELAAR DEVELOPER, LLC
(43)    EPT CONCORD II, LLC

By:_____________________________________
Gregory K. Silvers, Sole Manager

(44)        EPR NORTH US LP

By:    EPR North US GP Trust, its general partner

By:________________________________
Gregory K. Silvers, Trustee

(45)	BURBANK VILLAGE, L.P.

By:    Burbank Village, Inc., its general partner

By:________________________________
Mark A. Peterson, Vice President

(46)        CANTERA 30 THEATRE, L.P.

By:    Cantera 30, Inc., its general partner

By:________________________________
Mark A. Peterson, Vice President

(47)        NEW ROC ASSOCIATES, L.P.

By:    EPT New Roc GP, Inc., its general partner

By:_________________________________
Mark A. Peterson, Vice President

[Signature Page to Subsidiary Guaranty Agreement]

(48)        TAMPA VETERANS 24, L.P.

By:    Tampa Veterans 24, Inc., its general partner

By:______________________________
                             Mark A. Peterson, Vice President

[Signature Page to Subsidiary Guaranty Agreement]

GUARANTY SUPPLEMENT

To the Holders (as defined in the hereinafter
  defined Guaranty Agreement)
Ladies and Gentlemen:
WHEREAS, EPR Properties, a Maryland real estate investment trust (the “Issuer”), issued $148,000,000 aggregate principal of its 4.35% Series A Guaranteed Senior Notes due August 22, 2024 (the “Series A Notes”) and $192,000,000 aggregate principal amount of its 4.56% Series B Guaranteed Senior Notes due August 22, 2026 (the “Series B Notes”; the Series A Notes and the Series B Notes are hereinafter referred to collectively as the “Notes”) pursuant to that certain Note Purchase Agreement dated as of August 1, 2016 (the “Note Purchase Agreement”) between the Issuer and each of the purchasers listed in the Purchaser Schedule attached to said Note Purchase Agreement (the “Initial Purchasers”) for the purposes described in Section 5.14 of the Note Purchase Agreement. Capitalized terms used herein shall have the meanings set forth in the hereinafter defined Guaranty Agreement unless herein defined or the context shall otherwise require.
WHEREAS, as a condition precedent to their purchase of the Notes, the Holders required that certain Subsidiaries of the Issuer from time to time enter into that certain Subsidiary Guaranty Agreement dated as of August 22, 2016 as security for the Notes (as amended, supplemented, restated or otherwise modified from time to time, the “Guaranty Agreement”).
Pursuant to Section 9.9(a) of the Note Purchase Agreement, the Issuer has agreed to cause the undersigned, ____________, a [corporation] organized under the laws of ______________ (the “Additional Guarantor”), to join in the Guaranty Agreement. In accordance with the requirements of the Guaranty Agreement, the Additional Guarantor desires to supplement the definition of Guarantor (as the same may have been heretofore supplemented) set forth in the Guaranty Agreement so that at all times from and after the date hereof, the Additional Guarantor shall be jointly and severally liable as set forth in the Guaranty Agreement for the obligations of the Issuer under the Notes and the Note Purchase Agreement and to the extent and in the manner set forth in the Guaranty Agreement.
The execution by the undersigned of this Guaranty Supplement shall evidence such Additional Guarantor’s consent to and acknowledgment and approval of the terms set forth herein and in the Guaranty Agreement and its agreement to be bound by the covenants, terms and provisions of the Guaranty Agreement as a Guarantor thereunder and by such execution the Additional Guarantor shall be deemed to have made in favor of the Holders the representations and warranties set forth in Section 5 of the Guaranty Agreement.

EXHIBIT A
(to Guaranty Agreement)

Upon execution of this Guaranty Supplement, the Guaranty Agreement shall be deemed to be supplemented as set forth above. Except as supplemented herein, the terms and provisions of the Guaranty Agreement are hereby ratified, confirmed and approved in all respects.
Any and all notices, requests, certificates and other instruments (including the Notes) may refer to the Guaranty Agreement without making specific reference to this Guaranty Supplement, but nevertheless all such references shall be deemed to include this Guaranty Supplement unless the context shall otherwise require.
Dated: _________________, 20 .

[NAME OF ADDITIONAL GUARANTOR]

By: ____________________________
Name: __________________________
Title: __________________________

49003-0000
CH2\18531095.6

EXHIBIT A
(to Guaranty Agreement)